UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
UNDER ARMOUR, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNDER ARMOUR, INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 29, 2023

Notice is hereby given that the Annual Meeting of Stockholders of Under Armour, Inc. will be held on Tuesday, August 29, 2023 at 10:00 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/UAA2023 to consider and vote on the following matters:

1.	To elect ten directors nominated by the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To approve, on an advisory basis, our executive compensation;

3.	To approve, on an advisory basis, the frequency of future advisory votes on our executive compensation;

4.	To approve our Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan to increase the number of shares of Class C Common Stock reserved for issuance, among other changes; and

5.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending March 31, 2024.

We will also transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of the ten nominees to the Board of Directors listed in the accompanying proxy statement, “FOR” the approval of our executive compensation, for “ONE YEAR” as the frequency of future advisory votes on our executive compensation, “FOR” the approval of our Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Only holders of record of Class A Common Stock or Class B Common Stock as of the close of business on June 5, 2023 are entitled to notice of, or to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of Class C Common Stock have no voting power as to any items of business that may properly be brought before the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted online only via a live webcast. We believe a virtual Annual Meeting enables increased stockholder participation from locations around the world, and maintains a lower cost to our stockholders and our company, as compared to an in-person meeting. During the virtual meeting, holders of our Class A Common Stock and Class B Common Stock may ask questions and will have the opportunity to vote to the same extent as they would at an in-person meeting of stockholders. Holders of our Class C Common Stock may participate in the virtual Annual Meeting in a view-only format and will not be able to submit questions during the meeting or vote on any matter to be considered at the Annual Meeting. However, in advance of the meeting, holders of our Class C Common Stock may submit questions by contacting Investor Relations through the Under Armour website. We will respond to as many inquiries at the Annual Meeting as time allows.

If you plan to attend the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. If you are a holder of Class C Common Stock, you may attend the Annual Meeting without a 16-digit control number by following the instructions in your Notice of Internet Availability of Proxy Materials or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

Whether or not you intend to attend the virtual Annual Meeting, please vote your shares promptly by following the voting instructions you have received.

By Order of the Board of Directors

Mehri Shadman
Chief Legal Officer and Corporate Secretary

Baltimore, Maryland

June 27, 2023

OUR

PURPOSE

WE EMPOWER THOSE WHO STRIVE FOR MORE.

OUR

MISSION

TO INSPIRE YOU WITH PERFORMANCE SOLUTIONS YOU NEVER KNEW YOU NEEDED AND CAN'T IMAGINE LIVING WITHOUT.

OUR

VISION

UNDER ARMOUR MAKES YOU BETTER.

OUR

VALUES

- LOVE ATHLETES
- CELEBRATE THE WINS
- STAND FOR EQUALITY
- ACT SUSTAINABLY
- FIGHT ON TOGETHER

PROPOSAL 4 - APPROVAL OF FOURTH AMENDED AND RESTATED 2005 OMNIBUS LONG-TERM INCENTIVE PLAN	69

Independent Auditors	80

Audit Committee Report	82

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	83

Stockholder Proposals	84

Appendix A - Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan (Showing Changes from Current Plan)	A-i

Appendix B - Reconciliation of Non-GAAP Financial Measures	B-1

UNDER ARMOUR, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, August 29, 2023

GENERAL INFORMATION

This Proxy Statement is being provided to solicit proxies on behalf of the Board of Directors of Under Armour, Inc. for use at the Annual Meeting of Stockholders and any adjournment or postponement thereof. The Annual Meeting is to be held on Tuesday, August 29, 2023, at 10:00 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/UAA2023. We expect to first send or give stockholders this Proxy Statement, together with our Fiscal Year 2023 Annual Report to Stockholders, on June 30, 2023.

Our principal offices are located at 1020 Hull Street, Baltimore, Maryland 21230. In this Proxy Statement, we refer to Under Armour, Inc. as “Under Armour,” “we,” “us,” “our” and “company.” Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

As previously disclosed, our Board of Directors approved a change in our fiscal year end from December 31 to March 31, effective for the fiscal year beginning April 1, 2022. In this Proxy Statement, we refer to the three-month period that began on January 1, 2022 and ended on March 31, 2022 as the “transition period” or “2022 TP.” Our most recently completed fiscal year was the twelve-month period that began on April 1, 2022 and ended on March 31, 2023, which we refer to as “fiscal year 2023” or “FY2023.” Our fiscal year 2021 began on January 1, 2021 and ended on December 31, 2021 and our fiscal year 2020 began on January 1, 2020 and ended on December 31, 2020. There was no fiscal year 2022.

Internet Availability of Proxy Materials

Pursuant to rules of the Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our stockholders electronically over the Internet rather than mailing the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A Common Stock and Class B Common Stock. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our Fiscal Year 2023 Annual Report to Stockholders, on the website referred to in the notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The SEC rules require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials over the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on August 29, 2023

Our Proxy Statement and Fiscal Year 2023 Annual Report to Stockholders are available at

https://about.underarmour.com/en/investors/press-releases--events---presentations/annual-stockholder-meeting.html

Who May Vote

Only holders of record of our Class A Common Stock, which we refer to as Class A Stock, and holders of record of our Class B Convertible Common Stock, which we refer to as Class B Stock, at the close of business on June 5, 2023, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 188,704,689 shares of Class A Stock and 34,450,000 shares of Class B Stock were issued and outstanding. Each share of Class A Stock entitles the holder to cast one vote on each matter to be considered at the Annual Meeting and each share of Class B Stock entitles the holder to cast ten votes on each matter to be considered at the Annual Meeting. Holders of Class A Stock and holders of Class B Stock will vote together as a single class on all matters.

Stockholders are not allowed to cumulate their votes in the election of the directors. Holders of our Class C Common Stock, which we refer to as Class C Stock, have no voting power as to any items of business that will be voted on at the Annual Meeting.

What Constitutes a Quorum

Stockholders may not take action at a meeting unless there is a quorum present at the meeting. Holders of Class A Stock and Class B Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting, represented in person (virtually) or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

The election of each director requires a plurality of the votes cast at the Annual Meeting. The approval of our executive compensation, the approval of our Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan, which we refer to as the Amended 2005 Plan, and the ratification of the appointment of our independent registered public accounting firm each requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

With respect to the vote on the frequency of future advisory votes on our executive compensation, you are not voting to approve or disapprove the proposal. Rather, you are voting to indicate your preference as to the frequency of future advisory votes on our executive compensation. The option of one year, two years or three years that receives a majority of all the votes cast on this proposal will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. Our Board of Directors will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on our executive compensation.

Voting Process

Shares for which proxies are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of the ten nominees to the Board of Directors named in this Proxy Statement, “FOR” the advisory approval of our executive compensation, for “ONE YEAR” as the advisory vote on the frequency of future advisory votes on our executive compensation, “FOR” the approval of our Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan and “FOR” the ratification of the appointment of our independent registered public accounting firm. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the stockholder of your shares on the records of our stock transfer agent, you vote your shares directly through one of the methods described below. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you instruct your bank or brokerage firm how to vote your shares through the methods described on the voting instruction form provided by your bank or brokerage firm.

How to Vote

Holders of our Class A Stock and Class B Stock as of the Record Date may vote their shares by one of the following methods.

Internet

To vote your shares by Internet, please visit the website listed on your Notice of Internet Availability of Proxy Materials, or the enclosed proxy card or voting instruction form, and follow the on-screen instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you vote by Internet, you do not need to mail your proxy card or voting instruction form.

Telephone

If you received a paper proxy card or voting instruction form and would like to vote your shares by telephone, please follow the instructions on the proxy card or voting instruction form. If you vote by telephone, you do not need to mail your proxy card or voting instruction form.

Mail

If you received a paper proxy card or voting instruction form and would like to vote your shares by mail, please follow the instructions on the proxy card or voting instruction form. Please be sure to sign and date your proxy card. If you do not sign your proxy card, your votes cannot be counted. Mail your proxy card or voting instruction form in the pre-addressed, postage-paid envelope.

In Person (Virtually)

You may also attend the Annual Meeting and vote in person, electronically. If you own your stock in street name and wish to vote your shares electronically at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy. However, to ensure your shares are represented, we ask that you vote your shares by Internet, telephone or mail, even if you plan to attend the meeting.

Participation in the Annual Meeting

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted online only via a live webcast. We believe a virtual Annual Meeting enables increased stockholder participation from locations around the world, and maintains a lower cost to our stockholders and our company, as compared to an in-person meeting. You can access the virtual annual meeting at the meeting time at www.virtualshareholdermeeting.com/UAA2023. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

Holders of our Class A Stock, Class B Stock and Class C Stock may attend the virtual Annual Meeting. During the virtual meeting, holders of our Class A Stock and Class B Stock may ask questions and will have the opportunity to vote to the same extent as they would at an in-person meeting of stockholders. However, holders of our Class C Stock may participate in the virtual Annual Meeting in a view-only format and will not be able to submit questions during the meeting or vote on any matter to be considered at the Annual Meeting. However, in advance of the meeting, holders of our Class C Stock may submit questions by contacting Investor Relations through the Under Armour website. We will respond to as many inquiries at the Annual Meeting as time allows.

The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the online check-in procedures. If you plan to attend the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials. If you are a holder of Class C Stock, you may attend the Annual Meeting without a 16-digit control number by following the instructions in your Notice of Internet Availability of Proxy Materials or on the instructions that accompany your proxy materials. If any difficulties are encountered while accessing the virtual meeting, contact the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available beginning at the check-in time and will remain available until the meeting has ended.

Revocation

If you are the record holder of your shares, you may revoke or cancel a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of Under Armour at 1020 Hull Street, Baltimore, Maryland 21230, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person electronically. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from the bank or brokerage firm and voting in person electronically at the Annual Meeting. Your attendance at the meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Abstentions and Broker Non-Votes

Shares held by stockholders present at the Annual Meeting in person (virtually) or by proxy who do not vote on a matter and ballots or proxies marked “abstain” or “withheld” on a matter will be counted as present at the meeting for quorum purposes, but will not be considered votes cast on the matter.

If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares under certain circumstances in accordance with the New York Stock Exchange rules governing banks and brokers. These circumstances include “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in this Proxy Statement. Thus, if you do not vote your shares with respect to these matters, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the advisory approval of our executive compensation, the advisory vote on the frequency of future advisory votes on our executive compensation and the amendment and restatement of our 2005 Omnibus Long-Term Incentive Plan are not considered “routine matters.” Thus, if you do not vote your shares with respect to any of these matters, your bank or broker may not vote the shares, and your shares will be left unvoted on the matter.

“Broker non-votes” (which are shares represented by proxies, received from a bank or broker, that are not voted on a matter because the bank or broker did not receive voting instructions from the beneficial owner) will be treated the same as abstentions, which means they will be present at the Annual Meeting and counted toward the quorum, but they will not be counted as votes cast on the matter. Abstentions and broker non-votes will not have an effect on any of the proposals at this meeting because they will not be counted as votes cast.

Householding

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. This process, referred to as householding, reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our shares, you may have already received a householding notice from your broker. Please contact your broker directly if you have any questions or require additional copies of the proxy materials. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household and begin receiving multiple copies.

Solicitation of Proxies

We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail. Stockholders are requested to return their proxies without delay.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information known to us regarding the beneficial ownership of shares of our common stock by:

•	each current director and nominee for director;

•	our named executive officers included in the Fiscal Year 2023 Summary Compensation Table;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of any class of our outstanding shares of Class A Stock.

Except as otherwise set forth in the footnotes below, the address of each beneficial owner is c/o Under Armour, Inc., 1020 Hull Street, Baltimore, Maryland 21230, and, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned. Unless otherwise noted, the information is stated as of June 5, 2023, the Record Date for the Annual Meeting. No shares in this table held by our directors or executive officers are pledged as security. The table below does not include restricted stock unit, or RSU, awards with shares issuable more than 60 days from June 5, 2023, stock options exercisable more than 60 days from June 5, 2023, or any RSUs or stock options with performance based vesting conditions that have not yet been satisfied. With respect to our 5% stockholders, the table below does not present their ownership of our Class C Stock due to its non-voting status.

	Class A and Class B Stock		Class C Stock
Beneficial Owner	Beneficially Owned Shares(1)	Percentage of Shares of Class Outstanding(2)	Beneficially Owned Shares(1)	Percentage of Shares of Class Outstanding	Percentage of Voting Power(3)
Kevin A. Plank (4)(5)	34,742,229	15.6%	18,041,333	8.1%	64.7%
Stephanie C. Linnartz (6)	90	*	0	*	*
Douglas E. Coltharp (7)(8)	98,914	*	99,279	*	*
Jerri L. DeVard (7)	1,200	*	0	*	*
Mohamed A. El-Erian (7)	11,650	*	3,675	*	*
Carolyn N. Everson (7)	0		0	*	*
David W. Gibbs (7)(9)	0	*	50,000	*	*
Karen W. Katz (7)(10)	2,000	*	2,014	*	*
Eric T. Olson (7)	0	*	0	*	*
Patrick W. Whitesell (7)	0	*	0	*	*
David Bergman (11)	26,835	*	222,109	*	*
Colin Browne (12)	0	*	255,857	*	*
Tchernavia Rocker (13)	0	*	38,005	*	*
Patrik Frisk (14)	0	*	447,685	*	*
Massimo Baratto (15)	0	*	85,215	*	*
Stephanie Pugliese (16)	0	*	141,293	*	*
All Executive Officers and Directors as a Group (7)(17)	34,884,488	15.6%	18,866,912	8.4%	64.7%
5% Stockholders
BlackRock, Inc. (18)	17,152,820	7.7%			3.2%
The Vanguard Group (19)	16,805,998	7.5%			3.2%
State Street Corporation (20)	10,402,743	4.7%			2.0%

*	Less than 1% of the shares.

(1)	Includes any stock options exercisable within 60 days of June 5, 2023 or shares issuable within 60 days of June 5, 2023 upon the vesting of RSUs.

(2)

The percentage of outstanding figures take into account the 34,450,000 shares of outstanding Class B Stock held, directly or indirectly, by Mr. Plank. These shares of Class B Stock may be converted under certain circumstances, including at the option of Mr. Plank, into shares of Class A Stock. If the shares of Class B Stock are not counted, the percentage of outstanding Class A Stock owned is as follows: Mr. Plank, less than one percent; all executive officers and directors as a group, less than one percent; BlackRock, Inc., 9.1%; The Vanguard Group, 8.9%; and State Street Corporation 5.5%.

(3)

Each share of Class A Stock has one vote, and each share of Class B Stock has ten votes. The percentage of voting power reflects the combined effects of both Class A Stock and Class B Stock. Our Class C Stock is non-voting.

(4)

Includes 181,608 shares of Class A Stock beneficially owned by Mr. Plank, and 110,621 stock options for Class A Stock that are currently exercisable. Mr. Plank’s shares of Class A Stock are held by a limited liability company controlled by Mr. Plank and he holds sole voting and investment power over these shares. In addition, Mr. Plank beneficially owns 34,450,000 shares of Class B Stock indirectly, of which 29,510,624 shares of Class B Stock are held by two limited liability companies controlled by Mr. Plank and he has sole voting and investment power over these shares. With respect to the remaining 4,939,376 of these shares of Class B Stock, 1,803,400 shares are held by two limited liability companies of which Mr. Plank is a member. Mr. Plank’s wife has been appointed as the manager of these two limited liability companies, and has voting control and investment power over the shares held by these companies. The remaining 3,135,976 shares of Class B Stock are held by an irrevocable trust, of which Mr. Plank is the grantor and has the ability to replace the trustee. Thomas J. Sippel, a former director of the company, has been appointed trustee of the trust and has voting control over the shares held by the trust and shares investment power with Mr. Plank. Because the 34,450,000 shares of Class B Stock beneficially owned by Mr. Plank, which are all the shares of Class B Stock outstanding, are convertible into shares of Class A Stock on a one-for-one basis under certain circumstances, including at the option of Mr. Plank, he is also deemed to be the beneficial owner of 34,450,000 shares of Class A Stock into which the Class B Stock may be converted.

(5)

Includes 1,391,890 stock options for Class C Stock that are currently exercisable. In addition, Mr. Plank beneficially owns an additional 16,649,443 shares of Class C Stock, and as detailed in Note (4) above, Mr. Plank’s wife has investment power over 1,765,845 of these shares, and Mr. Plank shares investment power with the trustee of the trust described in Note (4) over 3,107,880 of these shares. Does not include RSUs for 482,451 shares of Class C Stock.

(6)	Does not include RSUs for 1,860,304 shares of Class C Stock.

(7)

Does not include deferred stock units, or DSUs, for shares of either Class A Stock or Class C Stock, or RSUs for shares of Class C Stock held by non-management directors. The RSUs will be converted into DSUs for Class C Stock on a one-for-one basis upon vesting. The DSUs will be settled in shares of our Class A Stock or Class C Stock, as applicable, on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability. As of the Record Date, the non-management directors held the following amounts of DSUs and RSUs:

Name	Class A DSUs	Class C DSUs	Class C RSUs
Douglas E. Coltharp	54,820	159,089	20,403
Jerri L. DeVard	0	76,316	20,403
Mohamed A. El-Erian	0	75,721	20,403
Carolyn N. Everson	0	1,569	16,786
David W. Gibbs	0	23,831	23,695
Karen W. Katz	5,121	98,276	20,403
Eric T. Olson	13,758	95,589	20,403
Patrick W. Whitesell	0	1,569	16,786

(8)

Includes 22,914 shares of Class A Stock owned by an irrevocable trust of which Mr. Coltharp’s wife is the trustee and his two children are the beneficiaries (the “Coltharp Trust”), 75,000 shares owned by a spousal lifetime access trust of which Mr. Coltharp is the trustee and spousal beneficiary (the “Coltharp 2021 Trust”) and 1,000 shares held by two Uniform Transfer to Minors Act accounts and 22,741 shares of Class C Stock owned by the Coltharp Trust, 75,532 shares owned by the Coltharp 2021 Trust and 1,006 shares held by two Uniform Transfer to Minors Act accounts.

(9)	Shares of Class C Stock are held in trust.

(10)	Shares of Class A Stock and Class C Stock are held in trust.

(11)	Does not include RSUs for 245,791 shares of Class C Stock.

(12)	Does not include RSUs for 371,014 shares of Class C Stock.

(13)	Does not include RSUs for 278,451 shares of Class C Stock.

(14)

Shares of Class C Stock are held in trust. As previously disclosed and discussed below, on May 31, 2022, Mr. Frisk stepped down from his role as President and Chief Executive Officer and a member of the company’s Board of Directors. He continued to serve as an advisor to the company through September 1, 2022. Upon his departure from the company in September 2022, Mr. Frisk forfeited all unvested equity awards.

(15)	As discussed below, Mr. Baratto left the company on May 19, 2023. Upon his departure from the company, Mr. Baratto forfeited all unvested equity awards.

(16)

As previously disclosed and discussed below, on October 24, 2022, Ms. Pugliese stepped down from her role as President, Americas. She continued to serve as an advisor to the company through March 3, 2023. Upon her departure from the company, Ms. Pugliese forfeited all unvested equity awards.

(17)

Includes shares shown as beneficially owned by the directors and executive officers as a group (16 persons). Does not include shares beneficially owned by Mr. Frisk, Mr. Baratto or Ms. Pugliese, who were no longer employed by the company as of June 5, 2023. Does not include RSUs and DSUs for 4,364,170 shares of Class C Stock. Does not include DSUs for 73,699 shares of Class A Stock.

(18)

According to their report on Schedule 13G, as of December 31, 2022, BlackRock, Inc., or BlackRock, and certain affiliates of BlackRock, were deemed to beneficially own in the aggregate 17,152,820 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had sole power to vote 16,714,541 shares and no power to vote 438,279 shares, and sole power to dispose of all of these shares. The principal business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(19)

According to their report on Schedule 13G, as of December 30, 2022, The Vanguard Group, or Vanguard, and certain affiliates of Vanguard, were deemed to beneficially own in the aggregate 16,805,998 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had shared power to vote 77,772 shares and no power to vote 16,728,226 shares and sole power to dispose of 16,531,409 shares and shared power to dispose of 274,589 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(20)

According to their report on Schedule 13G, as of December 31, 2022, State Street Corporation, or State Street, and certain affiliates of State Street, were deemed to beneficially own in the aggregate 10,402,743 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had shared power to vote 4,824,890 shares and no power to vote 5,577,853 shares and shared power to dispose of all of these shares. The principal business address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Ten directors will be elected at the 2023 Annual Meeting to hold office until their successors are elected and qualified. There are ten nominees for election, each of whom is currently a member of our Board of Directors. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

Name	Position at Under Armour, Inc.	Independent
Kevin A. Plank	Executive Chair and Brand Chief	No
Douglas E. Coltharp	Director	✓
Jerri L. DeVard	Director	✓
Mohamed A. El-Erian	Lead Director	✓
Carolyn N. Everson	Director	✓
David W. Gibbs	Director	✓
Karen W. Katz	Director	✓
Stephanie C. Linnartz	President and Chief Executive Officer	No
Eric T. Olson	Director	✓
Patrick W. Whitesell	Director	✓

Overview of Director Nominees

We view the effectiveness of our Board of Directors through an individual and collective lens. We endeavor to have a Board that represents a range of experiences, skills and attributes and embodies principles of diversity, including gender, race and ethnicity. We believe each director nominee contributes to this goal, as described below in the biographies included in “Nominees for Election at the Annual Meeting.” For additional information about how we identify and evaluate nominees for director, see “Corporate Governance and Related Matters—Identifying and Evaluating Director Candidates” below.

Snapshot of Director Nominees

Skills and Experiences of Director Nominees

Our Corporate Governance and Sustainability Committee and Board consider the following key experiences, skills and attributes when recommending a candidate to serve on our Board:

✓

Executive Leadership and Strategy Experience: Directors who have served or currently serve as CEOs or in other senior leadership roles at other organizations are uniquely positioned to advise, support and oversee our management team to achieve strategic priorities and long-term objectives and contribute practical insight into business strategy.

✓	Retail Industry Experience: Directors who have experience in the retail industry contribute a deep understanding of our fundamental business needs and industry risks.

✓

Technology, Digital and eCommerce Experience: Directors with experience in digital and technology, including managing cybersecurity risk and developing and overseeing eCommerce operations and strategy or loyalty programs, provide critical perspective regarding our digital business strategies, technology resources and infrastructure and essential risk management functions.

✓

Marketing, Branding and Media Experience: Our brand’s strength and reputation and our connection with consumers is fundamental to our business and our strategy. Directors with consumer or brand marketing and media experience provide critical insights to our Board.

✓

Financial Expertise: We place high importance on financial discipline, accurate financial reporting and robust financial controls and compliance, and value directors with an understanding of finance and financial reporting processes, as well as experience with mergers, acquisitions and strategic business transactions. We seek to have multiple directors who qualify as audit committee financial experts or are otherwise financially literate.

✓

International Experience: Directors with exposure to and experience in global markets and/or diverse organizational structures, business environments and cultural perspectives (whether through the private or public sector) offer unique insight into our increasingly complex and expanding global operations.

✓

Public Company Board Experience: Directors who have served or currently serve on other public company boards provide essential perspective with respect to board operations and dynamics, prioritizing stockholder interests and corporate governance best practices, including related to executive compensation, risk management and oversight of strategic, operational and compliance-related matters.

We believe that the ten director nominees together provide diverse and relevant experiences to comprise a Board that is well-positioned to provide effective oversight of our company, as illustrated in the following table. A check mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a check mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in more detail below.

Skills & Experiences	Plank	Coltharp	DeVard	EI-Erian	Everson	Gibbs	Katz	Linnartz	Olson	Whitesell	Total

Executive Leadership and Strategy Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	10

Retail Industry Experience	✓	✓	✓				✓				4

Technology, Digital and eCommerce Experience	✓		✓		✓		✓	✓	✓		6

Marketing, Branding and Media Experience	✓		✓	✓	✓	✓	✓	✓	✓	✓	9

Financial Expertise		✓		✓	✓	✓	✓	✓	✓	✓	8

International Experience	✓		✓	✓	✓	✓		✓	✓		7

Public Company Board Experience		✓	✓	✓	✓	✓	✓	✓	✓	✓	9

Nominees for Election at the Annual Meeting

Director since our founding Age: 50 Founder, Executive Chair and Brand Chief

Kevin A. Plank

Executive Chair and Brand Chief of Under Armour, Inc.

Mr. Plank became Under Armour’s Executive Chair and Brand Chief in January 2020, after serving as Chief Executive Officer and Chairman of the Board of Directors from 1996 to 2019, and President from 1996 to July 2008 and August 2010 to July 2017. Mr. Plank also serves on the Board of Directors of the National Football Foundation and College Hall of Fame, Inc., and is a member of the Board of Trustees of the University of Maryland College Park Foundation.

As our founder, Brand Chief and controlling stockholder since our inception in 1996 and as the driving force behind our innovative products and our brand, Mr. Plank is uniquely qualified to serve on and lead our Board given his experience, knowledge of our industry and business and strategic vision and insight.

Director since December 2004 Age: 62 Independent Board Committees: • Audit (Chair) • Finance and Capital Planning (Chair)

Douglas E. Coltharp

Executive Vice President and Chief Financial Officer of Encompass Health Corporation

Since May 2010, Mr. Coltharp has served as Executive Vice President and Chief Financial Officer of Encompass Health Corporation (formerly HealthSouth Corporation). Before that, Mr. Coltharp served as a partner at Arlington Capital Advisors and Arlington Investment Partners, a Birmingham, Alabama based financial advisory and private equity business from May 2007 to April 2010 and as Executive Vice President and Chief Financial Officer of Saks Incorporated and its predecessor organization from 1996 to May 2007.

Mr. Coltharp’s qualifications to serve on our Board include his financial expertise and past executive leadership experience in the consumer retail sector, including 11 years as Chief Financial Officer of Saks Incorporated, a leading publicly traded consumer retailer, and his more recent executive leadership experience as Executive Vice President and Chief Financial Officer of a large publicly traded company, Encompass Health Corporation.

Director since May 2017 Age: 65 Independent Board Committees: • Corporate Governance and Sustainability • Human Capital and Compensation

Jerri L. DeVard

Former Executive Vice President, Chief Customer Officer of Office Depot, Inc.

Ms. DeVard served as Executive Vice President, Chief Customer Officer of Office Depot, Inc. from January 2018 to March 2020, leading their eCommerce and Customer Service functions and Marketing and Communications and as Executive Vice President and Chief Marketing Officer from September 2017 to December 2017. Before that, Ms. DeVard served as Senior Vice President and Chief Marketing Officer of The ADT Corporation, a leading provider of home and business security services, from March 2014 through May 2016. From July 2012 to March 2014, she was Principal of DeVard Marketing Group, a firm specializing in advertising, branding, communications and marketing strategies. Before that, she served as Executive Vice President of Marketing for Nokia. Ms. DeVard served in a number of senior marketing roles throughout her career, including as Senior Vice President of Marketing and Senior Vice President, Marketing Communications and Brand Management of Verizon Communications, Inc., Chief Marketing Officer of the e-Consumer business at Citibank N.A. and other senior marketing positions at Revlon Inc., Harrah’s Entertainment, the NFL’s Minnesota Vikings and the Pillsbury Company. In 2021, Ms. DeVard founded the Black Executive CMO Alliance (BECA), an alliance designed to champion corporate diversity and help build the next generation of C-suite marketing executives. Ms. DeVard currently serves on the Board of Directors of Cars.com and is a member of its Compensation and ESG Committees; on the Board of Directors of Root, Inc. and is a member of its Nominating and Corporate Governance Committee; and on the Board of Directors of Dow Inc. and is a member of its Audit and Environment, Health, Safety and Technology Committees. Ms. DeVard previously served on the Board of Directors of Focus Impact Acquisition Corp. from October 2021 to January 2022.

Ms. DeVard’s qualifications to serve on our Board include her broad-based and significant experience in marketing and branding and digital and eCommerce, as well as her executive leadership experience with a number of large global brands.

Director since October 2018 Age: 64 Independent Lead Director Board Committees: • Audit • Finance and Capital Planning

Mohamed A. El-Erian

Former Chief Executive Officer and Co-Chief Investment Officer of PIMCO

Dr. El-Erian served as CEO and Co-Chief Investment Officer of PIMCO, one of the world’s premier global investment management firms, from December 2007 to March 2014. He currently serves as Chief Economic Advisor of Allianz, the corporate parent of PIMCO, a role he has held since March 2014, and is the President of Queens’ College, Cambridge. Dr. El-Erian joined PIMCO in 1999 as a senior member of the portfolio management and investment strategy group. In February 2006, he became president and CEO of Harvard Management Company, the entity responsible for managing the university’s endowment, before returning to PIMCO in December 2007 to serve as co-CEO and co-CIO. From December 2012 to January 2017, he was chair of the U.S. President’s Global Development Council. Previously, he was a managing director at Salomon Smith Barney/Citigroup in London and worked at the International Monetary Fund for 15 years, rising to the position of Deputy Director. He serves as non-executive director of Barclays plc and is a member of its Board Risk and Board Nomination Committees. He is a trustee of the National Bureau of Economic Research and a columnist for Bloomberg and a contributing editor at the Financial Times.

Dr. El-Erian’s qualifications to serve on our Board include his financial expertise, his significant international, macroeconomic and government experience and his executive leadership experience gained through his past roles, including as CEO and Co-Chief Investment Officer of PIMCO.

Director since February 2023 Age: 51 Independent Board Committees: • Corporate Governance and Sustainability • Audit

Carolyn N. Everson

Senior Advisor for Permira; Former Vice President, Global Business Group of Meta

Ms. Everson has served since January 2023 as a Senior Advisor for Permira, a private equity firm focused on technology and consumer brands. Before joining Permira, she served as President of Instacart from September to December 2021; before that, she was Vice President of the Global Business Group, at Meta Platforms, Inc., from March 2011 to June 2021. Before joining Meta, Ms. Everson held leadership positions in advertising at Microsoft Corporate and MTV Networks Company. Ms. Everson serves on the Board of Directors of The Walt Disney Company and is a member of its Talent and Compensation Committee and on the Board of Directors of The Coca-Cola Company and is a member of its Talent and Compensation Committee. Ms. Everson previously served on the Board of Directors of The Hertz Corporation from 2013 to 2018 and on the Board of Directors of Hertz Global Holdings, Inc. from 2016 to 2018. She also serves on the boards of Villanova University, the Humane Society of the United States, and Columbia Medical School. In addition, she is a member of the Council of Foreign Relations. Ms. Everson earned a bachelor’s degree in liberal arts and communications from Villanova University and a master’s degree in business administration from Harvard Business School.

Ms. Everson’s qualifications to serve on our Board include her executive leadership experience in consumer facing technology and media companies, her financial expertise, her experience in marketing and branding and her public company board experience.

Director since September 2021 Age: 60 Independent Board Committees: • Human Capital and Compensation (Chair)

David W. Gibbs

Chief Executive Officer of Yum! Brands, Inc.

Mr. Gibbs serves as Chief Executive Officer of Yum! Brands, Inc. (“YUM”), a position he has held since January 2020, and has served as a member of YUM’s Board of Directors since November 2019. Before that, he served as President and Chief Operating Officer from August 2019 to December 2019, as President, Chief Financial Officer and Chief Operating Officer from January 2019 to August 2019 and as President and Chief Financial Officer from May 2016 to December 2018. Before these positions, he served as Chief Executive Officer of Pizza Hut Division from January 2015 to April 2016. From January 2014 to December 2014, Mr. Gibbs served as President of Pizza Hut U.S. Before these positions, Mr. Gibbs served as President and Chief Financial Officer of Yum! Restaurants International, Inc. (“YRI”) from May 2012 through December 2013. Mr. Gibbs served as Chief Financial Officer of YRI from January 2011 to April 2012. He served as Chief Financial Officer of Pizza Hut U.S. from September 2005 to December 2010. From March 2016 to January 2020, Mr. Gibbs served on the Board of Directors of Sally Beauty Holdings, Inc.

Mr. Gibbs’ qualifications to serve on our Board include his financial expertise, international experience and his executive leadership experience with Yum! Brands, including his current role as Chief Executive Officer and his prior roles as President, Chief Operating Officer and Chief Financial Officer.

Director since October 2014 Age: 66 Independent Board Committees: • Corporate Governance and Sustainability • Finance and Capital Planning

Karen W. Katz

Former President and Chief Executive Officer of Neiman Marcus Group LTD LLC

Ms. Katz served as interim CEO of Intermix, an omni-channel women’s fashion business, from May 2022 through November 2022. Previously, she served as President and CEO of Neiman Marcus Group LTD LLC, one of the world’s leading luxury and fashion retailers, from 2010 to February 2018. Having joined Neiman Marcus in 1985, Ms. Katz served in key executive and leadership roles in the company’s merchant, stores and eCommerce organizations as Executive Vice President—Stores, a member of the Office of the Chairman of Neiman Marcus Group, and President, Neiman Marcus Online, and President and CEO, Neiman Marcus Stores. Ms. Katz serves on the Board of Directors of Humana Inc. and is the chair of its Nominating, Governance & Sustainability and Technology Committees and on the Board of Directors of The RealReal, Inc. and is a member of its Audit Committee. Ms. Katz previously served on the Board of Directors of Casper Sleep from April 2019 to January 2022.

Ms. Katz’s qualifications to serve on our Board include her digital and eCommerce experience and her executive leadership experience in the consumer retail sector with Neiman Marcus Group, including as President and Chief Executive Officer.

Director since February 2023 Age: 55 President and Chief Executive Officer

Stephanie C. Linnartz

President and Chief Executive Officer of Under Armour, Inc.

Ms. Linnartz has been President and Chief Executive Officer and a member of our Board of Directors since February 2023. Before joining Under Armour, Ms. Linnartz served as the President of Marriott International, Inc. beginning in February 2021. Prior to her role as President, she served as Marriott’s Group President Consumer Operations, Technology and Emerging Businesses from 2020 to 2021, and as Marriott’s Executive Vice President and Global Chief Commercial Officer from 2013 to 2019. Ms. Linnartz joined Marriott as a financial analyst in 1997, and held several positions in finance before moving into sales and marketing. Ms. Linnartz also serves on the Board of Directors of The Home Depot, Inc. and is a member of its Audit and Leadership Development & Compensation Committees.

Ms. Linnartz’s qualifications to serve on our Board include her extensive leadership experience at Marriott, her public company board experience, her experience in marketing and branding, her digital and international experience and serving as our current CEO.

Director since July 2012 Age: 71 Independent Board Committees: • Corporate Governance and Sustainability (Chair)

Eric T. Olson

Admiral U.S. Navy (Retired) and former Commander of U.S. Special Operations Command

Admiral Olson retired from the United States Navy in 2011 as an Admiral after 38 years of military service. He served in special operations units throughout his career, during which he earned a Master’s Degree in National Security Affairs and was awarded several decorations for leadership and valor including the Defense Distinguished Service Medal and the Silver Star. Admiral Olson’s career culminated as the head of the United States Special Operations Command from July 2007 to August 2011, where he was responsible for the mission readiness of all Army, Navy, Air Force, and Marine Corps special operations forces. In this capacity, he led over 60,000 people and managed an annual budget in excess of ten billion dollars. Admiral Olson served as Chief Executive Officer of HANS Premium Water, a clean water solution for homes, from June 2019 to May 2020. He has served as President and Managing Member of ETO Group, LLC since September 2011, supporting a wide range of private and public sector organizations. Admiral Olson serves on the Board of Directors of Iridium Communications, Inc. and is Chair of its Compensation Committee and on the Board of Directors of Sarcos Technology & Robotics Corp and is a member of its Audit and Compensation Committees. Admiral Olson also serves as Chairman Emeritus of the non-profit Special Operations Warrior Foundation.

Admiral Olson’s qualifications to serve on our Board include his experience in technology and his significant government and leadership experience as an Admiral in the United States Navy, including his management of a large and complex organization as head of the United States Special Operations Command.

Director since February 2023 Age: 58 Independent Board Committees: • Human Capital and Compensation

Patrick W. Whitesell

Executive Chairman of Endeavor Holdings Group

Mr. Whitesell has served since October 2017 as Executive Chairman of Endeavor Group Holdings, a global sports and entertainment company composed of industry-leading entities including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. Mr. Whitesell also serves on the Board of Directors of Endeavor. Previously, Mr. Whitesell served as Endeavor’s Co-Chief Executive Officer, following his role as Co-Chief Executive Officer of WME. Mr. Whitesell is a graduate of Luther College.

Mr. Whitesell’s qualifications to serve on our Board include his executive leadership experience, including as the current Executive Chairman of Endeavor Group Holdings and the prior Co-Chief Executive Officer, and his experience in marketing, branding and talent management.

The election of each director requires a plurality of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of the ten nominees for director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Highlights

Our Board of Directors has a long-standing commitment to sound and effective corporate governance, which begins with and fully reflects our Purpose and Values, set forth at the beginning of this Proxy Statement. Our strong corporate governance practices, including those highlighted below, are codified in our Corporate Governance Guidelines and other key governance documents, and demonstrate the commitment of our Board of Directors to enabling an effective structure to support the successful oversight of our business and long-term objectives:

✓	Separate Chair and CEO

✓	Lead independent director

✓	Majority independent Board

✓	Fully independent Board committees

✓	Regular executive sessions of non-management directors

✓	Risk oversight

✓	Full access to management and internal and external auditors

✓	Board and committees have authority to engage independent advisors as they deem appropriate

✓	Board oversight of succession planning for the CEO and other senior management

✓	Annual Board and committee self-evaluation

Board Leadership Structure

Our governing documents provide our Board of Directors discretion to combine or separate the positions of Chair and Chief Executive Officer as it may deem appropriate in light of prevailing circumstances. Currently, Kevin Plank serves as our Executive Chair and Brand Chief, and Stephanie Linnartz serves as our President and Chief Executive Officer and a member of the Board. We believe that the current separation of the roles of Chair and Chief Executive Officer is appropriate given our company’s strategic and operational priorities. This structure allows the Chief Executive Officer to focus on our company’s business, operations and strategy, while continuing to leverage the Chair’s experience, perspective and vision.

To further strengthen our corporate governance structure and provide independent oversight of our company, on an annual basis our non-management directors elect an independent director to serve as Lead Director. Dr. El-Erian has been elected to serve as our Lead Director. He acts as a liaison between our Board’s non-management directors and Mr. Plank, Ms. Linnartz and the other members of our management team, chairs regular executive sessions of the Board without Mr. Plank and Ms. Linnartz present and performs other functions as requested by the non-management directors.

Independence of Directors

Our Board of Directors currently consists of ten directors, eight (80%) of which are independent non-management directors. The Board has determined that the following eight directors, each of which is standing for election at our 2023 Annual Meeting, are independent under the corporate governance listing standards of the New York Stock Exchange, or NYSE: Douglas E. Coltharp, Jerri L. DeVard, Mohamed A. El-Erian, Carolyn N. Everson, David W. Gibbs, Karen W. Katz, Eric T. Olson and Patrick W. Whitesell. Mr. Plank and Ms. Linnartz are not independent because they are our Executive Chair and Brand Chief and President and Chief Executive Officer, respectively.

Our charter includes additional factors for the Board to consider when determining whether a director will be “independent” under the NYSE standards. Specifically, the Board must consider whether any independent directors have any material financial or service relationship with Mr. Plank or any of his family members. The Board has considered these factors and determined that none of the independent directors have any such relationships. A copy of our charter that includes these requirements is available through our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

Board Meetings and Committees

Our Board meets regularly throughout the year. During fiscal year 2023, there were nine meetings of the Board and several committee meetings as noted in the table below. In fiscal year 2023, all directors attended at least 75% of the aggregate meetings of the Board and the committees of which they were members during that period. In accordance with our Corporate Governance Guidelines, our non-management directors also meet in executive sessions without management at each regularly scheduled Board meeting.

Our Board has the following four standing committees: an Audit Committee, a Human Capital and Compensation Committee, a Corporate Governance and Sustainability Committee and a Finance and Capital Planning Committee. The table below provides current the membership and meeting information for fiscal year 2023 for each of these committees.

Name	Audit Committee	Human Capital and Compensation Committee	Corporate Governance and Sustainability Committee	Finance and Capital Planning Committee

Douglas E. Coltharp	C			C

Jerri L. DeVard		✓	✓

Mohamed A. El-Erian	✓			✓

Carolyn N. Everson(1)(2)	✓		✓

David W. Gibbs(2)(3)		C

Karen W. Katz			✓	✓

Eric T. Olson			C

Patrick W. Whitesell(1)		✓

Total Meetings in Fiscal Year 2023	7	8	6	4

✓ = Committee Member

C = Committee Chair

(1)

Ms. Everson and Mr. Whitesell were appointed to our Board on February 1, 2023 and became a member of the Corporate Governance and Sustainability Committee and the Human Capital and Compensation Committee, respectively, effective March 1, 2023.

(2)	Mr. Gibbs was a member of the Audit Committee during the transition period and fiscal year 2023. Ms. Everson replaced Mr. Gibbs as a member of the Audit Committee effective June 1, 2023.

(3)

Harvey L. Sanders, a long-standing independent director who served on our Board since November 2004 and as the chair of the Human Capital and Compensation Committee, retired from our Board effective March 31, 2023. Following his retirement, Mr. Gibbs, who had been a member of the Human Capital and Compensation Committee, was appointed chair of the committee effective April 1, 2023.

The functions performed by these standing committees are summarized below and are set forth in more detail in their charters. The complete text of the charters for each standing committee can be found on our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.” The Board has determined that each member of the Audit, Human Capital and Compensation and Corporate Governance and Sustainability Committees is independent as required under NYSE listing standards and our charter. Each member of the Finance and Capital Planning Committee is also independent.

From time to time, our Board may designate ad hoc committees to assist in carrying out its responsibilities. During fiscal year 2023, the Board established a CEO Search Committee for the sole purpose of identifying and recommending a new President and Chief Executive Officer upon the departure of former President and Chief Executive Officer Patrik Frisk on May 31, 2022. Ms. Katz served as the chair of the CEO Search Committee and Mr. Gibbs and Admiral Olson served as members of the committee.

Audit Committee

The Audit Committee assists the Board of Directors with oversight of matters relating to accounting, internal control, auditing, financial reporting, risk and legal and regulatory compliance. The committee oversees the audit and other services provided by our independent registered public accounting firm, and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the committee. The committee also oversees the company’s internal audit function and the chief audit executive, who reports directly to the committee. In addition, the committee oversees risks related to information technology use and protection, including cybersecurity and data privacy. The Audit Committee Report for fiscal year 2023 is included in this Proxy Statement under “Audit Committee Report.”

The Board has determined that all of the committee members are independent and financially literate, and that Mr. Coltharp and Dr. El-Erian qualify as “audit committee financial experts” under SEC rules and NYSE listing standards.

Human Capital and Compensation Committee

The Human Capital and Compensation Committee approves the compensation of our Chief Executive Officer, or CEO, and our other executive officers, administers our executive benefit plans, including the granting of awards under our equity incentive plans, and advises the Board on director compensation. The committee also oversees our company’s key human capital management strategies and programs, including relating to diversity, equity and inclusion. Throughout fiscal year 2023, the Human Capital and Compensation Committee received briefings on and discussed a variety of human capital management topics, including strategies and metrics related to diversity, equity and inclusion, our employee engagement survey and leadership development.

Our CEO, Executive Chair and Brand Chief and other senior executives evaluate the performance of our executive officers and make recommendations to the Human Capital and Compensation

Committee concerning their compensation. The committee considers these evaluations and recommendations, and its evaluation of the Executive Chair and Brand Chief and the CEO in determining the compensation of our Executive Chair and Brand Chief, CEO and our other executive officers.

The Human Capital and Compensation Committee is also primarily responsible for reviewing and assessing risks arising from our compensation policies and practices. In May 2023, the committee conducted, with the assistance of management, a risk assessment of our compensation policies and practices, which included a review of our material compensation programs, the structure and nature of these programs, the short-term and long-term performance incentive targets used in these programs and how they relate to our business plans and creating stockholder value, corporate governance policies with respect to our compensation programs, including our stock ownership guidelines, and other aspects of our compensation programs. Based on this review and assessment, the committee concluded that the risks related to our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Pursuant to its charter, the Human Capital and Compensation Committee has the authority to obtain advice and assistance from advisors, including compensation consultants. In fiscal year 2023, the committee engaged the services of an independent compensation consultant, Willis Towers Watson, or WTW, to provide executive compensation consulting services to the committee. This independent consultant reports directly to the committee and the committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the independent consultant collaborates with management to obtain data, provide background on compensation programs and practices and clarify pertinent information. The committee obtained from the independent consultant competitive market data on compensation for executives to assess generally the competitiveness of our executive compensation. The competitive market data was based on a peer group and WTW’s published industry survey data. The committee generally has not relied on the independent consultant to determine or recommend the amount or form of executive compensation.

Additional information concerning the processes and procedures for considering and determining executive officer compensation is included in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Human Capital and Compensation Committee Report for fiscal year 2023 is included under the “Human Capital and Compensation Committee Report” section of this Proxy Statement.

A description of the compensation program for our non-management directors, including updates to the program for our upcoming fiscal year, is included below under the “—Compensation of Directors” section of this Proxy Statement.

Corporate Governance and Sustainability Committee

The Corporate Governance and Sustainability Committee identifies individuals qualified to become members of our Board of Directors, recommends candidates for election or reelection to our Board, oversees the evaluation of our Board and advises our Board regarding committee composition and structure and other corporate governance matters, including reevaluating our Corporate Governance Guidelines on an annual basis. The committee also oversees our company’s significant strategies, programs, policies and practices relating to sustainability (including environmental and human rights issues and impacts) and corporate responsibility. Throughout fiscal year 2023, the committee received quarterly briefings from our Chief Sustainability Officer on a variety of topics, including related to our company’s sustainability strategy, progress with respect to our sustainability targets and commitments and various sustainability related projects and initiatives. The committee also reviewed our 2021 Sustainability & Impact Report prior to its publication in September 2022.

Finance and Capital Planning Committee

The Finance and Capital Planning Committee assists our Board in overseeing our company’s financial and capital investment policies, planning and activities, including matters relating to our capital structure and liquidity, hedging and foreign currency transactions, use of cash, acquisitions and divestitures and capital projects.

Stockholders Meeting Attendance

Directors are encouraged to attend annual meetings of stockholders, but we have no specific policy requiring directors’ attendance at such meetings. All of our directors who were directors at that time attended our 2022 Annual Meeting of Stockholders.

Identifying and Evaluating Director Candidates

The Corporate Governance and Sustainability Committee recommends to the Board candidates to fill vacancies or for election or reelection to the Board. The Board then appoints new Board members to fill vacancies or nominates candidates each year for election or reelection by stockholders. The committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees other than as set forth in the committee’s charter as described below.

The Corporate Governance and Sustainability Committee’s charter requires the committee to establish criteria for selecting new directors, which reflects at a minimum a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board, including its size and structure, and principles of diversity, including gender, race and ethnicity. The committee also considers the statutory requirements applicable to the composition of the Board and its committees, including the NYSE’s independence requirements. The committee considers each candidate’s experiences, skills and attributes relative to what skills and experiences can best contribute to our Board’s effective operation, particularly in light of our company’s evolving needs and long-term strategy. We believe the nominees for election to the Board contribute a wide range of experiences, skills and attributes to comprise a Board that is well-positioned to provide effective oversight of our company, as illustrated above in each director’s biography set forth in “Election of Directors—Nominees for Election at the Annual Meeting” and the charts included in “Election of Directors—Overview of Director Nominees.”

The Board has not established term limits for directors because of the concern that term limits may deprive the company and its stockholders of the contribution of directors who have developed valuable insights into the company and its operations over time. The tenure of our non-management directors ranges from less than one to eighteen years, with an average tenure of 6.5 years. We have added at least one new independent director in four of the last six years, including two in fiscal year 2023. We believe the tenure of our Board members provides an appropriate balance of expertise, experience, continuity and perspective that serves the best interests of our stockholders. Our Corporate Governance Guidelines do provide that a director is expected not to stand for reelection after the age of 75. For additional information regarding the age and tenure of the ten director nominees for election at the Annual Meeting, see “Election of Directors.”

The Corporate Governance and Sustainability Committee does not have a formal policy with respect to considering diversity, including gender, race and ethnicity, in identifying director nominees. Consistent with the committee’s charter, when identifying director nominees, the committee considers general principles of diversity, and does so in the broadest sense, considering diversity in terms of business leadership, experience, industry background and geography, as well as gender, race and ethnicity. However, the committee and the Board believe that considering gender, racial and ethnic diversity is consistent with creating a Board that best serves our company’s needs and the interests of our stockholders, and they are important factors considered when identifying individuals for Board membership. The committee strives for directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business, and we hope to continue to attract directors with a broader range of backgrounds and experiences. For additional information regarding the diversity of the ten director nominees for election at the Annual Meeting, see “Election of Directors—Overview of Director Nominees.”

The Corporate Governance and Sustainability Committee periodically considers criteria for identifying possible new director candidates as needed, in consultation with the Chair of the Board and other Board members and management, including the CEO, and works with management and other Board members in recruiting new candidates. Candidates identified through this process are considered by the full committee for possible recommendation to the Board. From time to time, the committee uses the services of a third-party search firm to assist it in identifying and screening candidates. Ms. Everson and Mr. Whitesell were elected to the Board in February 2023. Mr. Plank, our Executive Chair and Brand Chief and largest stockholder, recommended Ms. Everson and Mr. Whitesell to our Corporate Governance and Sustainability Committee for consideration, after which each candidate was subsequently vetted by a third-party search firm. Ms. Everson and Mr. Whitesell were both unanimously recommended by the Corporate Governance and Sustainability Committee for nomination.

In addition, the Corporate Governance and Sustainability Committee will consider director candidates suggested by stockholders. Any stockholder who wishes to recommend a director candidate for consideration by the committee may do so by submitting the candidate’s name and qualifications to the committee’s chairperson. See “—Communications with Directors” below for how to communicate with the chair of the committee. Our Bylaws include requirements for direct nominations by a stockholder of persons for election to our Board. These requirements are described under “Stockholder Proposals” at the end of this Proxy Statement.

Role of Board in Risk Oversight

Our Board of Directors is responsible for overseeing our management team’s overall approach to risk management. Our Board of Directors regularly reviews our financial and strategic plans and objectives, including the risks that may affect the achievement of these plans and objectives, and receives regular reports from our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and other key executive officers regarding various enterprise risk matters. In accordance with our Corporate Governance Guidelines, our non-management directors also meet at least once each year in executive session with our Chair and Chief Executive Officer to review succession planning for our Chief Executive Officer and other senior executive positions.

In addition, our Board of Directors has delegated to each Board committee primary responsibility to oversee the management of risks that fall within their respective areas of responsibility, as described further below. In performing this function, each Board committee has full access to management, as well as the ability to engage independent outside advisors. At each Board meeting, the chairperson of each Board committee and the Corporate Secretary report on the applicable committee’s activities, including risk management, which provides an opportunity to discuss significant risks with the full Board.

•

Audit Committee: Under its charter, the Audit Committee’s responsibilities include inquiring of management and our independent registered public accounting firm about significant financial risks or exposures, the company’s processes and policies for risk assessment and the steps management has taken to mitigate these risks to the company. The committee receives periodic reports from management on our enterprise risk management program and our risk mitigation efforts. The committee also oversees our legal and regulatory compliance programs, which includes receiving periodic reports from management on our global ethics and compliance program and reviewing our company’s code of conduct. In addition, the committee oversees our internal audit function, as well as risks related to information technology use and protection, including cybersecurity and data privacy, as described in more detail below.

•

Human Capital and Compensation Committee: The Human Capital and Compensation Committee has the responsibility to review risks related to our compensation policies and practices, which includes conducting an annual compensation risk assessment. The committee also oversees risks related to our company’s key human capital management strategies and programs, including relating to diversity, equity and inclusion.

•

Corporate Governance and Sustainability Committee: The Corporate Governance and Sustainability Committee oversees risks relating to our corporate governance policies, practices and structure. The committee also oversees risks related to sustainability, including environmental and human rights issues and impacts.

•

Finance and Capital Planning Committee: The Finance and Capital Planning Committee oversees certain financial matters and risks relating to our capital structure and liquidity, hedging and foreign currency transactions, acquisitions and divestitures and significant capital projects.

Cybersecurity Risk Management

Cybersecurity is a critical component of risk management at Under Armour. Our Board of Directors has delegated primary responsibility to oversee the management of cybersecurity risks to the Audit Committee. The committee receives regular reports regarding our cybersecurity risks, with two briefings by senior management annually and periodic updates as appropriate. Our global cybersecurity team, led by our Chief Information Security Officer, coordinates an annual external network penetration test, as well as security audits of certain systems as appropriate. We require that all employees with access to our corporate systems complete an annual cybersecurity and data privacy training. We regularly conduct training events with various business teams to educate our employees on business-critical cybersecurity risks. In addition, as part of our Payment Card Industry compliance, we require all relevant employees to complete annual role-based training on protecting payment devices and payment card information. Our training program also includes multiple phishing awareness campaigns throughout the year for all employees with system access. To further drive preparedness and awareness, we conduct annual tabletop exercises with our executive team focused on cybersecurity risks and business continuity. We regularly evaluate our privacy notices, policies and procedures surrounding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data incidents or breaches. We also maintain an information security insurance policy, which insures against liability for data incidents or breaches and other technology related exposures.

Sustainability Oversight

We are a purpose-led, values-based organization. Our Purpose—We Empower Those Who Strive for More—articulates why Under Armour exists. Our Values, which are listed at the beginning of this Proxy Statement, capture the beliefs and behaviors that shape our culture and define how we operate as a company and global citizen. Our Purpose and Values, including Act Sustainably and Stand for Equality, steer the ambitions we set as an organization, the questions we ask to guide our strategy and planning, the decisions we make for our culture and brand and the actions we take, including with respect to environmental and social issues and how we engage in related governance.

Our Board of Directors has delegated to our Corporate Governance and Sustainability Committee oversight of our significant sustainability strategies, programs, policies and practices. The committee receives quarterly updates from our Chief Sustainability Officer on these matters, and reviews and approves significant sustainability and corporate responsibility policies and reports.

Our corporate sustainability strategy is based on responsible business practices, including a commitment to sustainability and human rights and addressing related opportunities and risks. Our sustainability strategies and goals are reviewed and approved by our President and Chief Executive Officer, our Executive Leadership Team and our Sustainability Leadership Council, composed of our Chief Sustainability Officer, Chief Financial Officer, Chief Operating Officer, Chief Product Officer, Chief Legal Officer and Chief People and Administrative Officer. Our Sustainability team, led by our Chief Sustainability Officer, is responsible for formulating our sustainability strategy, leading its integration into the business and managing our sustainability program, which addresses environmental (including climate change) and human rights issues and impacts and leads engagement regarding related due diligence and business integration. We also have a cross-functional task force consisting of leaders from an array of teams across our business that discusses and collaborates on key sustainability issues and initiatives to ensure holistic oversight, consideration and analysis of sustainability across our company.

We encourage you to learn more about our sustainability initiatives by reviewing our 2021 Sustainability & Impact Report, available at our corporate website, https://about.underarmour.com/, under “Purpose—Sustainability—Reporting & Governance.”

Diversity, Equity and Inclusion Oversight

Our commitment to diversity, equity and inclusion starts with our Board of Directors and its ongoing commitment to considering principles of diversity, including gender, race and ethnicity, in identifying new director candidates, as described in “Identifying and Evaluating Director Candidates” above. Our Board has delegated to our Human Capital and Compensation Committee oversight of our key human capital management strategies and programs, including with respect to diversity, equity and inclusion. The committee regularly reviews our progress towards achieving our diversity, equity and inclusion goals.

Our Purpose challenges us continually to protect and evolve our culture. Our Values reflect our foundational belief that having an engaged, diverse and committed workforce enhances our culture and drives our business success, ultimately helping us deliver the most innovative products that make athletes better. We have set measurable, time-bound goals for improving diversity among our team, including a commitment to increase the number of historically underrepresented employees throughout our leadership levels. We are also committed to increasing representation of women in our business’s critical areas, particularly in leadership, commercial and technical roles globally. These goals are publicly outlined on our corporate website, https://about.underarmour.com/, under “Purpose—Diversity, Equity & Inclusion,” where we also publish our representation statistics annually. Our annual incentive plan for all employees, including our executives as described below in “Executive Compensation—Compensation Discussion and Analysis—Components of Our Fiscal Year 2023 Compensation Program,” incorporates performance measures to further our diversity, equity and inclusion goals.

Availability of Corporate Governance Information

For additional information on our corporate governance, including Board committee charters, our Corporate Governance Guidelines and our code of business conduct and ethics, visit our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines to align the financial interests of our company’s executives and non-management directors with the interests of our stockholders. The guidelines currently provide that executive officers should own company stock with a value at least equal to six times the annual base salary for the Chief Executive Officer, three times annual base salary for Executive Vice Presidents and one times annual base salary for all other executive officers, in each case based on the average closing price of our stock for the prior fiscal year. The guidelines also provide that non-management directors should own company stock with a value at least equal to five times the amount of the annual retainer paid to directors. Executive officers are expected to achieve the stock ownership levels under these guidelines within five years of their hire or promotion to executive officer and non-management directors within five years of joining our Board. The equity that qualifies for determining stock ownership levels under the guidelines includes owned shares, deferred stock units held pursuant to the Non-Employee Directors Deferred Stock Unit Plan (described below) and shares issuable with respect to unvested, time based restricted stock units, but excludes unearned shares issuable with respect to unvested, performance based restricted stock units and unexercised options (or any portion thereof, such as the current “in the money” value). The company’s stock ownership guidelines can be found on our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

All executive officers and non-management directors are either in compliance with the guidelines as of the last measuring date or are new to their roles within the last five years and so are not yet required to have achieved the applicable stock ownership levels. We anticipate such executive officers and non-management directors will be in compliance with the guidelines within the required time frame.

Communication with Directors

If stockholders or other interested parties wish to communicate with non-management directors, they should write to Under Armour, Inc., Attention: Corporate Secretary, 1020 Hull Street, Baltimore, Maryland 21230. Further information concerning contacting our Board is available through our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

Indemnification of Directors in Derivative Actions

Under the Maryland General Corporation Law (the “MGCL”), we are required to report to stockholders in this Proxy Statement certain information regarding the indemnification or advancement of expenses to members of our Board. As disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, certain of our directors and officers have been named as defendants in certain derivative actions brought against the company (the “derivative actions”). Under our Bylaws and the MGCL, our directors and officers may be entitled to indemnification and advancement of legal expenses in certain circumstances in connection with these derivative actions. As the legal representation of our directors other than Mr. Plank and Mr. Frisk is currently combined with the legal representation of our company, we have not advanced or reimbursed expenses of any of our directors other than Mr. Plank and Mr. Frisk to date. During the transition period and fiscal year 2023, we advanced approximately $38,652 and $6,048 of legal expenses for Mr. Plank and Mr. Frisk, respectively.

COMPENSATION OF DIRECTORS

Retainers

The compensation arrangement for non-management directors during the transition period and fiscal year 2023 was as follows:

	Transition Period	FY2023
Annual Retainer for each Director	$18,750	$75,000
Annual Retainer for Committee Chairs
Audit Committee	$6,250	$25,000
Human Capital and Compensation Committee	$5,625	$22,500
Corporate Governance and Sustainability Committee	$5,000	$20,000
Finance and Capital Planning Committee	$5,000	$20,000
Annual Retainer for Committee Members	$2,500	$10,000
Annual Retainer for Lead Director	$18,750	$75,000

As previously disclosed, our Board of Directors approved a change in our fiscal year end from December 31 to March 31, effective for the fiscal year beginning April 1, 2022. Following a three-month transition period (January 1, 2022—March 31, 2022), our fiscal year 2023 ran from April 1, 2022 through March 31, 2023. Consequently, there was no fiscal year 2022. To account for our change in fiscal year end, the Human Capital and Compensation Committee recommended, and the Board of Directors approved, amendments to the company’s Non-Employee Director Compensation Plan, effective January 1, 2022, to align the plan year with our new fiscal year and to compensate the non-management directors for their service on our Board during the transition period.

The cash retainers are payable in quarterly installments in arrears and directors have the option to defer the cash retainers into deferred stock units pursuant to the Non-Employee Directors Deferred Stock Unit Plan. Beginning with the second quarter of 2016, we began issuing deferred stock units for shares of our Class C Stock rather than our Class A Stock. Deferred stock units will be settled in shares of our Class A Stock or Class C Stock (as applicable) on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability. During fiscal year 2023, we did not pay separate fees for attendance at any Board or standing committee meetings.

As described above, during fiscal year 2023, the Board established an ad hoc CEO Search Committee, consisting of one chairperson and two members, for the sole purpose of identifying and recommending a new President and Chief Executive Officer. As compensation for serving on the CEO Search Committee, each committee member received a one-time fee of $10,000 and the committee chair received a one-time fee of $20,000. The fees were paid on January 3, 2023, following the successful selection of our new President and Chief Executive Officer, Stephanie Linnartz.

Equity Awards

Non-management directors also receive the following equity awards:

•	Upon initial election to the Board, an award of restricted stock units for shares of Class C Stock valued (on the grant date) at $100,000 with the units vesting in three equal annual installments.

•

An annual award of restricted stock units for shares of Class C Stock granted following each Annual Meeting of Stockholders with the units vesting in full at the following year’s Annual Meeting of Stockholders. In a typical twelve-month fiscal year, this annual award is valued on the grant date at $150,000. Following the 2022 Annual Meeting of Stockholders, to

compensate the non-management directors for their service on our Board during the transition period, the annual award was valued on the grant date at $187,500.

The restricted stock units vest in full upon the director’s death or disability or upon a change in control of Under Armour. The restricted stock units are forfeited if the director leaves the Board for any other reason prior to the scheduled vesting term. Upon vesting of the restricted stock units, the restricted stock units are converted into deferred stock units with the shares delivered six months after the director leaves the Board, or sooner upon death or disability.

The table below sets forth information concerning the compensation of our non-management directors for the transition period and for fiscal year 2023.

Director Compensation for the Transition Period and Fiscal Year 2023

	Transition Period			Fiscal Year 2023
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Douglas E. Coltharp	30,000	—	30,000	120,000	187,500	307,500
Jerri L. DeVard	23,750	—	23,750	95,000	187,500	282,500
Mohamed A. El-Erian	42,500	—	42,500	170,000	187,500	357,500
Carolyn N. Everson(4)	—	—	—	13,333	187,500	200,833
David W. Gibbs	23,750	—	23,750	105,000	187,500	292,500
Karen W. Katz	23,750	—	23,750	115,000	187,500	302,500
Westley Moore(5)	21,250	—	21,250	51,508	—	51,508
Eric T. Olson	23,750	—	23,750	105,000	187,500	292,500
Harvey L. Sanders(6)	24,375	—	24,375	97,500	—	97,500
Patrick W. Whitesell(4)	—	—	—	13,333	187,500	200,833

(1)

Non-management directors may elect to defer cash retainers into deferred stock units pursuant to the Non-Employee Directors Deferred Stock Unit Plan as described above. The table below sets forth the amount of cash deferred and the number of deferred stock units of Class C Stock received for those directors who made this election.

	Transition Period		Fiscal Year 2023
Name	Cash Deferred ($)	Deferred Stock Units (#)	Cash Deferred ($)	Deferred Stock Units (#)
Douglas E. Coltharp	30,000	1,949	120,000	15,547
Jerri L. DeVard	—	—	—	—
Mohamed A. El-Erian	23,750	1,543	95,000	12,308
Carolyn N. Everson(4)	—	—	13,333	1,569
David W. Gibbs	23,750	1,543	105,000	13,433
Karen W. Katz	18,750	1,218	75,000	9,717
Westley Moore(5)	2,500	162	5,000	720
Eric T. Olson	—	—	—	—
Harvey L. Sanders(6)	24,375	1,584	73,125	9,764
Patrick W. Whitesell(4)	—	—	13,333	1,569

(2)

The amount in this column reflects the aggregate grant date fair value in accordance with applicable accounting guidance of the Class C Stock awards granted during fiscal year 2023. As of March 31, 2023, each of Mr. Coltharp, Ms. DeVard, Dr. El-Erian, Ms. Katz and Admiral Olson held restricted stock units for 20,402.61 shares of Class C Stock, which amount represents restricted stock units granted pursuant to the annual equity award following the 2022 Annual Meeting of Stockholders. As of March 31, 2023, Mr. Gibbs held restricted stock units for 23,694.79 shares of Class C Stock, which amount also includes restricted stock units awarded when he was appointed to the Board in September 2021. Ms. Everson and Mr. Whitesell joined our Board effective February 1, 2023 and hold restricted stock units for 16,786.03 shares of Class C Stock as of March 31, 2023, which amount represents restricted stock units granted pursuant to an initial equity award upon being appointed to the Board and a prorated annual equity award. Mr. Moore and Mr. Sanders resigned from our Board effective November 9, 2022 and March 31, 2023, respectively, and so forfeited the annual equity award granted following the 2022 Annual Meeting of Stockholders and, in the case of Mr. Moore, the unvested restricted stock units awarded when he was appointed to the Board in October 2020.

(3)

We have disclosed the assumptions made in the valuation of the stock awards in “Stock-Based Compensation” under Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

(4)

Ms. Everson and Mr. Whitesell were appointed to our Board of Directors effective February 1, 2023. On March 1, 2023, Ms. Everson became a member of the Corporate Governance and Sustainability Committee and Mr. Whitesell became a member of the Human Capital and Compensation Committee.

(5)

Mr. Moore served on our Board of Directors and as a member of the Corporate Governance and Sustainability Committee through November 9, 2022, when, as previously disclosed, he stepped down from our Board due to his successful election to Governor of the State of Maryland. Shares underlying Mr. Moore’s deferred stock units were delivered to him six months after his departure from our Board, in accordance with their terms.

(6)

As previously disclosed, Mr. Sanders retired from our Board of Directors on March 31, 2023. During the transition period and fiscal year 2023, he served as chair of the Human Capital and Compensation Committee. Shares underlying Mr. Sanders’ deferred stock units will be delivered to him six months after his departure from our Board, in accordance with their terms.

Update to Director Compensation for Fiscal Year 2024

As discussed above, the Human Capital and Compensation Committee advises the Board on director compensation. The current levels of compensation for our non-employee directors have been in place since January 1, 2021. In February 2023, management researched director compensation practices of the companies in our peer group (described further below) and reviewed the data with the Human Capital and Compensation Committee. Following this review, the committee and the Board believed that certain elements of our director compensation were not in line with competitive practices and that increases or decreases were appropriate to bring our director compensation more in line with director compensation in our industry. Therefore, the committee recommended and the Board approved, effective April 1, 2023, the following changes to our director compensation:

•	an increase in the annual retainer for each non-employee director to $90,000 (from $75,000);

•	an increase in the annual retainer for the chair of the Audit Committee to $30,000 (from $25,000);

•	an increase in the annual retainer for the chair of the Human Capital and Compensation Committee to $25,000 (from $22,500);

•	an increase in the annual retainer for the chair of the Corporate Governance and Sustainability Committee to $22,500 (from $20,000);

•	an increase in the annual retainer for the chair of the Finance and Capital Planning Committee to $22,500 (from $20,000); and

•	a decrease in the annual retainer for the lead director to $50,000 (from $75,000).

The committee did not recommend any changes to the annual retainer for each committee member, the initial equity award for each non-employee director or the annual equity award for each non-employee director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation policies and decisions regarding the fiscal year 2023 compensation for our executive officers named in the compensation tables in this Proxy Statement.

Executive Summary

We faced a challenging macroeconomic and retail environment in fiscal year 2023 that included negative impacts from changes in foreign currency rates and inflationary pressures, higher promotions and discounting related to industry-wide elevated inventory balances and ongoing COVID-19 related impacts in China. This led to net revenue growth of 3%, a lower growth rate than we had initially anticipated at the start of the year. Despite these challenges, we worked to effectively manage our expenses throughout the year, with selling, general and administrative expenses down by 2%, as we continued to focus on operating efficiency and profitability.

Our executive compensation programs in fiscal year 2023 were designed to require our executives to deliver results consistent with our annual operating plan, with a continued focus on improving efficiency and driving profitability, and advancing our long-term efforts to continue to grow our brand. As discussed in more detail below, we achieved the threshold level of performance for the financial targets in our fiscal year 2023 annual cash incentive plan, resulting in a significant reduction to incentive award amounts for our named executive officers (achieving 39% of the target level of performance). In addition, while the performance period for our fiscal year 2023 performance based equity awards is ongoing, based primarily on our income from operations and net revenue results for fiscal year 2023 and our initial operating plan for fiscal year 2024, we currently expect achievement of these awards to be below the target level of performance.

Management Changes

We experienced significant changes to our executive management team during fiscal year 2023. In May 2022, we announced that effective June 1, 2022, Patrik Frisk would step down from his role as President and Chief Executive Officer of the company and as a member of the company’s Board of Directors, and Colin Browne, our Chief Operating Officer, would assume the role of interim President and Chief Executive Officer while our Board of Directors conducted a comprehensive search of internal and external candidates. To support the transition, Mr. Frisk remained with the company as an advisor through September 1, 2022, and thereafter has continued to provide consulting services. In December 2022, we announced that effective February 27, 2023, our Board of Directors appointed Stephanie Linnartz, who most recently served as the President of Marriott International, Inc., as the President and Chief Executive Officer of the company and a member of the company’s Board of Directors.

In addition, we announced the departure of two additional executive officers. In September 2022, we announced that Stephanie Pugliese, President of the Americas, would be stepping down from her role at the end of October 2022, and David Baxter would succeed her. In March 2023, we internally announced that Massimo Baratto, Chief Consumer Officer, would be leaving the company in May 2023, and we began a public search for his successor.

Fiscal Year End Change

As previously disclosed, our Board of Directors approved a change in our fiscal year end from December 31 to March 31, effective for the fiscal year beginning April 1, 2022. In this Proxy Statement, we refer to the three-month period that began on January 1, 2022 and ended on March 31, 2022 as the

“transition period” or “2022 TP.” Our most recently completed fiscal year was the twelve-month period that began on April 1, 2022 and ended on March 31, 2023, which we refer to as “fiscal year 2023” or “FY2023.” Our fiscal year 2021 began on January 1, 2021 and ended on December 31, 2021 and our fiscal year 2020 began on January 1, 2020 and ended on December 31, 2020. There was no fiscal year 2022. The change in fiscal year end impacted the design and timing of the approval of certain elements of our executive compensation program, as further described in the sections below.

Executive Compensation Program Changes for Fiscal Year 2023

In fiscal year 2020 and 2021, the design of our executive compensation program was significantly influenced by the unprecedented impacts of the COVID-19 pandemic on the macroeconomic economy, our industry and our business. Given the impact of COVID-19 on our ability to reliably forecast our sales and profitability and the ongoing uncertainty on our business and our industry, for fiscal year 2020 and 2021, management recommended, and the Human Capital and Compensation Committee approved, granting 100% time based annual equity awards with no “stretch” opportunity. For fiscal year 2023, management recommended, and the committee approved, returning to our historical practice of granting 50% time based and 50% performance based awards for the annual equity award program. Key changes to our annual equity award program implemented for fiscal year 2023 include the following:

What We Changed for Annual Equity Awards:	Why We Changed It:

Re-established use of performance based restricted stock units as a component of annual equity award program (as compared to only time based awards in 2020 and 2021)	Returns to the company’s long-standing, pre-pandemic practice of aligning pay for performance, while promoting retention, maintaining alignment with stockholders and continuing to require strong financial performance

Extended length of performance period to three years (as compared to pre-pandemic practice of two years)	Aligns length of performance period with market practices

Re-established dual metrics of net revenue and adjusted operating income	Emphasizes the importance of overall growth in our business, with a continued emphasis on profitability

Established cliff-vesting for performance based awards at the end of the performance period (as compared to pre-pandemic practice of vesting in three annual tranches if performance target is met)	Aligns vesting design with market practices, while continuing to maintain alignment with stockholders

Changed the vesting period of annual time based restricted stock unit awards to three annual tranches (as compared to four annual tranches previously)	Aligns vesting design with market practices, while continuing to maintain alignment with stockholders

Fiscal Year 2023 Performance and Compensation Highlights

For fiscal year 2023, a substantial portion of the annual compensation potential for our executive officers was tied to the performance of our company, primarily through:

•	our annual cash incentive plan, with awards earned based primarily on our financial performance in fiscal year 2023; and

•

our annual equity award program, which were in the form of 50% time based and 50% performance based restricted stock unit awards, where the value ultimately realized by our executives depends on our long-term financial performance.

Our adjusted operating income reached $330.1 million ($283.8 million on a GAAP basis), and our currency neutral net revenue reached $5.99 billion ($5.90 billion on a GAAP basis), in each case meeting the threshold levels of performance set forth under our fiscal year 2023 annual cash incentive plan (the threshold adjusted operating income and revenue targets were set at $330 million and $5.98 billion, respectively). The performance targets for the performance based equity awards granted in fiscal year 2023 were based on net revenue and adjusted operating income targets consistent with our long-term financial plan at the start of fiscal year 2023. As discussed in more detail below, given our results in fiscal year 2023 and our initial annual operating plan for fiscal year 2024, we currently expect these awards to be earned below the target level of performance. See “—Components of Our Fiscal Year 2023 Compensation Program—Equity Awards—Annual Performance Based Awards and Time Based Equity Awards for Fiscal Year 2023.”

Currency neutral net revenue amounts presented in this Proxy Statement generally refer to our GAAP net revenues, adjusted for gains or losses incurred due to changes in foreign currency exchange rates as compared with the foreign exchange rates used in our initial annual operating plan. Adjusted operating income amounts presented in this Proxy Statement generally refer to our GAAP operating income, adjusted for certain specified items considered when determining executive compensation. For purposes of determining executive compensation, our annual cash incentive plan specified certain adjustments that should be considered when evaluating performance against the targets, which would have the effect of further increasing adjusted operating income. These adjustments included items such as the impact of certain goodwill impairment charges, the impact of restructuring and other related charges, certain litigation related expense, foreign exchange losses and charges related to the write-down of our accounts receivable asset due to customer bankruptcies. For a reconciliation of currency neutral net revenue and adjusted operating income as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Reconciliation of Non-GAAP Financial Measures.”

Advisory Vote to Approve Executive Compensation

At our 2022 Annual Meeting of Stockholders, we held an advisory vote to approve executive compensation, commonly referred to as “say on pay.” The Human Capital and Compensation Committee values the opinions expressed by stockholders in these votes. While these votes are advisory and non-binding, the Human Capital and Compensation Committee and the Board review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with stockholders to better understand issues and concerns not previously presented.

Our stockholders overwhelmingly approved our “say on pay” proposal at our 2022 Annual Meeting of Stockholders, with more than 97% of the votes cast voting to approve our executive compensation. The Human Capital and Compensation Committee reviewed the voting results and given the strong level of support, did not make any changes to our executive compensation program or principles in response to the vote. The Human Capital and Compensation Committee will continue to consider results from the annual “say on pay” advisory vote, including the results from the upcoming 2023 Annual Meeting of Stockholders, as well as other stockholder input, when reviewing executive compensation programs, principles and policies.

Executive Compensation Features

We believe our executive compensation programs incorporate best practices that seek to drive business performance and align our executives with stockholder interests:

What We Do	What We Don’t Do

✓  Pay for performance by tying the majority of executive compensation to pre-established, quantifiable performance goals or our stock price

✓  Double trigger provisions for all equity awards

✓  Balance of short- and long-term performance metrics

✓  “Clawback” provisions in our annual cash incentive plan and long-term incentive plan

✓  Independent executive compensation consultant

✓  Stock ownership guidelines for executive officers

✓  Conduct annual stockholder “say on pay” advisory vote

×   Employment agreements (unless required by local law)

×   Pension or supplemental retirement plan

×   Guaranteed salary increases for executive officers

×   Inclusion of long-term incentive awards in severance benefit calculations

×   Contributions to the deferred compensation plan for any executive officer in the transition period or fiscal year 2023

×   Permit hedging of Under Armour shares (with no director or officer having any shares pledged as security in the transition period or fiscal year 2023)

×   Allow recycling back into our equity plan of shares used for taxes or option exercises

×   Provide excessive benefits and perquisites

Objectives and Elements of our Compensation Program

The overall objectives of our compensation program for our executive officers are to:

•	Attract and retain highly qualified executives committed to our brand and our purpose;

•	Reward performance and motivate our executives to build and grow our business profitably;

•	Align the interests of our executives with the interests of our stockholders; and

•	Provide competitive pay based on peer group and market data.

During fiscal year 2023, the critical elements of our executive compensation program that are designed to help achieve these objectives are as follows:

	Compensation Element	Purpose	Key Characteristics

FIXED	Base Salary	Compensate fairly and competitively to help us attract and retain highly qualified executives	Determined primarily by the level of responsibility and experience while also considering competitive market data

AT RISK	Annual Cash Incentive Awards	Reward executives for the achievement of near-term financial and strategic objectives and individual performance

Target cash incentive amount set as a percentage of base salary

Actual payout based on performance against pre-established financial and diversity, equity and inclusion targets and an individual performance factor

	Equity Awards	Directly link the interests of executives with stockholders, promote retention and reward strong performance to create long-term stockholder value

Reflects a combination of time based and performance based restricted stock units with the value of the awards directly tied to our stock price

Time based awards vest in three equal annual installments

Performance based awards vest only upon achievement of combined three-year net revenue and adjusted operating income targets; if achieved, these awards cliff vest at the end of the three-year performance period

We offer limited benefits and perquisites to our executives and do not offer pension or other retirement plans, other than a 401(k) plan that is offered to our employees generally and a deferred compensation plan pursuant to which executives may defer certain compensation; however, we did not make any company contributions to this plan in the transition period or fiscal year 2023 for any executive officers. See “—Benefits and Perquisites” below. Our annual equity awards include provisions allowing the acceleration of all or a portion of unvested amounts upon retirement for employees that meet certain criteria based on age and years of service. None of our named executive officers currently meet these retirement eligibility criteria.

Compensation Decision-Making Process

Human Capital and Compensation Committee review process

In early 2022, the Human Capital and Compensation Committee engaged the services of Willis Towers Watson (“WTW”) to provide executive compensation consulting services. The committee obtained from WTW competitive market data on compensation for executives to generally assess the competitiveness of our executive compensation. The competitive market data was based on a peer group and published industry survey data from WTW’s General Industry Executive Compensation and Retail/Wholesale Executive Compensation, among other surveys. The peer group was developed by management based on publicly traded companies within the apparel and footwear industries. Some of the companies within the peer group may compete with us for talent or compare our performance from time to time. The following companies were included in the peer group:

Fiscal Year 2023 Peer Group

Bath & Body Works, Inc. (formerly L Brands Inc.)	Levi Strauss & Co.	Skechers U.S.A., Inc.
Capri Holdings Limited	lululemon athletica inc.	Tapestry, Inc.
Carters, Inc.	NIKE, Inc.	V.F. Corporation
Columbia Sportswear Company	PVH Corp.	Wolverine World Wide, Inc.
Hanesbrands Inc.	Ralph Lauren Corporation

The Human Capital and Compensation Committee did not target compensation at or near any particular percentile ranking within the peer group or industry survey data or otherwise use this competitive market data to determine the amount or form of executive compensation. Rather the committee used this data as a general assessment of the competitiveness of our executive compensation programs. The committee determined that our executive compensation was reasonable when compared to the peer group and industry data. As discussed throughout this Compensation Discussion and Analysis section, the committee considers many factors in determining executive compensation levels, including the executive’s prior experience, the position and level of responsibility with our company, market competitiveness, and company, business unit and individual performance.

In May 2023, in conjunction with the review of performance against the fiscal year 2023 annual cash incentive plan targets and fiscal year 2024 salaries and annual equity awards for executive officers, the Human Capital and Compensation Committee reviewed tally sheets relating to executive officer compensation that were prepared by management. The tally sheets included summary compensation information for fiscal year 2020 through fiscal year 2023, including base salary, annual cash incentive awards and equity awards, and the value of unvested equity awards vesting in 2023 and future years.

The Human Capital and Compensation Committee reviewed similar tally sheet data in early 2022 in conjunction with the approval of fiscal year 2023 base salaries and annual equity awards for executive officers.

Historically, during the first quarter of each fiscal year, the Human Capital and Compensation Committee considers annual base salary adjustments, certifies performance under our prior year’s performance based awards and approves the performance measures for the annual cash incentive award and any performance based equity awards for the current fiscal year and the grant of any annual equity awards. However, given the change in our fiscal year end, the committee considered and approved base salary adjustments and approved annual time based equity awards during the transition period. The committee then considered and approved performance measures and award amounts for the annual cash incentive awards during the first quarter of fiscal year 2023.

Management’s role in determining compensation

As discussed throughout this Compensation Discussion and Analysis section, management makes recommendations to the Human Capital and Compensation Committee on base salaries, annual cash incentive awards, annual equity awards and other types of compensation for executive officers, other than our Executive Chair and Brand Chief, Mr. Plank, and our President and Chief Executive Officer, Ms. Linnartz. With respect to fiscal year 2023, in early 2022 Mr. Frisk, with input from other senior executives generally recommended the salaries, annual incentive awards and equity awards for our executive officers. Ms. Linnartz has similarly made recommendations for fiscal year 2024. The recommendations are based on an assessment of each executive’s performance, including the performance of the business unit(s) for which the executive officer has responsibility and contributions made to the overall success of our business. Mr. Plank, our Executive Chair and Brand Chief, provided recommendations with respect to Mr. Frisk’s fiscal year 2023 compensation to the committee based on his performance and the overall success of our business in the prior fiscal year.

Certain executives, including our Chief Executive Officer, our Chief People and Administrative Officer, our Vice President of Human Resources & Total Rewards, our Chief Financial Officer and our Chief Legal Officer and Corporate Secretary, have also been involved in recommendations on the design and framework for our annual cash incentive awards and our annual equity awards. These executives also attend meetings of the Human Capital and Compensation Committee from time to time. The committee generally approves salaries and annual incentive awards for executive officers in executive sessions of the committee without management present.

Components of Our Fiscal Year 2023 Compensation Program

BASE SALARY

The Human Capital and Compensation Committee approves base salaries for our executive officers at levels it deems appropriate based primarily on the executive’s level of responsibility, experience and competitive market data.

The following table summarizes the base salaries for our named executive officers approved by the Human Capital and Compensation Committee for fiscal year 2023:

Named Executive	Title	FY2023 Base Salary
Stephanie Linnartz(1)	President and Chief Executive Officer	$1,300,000
Kevin Plank	Executive Chair and Brand Chief	$500,000
David Bergman	Chief Financial Officer	$750,000
Colin Browne(2)	Chief Operating Officer; Former Interim President and Chief Executive Officer	$1,000,000
Tchernavia Rocker	Chief People and Administrative Officer	$675,000
Patrik Frisk(3)	Former President and Chief Executive Officer	$1,300,000
Massimo Baratto(4)	Former Chief Consumer Officer	$750,000
Stephanie Pugliese(5)	Former President, Americas	$750,000

(1)	Ms. Linnartz joined the company on February 27, 2023.

(2)

In connection with assuming the interim President and Chief Executive Officer role, the Human Capital and Compensation Committee approved an increase in Mr. Browne’s fiscal year 2023 base salary from $775,000 to $1,000,000 effective June 1, 2022.

(3)	Mr. Frisk stepped down from the role of President and Chief Executive Officer on May 31, 2022.

(4)

Mr. Baratto assumed additional responsibilities in connection with the departure of Mr. Frisk, and the Human Capital and Compensation Committee approved an increase in Mr. Baratto’s fiscal year 2023 base salary from $600,000 to $750,000 effective June 1, 2022. Mr. Baratto left the company in May 2023.

(5)	Ms. Pugliese stepped down from the role of President, Americas on October 24, 2022 and continued to serve as an advisor to the company through March 3, 2023.

Other than in connection with Mr. Browne’s appointment as Interim President and Chief Executive Officer, the Human Capital and Compensation Committee did not increase any named executive officer’s base salary in fiscal year 2023. In making this decision, the committee considered competitive market data on compensation for comparable positions from WTW’s executive compensation market assessment, which includes surveys and proxy data.

ANNUAL CASH INCENTIVE AWARD

Plan Design and Performance Measures

We have an annual cash incentive plan for our executive officers pursuant to which executives are eligible for a cash incentive award based primarily on company performance during the year. In May 2022, we announced our financial expectations for fiscal year 2023, noting that we expected net revenue growth at 5 to 7 percent as compared to the comparable baseline period (April 1, 2021 to March 31, 2022), and adjusted operating income of $375 million to $400 million. The Human Capital and Compensation Committee considered these expectations when establishing targets under the annual cash incentive plan. The committee also considered the continued importance of our diversity, equity and inclusion efforts.

Below is a summary of the targets considered in our annual cash incentive plan for fiscal year 2023, their relative weighting and our performance against each metric:

Fiscal Year 2023 Annual Cash Incentive Plan

	Weighting	Description	Threshold	Target	Maximum	FY2023 Results
Financial Targets

Adjusted Operating Income*	60%	Weighting emphasizes the continued importance of profitability when determining ultimate award amounts	$330 million	$410 million	$460 million	$330 million

Currency Neutral Net Revenue**	20%	Continued revenue growth considered a fundamental indicator of our business strength	$5,980 million	$6,140 million	$6,300 million	$5,987 million
Diversity, Equity and Inclusion	20%

Organizational Education Achievements**		Required accountability for completion of specified training and education requirements by corporate employees	80% training completion by corporate employees based on program and level within the organization	90% training completion by corporate employees based on program and level within the organization	100% training completion by corporate employees based on program and level within the organization	Exceeded Target

Representation Improvements**		Required improvement of representation metrics for women and underrepresented groups in the U.S. corporate employee population	80% of specified target improvements at various levels within the organization	100% of specified target improvements at various levels within the organization	120% of specified target improvements at various levels within the organization	Between Threshold and Target

*

The Adjusted Operating Income targets above must include the funding for the incentive award amounts. As a result, in order to fund higher incentive award amounts above the threshold level, the company must have achieved Operating Income levels even higher than those shown above. Our actual GAAP reported Operating Income for fiscal year 2023 was approximately $283.8 million.

**

The threshold Adjusted Operating Income goal must be met for the Currency Neutral Net Revenue and Diversity, Equity and Inclusion performance metrics to be funded for payout. If the Adjusted Operating Income payout is above threshold, but below target, the payout for the Currency Neutral Net Revenue and Diversity, Equity and Inclusion metrics cannot exceed 50% of the Adjusted Operating Income payout.

Our annual cash incentive plan for executives for fiscal year 2023 was based primarily on the financial and diversity, equity and inclusion targets described above. For the financial targets, each executive’s performance was tied to overall company performance rather than individual business units. For executives in charge of certain business units, achievement of diversity, equity and inclusion targets is measured based on the individual business unit performance. For Mr. Plank, however, 100% of his incentive award was tied to the financial performance and diversity, equity and inclusion targets for the overall company. In addition, while the annual cash incentive award amounts are primarily determined based on the company-wide measures discussed above, the Human Capital and Compensation Committee also considers the individual performance of our executive officers, and may adjust up or down the annual cash incentive amounts based on individual performance during the year.

Performance reviews are generally based on a qualitative assessment of performance and consider the executive’s performance and the performance of the department or departments for which the executive has responsibility and the contributions the executive and department are making to the overall success of Under Armour.

Our annual cash incentive plan for executives for fiscal year 2023 was designed with two financial targets: adjusted operating income and net revenue. However, as world markets experienced significant volatility and the impact of foreign currency exchange rates began to negatively impact our net revenue during the first half of fiscal year 2023, management and the Human Capital and Compensation Committee (in consultation with WTW) began to discuss the related impacts on the net revenue performance measure for fiscal year 2023. Management highlighted a misalignment within the fiscal year 2023 annual cash incentive plan design, whereby the adjusted operating income target adjusted for the impact of foreign exchange rates, which is generally viewed as a macroeconomic factor outside of the control of our executives, but the net revenue target did not. The committee members agreed to defer considering the related impacts on net revenue until they had an opportunity to review the full fiscal year 2023 financial results. In May 2023, the committee met to review the fiscal year 2023 financial results and certify the achievement under the fiscal year 2023 executive incentive plan performance measures. WTW also attended this meeting, and the committee members discussed with management and WTW the impact of foreign currency exchange rates on our results for the fiscal year and general market practices with regard to compensation plan design in this regard. The committee also met in executive session to discuss further. In executive session, the committee determined to consider currency neutral net revenue as the second financial target in the fiscal year 2023 annual cash incentive plan rather than net revenue.

Incentive Award Levels and Fiscal Year 2023 Results

For fiscal year 2023, the Human Capital and Compensation Committee set the following award target levels under our annual cash incentive plan for our named executive officers based on achievement of the metrics outlined above:

	Threshold	Target	Maximum

	(Pays at 50% of Target)		(Pays at 200% of Target)

Chief Executive Officer	82.5% of annual salary	165% of annual salary	330% of annual salary

Executive Chair and Brand Chief	$500,000	$1,000,000	$2,000,000

Other Named Executive Officers	37.5% of annual salary	75% of annual salary	150% of annual salary

The Human Capital and Compensation Committee did not increase the annual cash incentive award target levels for fiscal year 2023 as compared to fiscal year 2021. To account for the fiscal year end change, each executive’s fiscal year 2023 final earned annual cash incentive award was multiplied by 1.25 to compensate the executive for the transition period. There was no proration applied to any executive base salary to account for the shift in timing of the committee reviewing and approving base salary adjustments in May instead of February.

Between the threshold amount and the target amount of each metric, and the target amount and maximum amount of each metric, the company utilizes a sliding scale to determine the payout based on the amount of funding generated by the incremental adjusted operating income dollars, revenue dollars, percentage of organizational education achievements or percentage of representation improvements. The annual incentive amounts for all the named executive officers were set at the above levels in order to have a significant percentage of the executive officers’ total compensation tied primarily to corporate performance. We believe tying a significant percentage of executive officers’ total compensation to corporate performance supports our objective to motivate our executives to build and profitably grow our business.

Upon his appointment to Interim President and Chief Executive Officer, Mr. Browne’s annual cash incentive award target level increased to 165% of his annual base salary (prorated for the increase that took effect on June 1, 2022). Because Ms. Linnartz did not join the company until February 27, 2023, she was not eligible for a fiscal year 2023 annual cash incentive award. However, upon joining the company, Ms. Linnartz received a one-time sign-on cash bonus of $375,000, $175,000 of which was paid on February 27, 2023, and $200,000 of which will be paid on February 27, 2024, subject to her continued employment (other than in certain circumstances, including certain separations from service).

With respect to the financial targets, we achieved the threshold performance level, with adjusted operating income of $330.1 million and currency neutral net revenue of $5,986.6 million. With respect to the diversity, equity and inclusion targets, overall company performance exceeded the target performance level for the organizational educational metric, but was between the threshold and target level for the representation improvement metric. For those named executive officers whose achievement of the representation improvement metric was measured based on individual business unit performance, performance was also between the threshold and target performance level, except with respect to Mr. Browne, whose individual business unit achievement for the representation improvement metric exceeded the target performance level. As noted above, because adjusted operating income met the threshold level but was below target, the payout for the diversity, equity and inclusion metrics were capped as to not exceed 50% of the adjusted operating income payout.

Based on these performance conditions, the Human Capital and Compensation Committee approved fiscal year 2023 annual cash incentive award amounts for the named executive officers at 39% of the target level of performance.

The annual cash incentive award for our executives is primarily determined based on the performance measures discussed above. However, the Human Capital and Compensation Committee considers the overall performance of our CEO and the other executive officers, and may adjust the annual incentive amounts based on individual performance during the year. Performance reviews are generally based on a qualitative assessment of performance and consider the executive’s performance and the performance of the department or departments for which the executive has responsibility, as well as the contributions the executive and department are making to the overall success of Under Armour. The CEO makes recommendations to the committee for adjustments for executives, if any, and the committee decides whether any adjustment is warranted for the CEO in an executive session without the CEO present. For fiscal year 2023, Ms. Rocker received an individual performance adjustment to her annual cash incentive award, resulting in her final award amount multiplied by 1.25 (or 125% of the amount). This was based on her exceptional performance and leadership during a period of significant management turnover. Due to Mr. Baratto’s announced departure from the company, the committee did not assess his performance as his fiscal year 2023 bonus was paid pursuant to the Under Armour, Inc. Executive Severance Program, which as described below assigns a departing executive assumes a predetermined performance rating resulting in his final award amount being multiplied by .85 (or 85% of the amount).

For the annual cash incentive amounts paid to the named executive officers, see the “Fiscal Year 2023 Summary Compensation Table” below.

EQUITY AWARDS

Management and the Human Capital and Compensation Committee believe equity awards are an essential component of executive compensation and serve to better align the interests of our executives with those of our stockholders.

The Human Capital and Compensation Committee approves equity awards under our Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan, as amended (the “2005 Plan”). The purpose of the 2005 Plan is to enhance our ability to attract and retain highly qualified executives and other persons and to motivate them to improve our business results and earnings for the long-term by providing them with equity holdings in Under Armour. While the committee has the discretion under the terms of the plan to issue awards for shares of our Class A Stock, the committee has used only our Class C Stock for equity compensation in recent years.

Annual Equity Awards for Fiscal Year 2023

As discussed above, historically, the mix of annual equity awards granted to our executives has been 50% time based and 50% performance based. In response to the impacts of COVID-19 on our business, in 2020 and 2021, the Human Capital and Compensation Committee approved temporary changes to the design of our annual equity award program to provide for 100% time based annual equity awards. For fiscal year 2023, management recommended, and the committee approved, returning to our historical practice of granted 50% time based and 50% performance based restricted stock unit awards for the annual equity award program. The following provides a summary of the fiscal year 2023 annual equity award program for our named executive officers:

Employees receiving equity awards under the 2005 Plan are chosen primarily based on their position and responsibilities within the company. The amount of the equity award to each employee is generally tiered based on the employee’s level within the company and competitive market practices, and for executive officers the Human Capital and Compensation Committee considered the mix of equity awards as part of the total compensation for executives. Employees at the Senior Vice President level and above receive 50% of their annual equity awards granted in the form of time based restricted stock units and 50% granted in the form of performance based restricted stock units, while equity-eligible employees below the Senior Vice President level receive 100% of their annual equity awards granted in the form of time based restricted stock units.

With respect to Mr. Bergman, in February 2022, based on relevant market data management recommended, and the Human Capital and Compensation Committee approved, an annual equity award target with a grant date fair value of $1,500,000 for fiscal year 2023 (with 50% granted in the form of time based restricted stock units and 50% in the form of performance based restricted stock units), as compared to his annual equity award target value of $1,250,000 for the prior year.

With respect to Mr. Browne, in February 2022, based on relevant market data management recommended, and the Human Capital and Compensation Committee approved, an annual equity award with a grant date fair value of $1,750,000 for fiscal year 2023 (with 50% granted in the form of time based restricted stock units and 50% in the form of performance based restricted stock units) in his role as Chief Operating Officer, as compared to his annual equity award target value of $1,250,000 for the prior year. In May 2022, in connection with Mr. Browne’s appointment as interim President and Chief Executive Officer, the committee approved an additional annual equity award with a grant date fair value of $3,000,000 (with the same mix of time based and performance based restricted stock units).

Because Ms. Linnartz did not join the company until February 27, 2023, she was not granted a fiscal year 2023 annual equity award.

With respect to each of the other named executive officers, the committee recommended an annual equity award target with the same grant date fair value as the prior year (with 50% granted in the form of time based restricted stock units and 50% in the form of performance based restricted stock units). These equity awards are included in the “Grants of Plan-Based Awards for Fiscal Year 2023” table below. Mr. Frisk and Ms. Pugliese forfeited all of their fiscal year 2023 annual equity awards upon their departures. Mr. Baratto remained with the company through the first vesting date of the fiscal year 2023 annual time based awards, but otherwise forfeited all remaining amounts.

While the performance period for the fiscal year 2023 performance based restricted stock unit awards remains ongoing, based on our financial results for fiscal year 2023 and our initial operating plan for fiscal year 2024, these awards are currently expected to be earned below the target level based on the current performance targets. Our performance in fiscal years 2024 and 2025 will ultimately determine what portion, if any, of these awards are ultimately earned.

Time Based Equity Awards

From time to time management recommends, and the Human Capital and Compensation Committee approves, other time based restricted stock unit awards to certain of our executive officers, typically in connection with the officer joining our company, a change in the scope of the officer’s responsibilities, or to ensure that the officer’s financial interests are sufficiently aligned with the interests of our stockholders. In determining the amount of these awards, management and the committee considered primarily the executive’s position and level of responsibility within our company, as well as the retention and long-term incentive value of the award.

In February 2022, management recommended, and the committee approved, a time based restricted stock unit award with a grant date fair value of $750,000 to be awarded to Mr. Bergman. The award will vest in two equal installments in February 2024 and February 2025, subject to continued employment. In considering this award, the committee considered the value of Mr. Bergman’s outstanding unvested equity awards and the criticality of Mr. Bergman’s role to the company’s financial performance.

In May 2022 in connection with the announcement of Mr. Frisk’s departure, management recommended, and the committee approved, time based restricted stock unit awards with grant date fair values of $750,000 to be awarded to each of Mr. Baratto and Ms. Rocker. Each of the awards vest in two equal installments in May 2024 and May 2025, subject to continued employment. In considering this award, the committee considered the importance of retaining each executive through the transition in leadership of the company. Following his departure from the company on May 19, 2023, Mr. Baratto forfeited this award.

In February 2023, in connection with her appointment as President and Chief Executive Officer, the committee approved a sign-on time based restricted stock unit award with a grant date fair value of $11,000,000 for Ms. Linnartz, which vests in three equal annual installments, subject to her continued employment through each vesting date. In the event of her termination without cause, resignation for good reason, or death or disability prior to the first vesting date, she will receive cash equal to $11,000,000 and forfeit the award in its entirety or, following the first vesting date, accelerated vesting of any unvested amounts.

These equity awards are included in the “Grants of Plan-Based Awards for Fiscal Year 2023” table below.

BENEFITS AND PERQUISITES

We have no defined benefit pension plan or any type of supplemental retirement plan for executives. We have a deferred compensation plan to provide senior management, including executive officers, with a way to save on a tax-deferred basis for retirement and other needs. The plan allows for company contributions in certain limited cases. See “Nonqualified Deferred Compensation” for a description of this plan and the balances under the plan for the named executive officers. We did not make any company contributions to the plan in the transition period or fiscal year 2023 for any named executive officer.

Executive officers are eligible to participate in our broad-based benefit plans available to employees generally, including a 401(k) plan and Employee Stock Purchase Plan.

We pay the premiums for supplemental long-term disability insurance for our executive officers. The standard benefit offered to all employees provides long-term disability insurance equal to 50% of their salary, with the ability for the employee to elect to pay the premiums for up to an additional 16.66% of their salary (for 66.66% in total). The benefit is capped at a maximum benefit of $12,500 per month. The cap results in a lower percentage of salary paid for executive officers under the standard benefit. The supplemental policy for our named executive officers provides additional coverage of up to $20,000 per month. We do not provide any tax gross-up to our executive officers to cover the income taxes incurred as a result of our paying the premiums on these policies.

We maintain a lease of a corporate aircraft for business purposes. In light of health and safety concerns due to COVID-19, the Human Capital and Compensation Committee approved personal use of the aircraft by Mr. Frisk for up to $250,000 of aggregate incremental cost to the company over the 15-month period between January 1, 2021 and March 31, 2022 without requiring reimbursement. The committee then approved Mr. Frisk’s continued personal use of the aircraft for a reasonable amount, with the committee monitoring the use on a quarterly basis. His personal use of the aircraft was primarily in connection with travel to and from our global corporate headquarters. Mr. Frisk’s family was permitted to accompany him on any such personal trips. We provided a tax gross-up to Mr. Frisk with respect to the taxable income attributed to his use of the aircraft. Following his departure from the company, the committee has not approved personal use of the aircraft without requiring reimbursement for any other named executive officer, including Mr. Browne and Ms. Linnartz.

Other Compensation Practices

EQUITY GRANT PRACTICES

During the transition period and fiscal year 2023, equity awards were generally granted to executive officers at one of our regularly scheduled Human Capital and Compensation Committee meetings. Our practice is to grant restricted stock units with a grant date fair value based on the closing market price of our common stock on the grant date. In years where stock options are granted, our practice is to grant stock options with an exercise price equal to the closing market price of our common stock on the grant date. We have not had any program, plan or practice to select stock option or restricted stock unit grant dates for executive officers in coordination with the release of material non-public information in order to create value for the executive when the stock price increases over the exercise price for the stock option.

HEDGING AND PLEDGING

As part of our insider trading policy, our board has adopted prohibitions against specified individuals from engaging in hedging transactions of Under Armour stock. This policy applies to all of our employees, officers and directors, as well as their spouses, minor children, relatives and other persons who live with them, and any trusts, estates or other entities over which they exercise control or in which they have any beneficial interest. Persons subject to the policy are prohibited from effecting short sales of our securities. Our insider trading policy defines a short sale as a sale involving securities the seller does not own at the time of the sale or, if owned by the seller, securities that will be delivered on a delayed basis beyond the customary settlement date. Our insider trading policy also prohibits purchases or sales of derivative securities, such as puts and calls, relating to our stock. While our policy does not prohibit pledging our securities, none of our directors or executive officers has any shares pledged as security.

EXECUTIVE SEVERANCE

Executive Severance Program

We provide severance benefits to all of our executives (other than Mr. Plank) in connection with a termination without cause (or, with respect to the Chief Executive Officer only, resignation for good reason) occurring other than in connection with a change in control though the Under Armour, Inc. Executive Severance Program (the “Severance Plan”), which was adopted by the Human Capital and Compensation Committee in November 2022. Under the Severance Plan, if an executive’s employment is terminated without Cause, or if the Chief Executive Officer resigns for Good Reason, the executive is entitled to a lump-sum payment of: (i) the executive’s annual base salary multiplied by 2, in the case of the Chief Executive Officer, 1.5, in the case of an executive vice president, or 1, in the case of a senior vice president; (ii) a pro-rated annual cash incentive award based on our company’s actual performance for the year (subject to the executive having been employed through at least the first six months of the year, with payment delivered in the following year concurrently with payments to all employees and the individual performance based on the average individual performance multiplier of the middle performance rating for the plan year); (iii) fully paid premiums for medical and dental benefits for a period of 24 months, in the case of the Chief Executive Officer, 18 months, in the case of an executive vice president, or 12 months, in the case of a senior vice president; and (iv) a cash payment to be applied to career transition support services. The executive must agree not to compete against the company for one year (or, in the case of the Chief Executive Officer, two years) to receive these benefits. The Severance Plan is described in further detail below under “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control.”

Executive Change in Control Severance Plan

Previously, we had a change in control severance agreement with each of our executives other than our Executive Chair and Brand Chief, Mr. Plank. In November 2022, the Human Capital and Compensation Committee adopted the Under Armour, Inc. Executive Change in Control Severance Plan (as amended, the “CIC Severance Plan”), of which all of our executives except Mr. Plank are participants. The purpose of the CIC Severance Plan is to ensure that we are able to receive and rely upon the executive’s advice as to the best interest of the company and our stockholders in connection with a change in control without concern that the executive might be distracted, or his or her advice may be affected by the personal uncertainties and risks created by a change in control. The CIC Severance Plan provides severance only following a change in control and only if the executive’s employment is terminated without cause or the executive leaves for good reason within two years after the change in control or within three months before but in connection with the change in control, generally referred to as a “double trigger.” The CIC Severance Plan does not provide for a tax gross-up. The primary benefit offered under the CIC Severance Plan is severance in an amount equal to the sum of (x) the executive’s annual base salary for the current year plus (y) the executive’s target annual cash incentive award, multiplied by (i) 1.5, in the case of an executive vice president or (ii) 2, in the case of the Chief Executive Officer. The executive forfeits her or his annual cash incentive award for the year in which the employment ends. The executive must agree not to compete against the company for one year to receive these benefits. The CIC Severance Plan is described in further detail below under “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control.”

Separation of Patrik Frisk

As described above, in May 2022, we announced that Patrik Frisk would step down from his role as President and Chief Executive Officer of the company and as a member of the company’s Board of Directors on May 31, 2022. To support the transition, Mr. Frisk remained with the company as an advisor through September 1, 2022, and thereafter has continued to provided consulting services. In connection with his separation from the company, the company and Mr. Frisk entered into a separation agreement, which provided for (i) $6,890,000 in separation payments (equal to two times the sum of Mr. Frisk’s then-current base salary plus his target annual cash incentive award (at the then-current target of 165% of his current base salary)), (ii) $38,000 to reimburse Mr. Frisk for 18 times the then-current monthly premium cost for COBRA continuation coverage under the company’s health insurance plans, as well as potential outplacement services, (iii) $200,000 to reimburse Mr. Frisk for potential costs incurred in connection with his relocation from the Baltimore area, (iv) $102,925 in respect of accrued but unused paid time off in accordance with the company’s paid time off policies and (v) payment of personal income tax preparation services for the 2021 and 2022 tax years, consistent with past practice. Between September 2022 and March 2023, he also received $758,333 in consulting fees pursuant to a previously disclosed consulting agreement. Upon his departure, Mr. Frisk was not eligible to receive a fiscal year 2023 annual cash incentive award and he forfeited all of his unvested equity awards.

Separation of Stephanie Pugliese

As described above, in September 2022, we announced that Stephanie Pugliese, President of the Americas, would be stepping down from her role effective October 24, 2022. Ms. Pugliese continued to serve as an advisor to the company through March 3, 2023. In connection with her separation from the company, the company and Ms. Pugliese entered into a separation agreement, which provided for (i) $1,968,750 in separation payments (equal to one and a half times the sum of Ms. Pugliese’s then-current base salary plus her target annual cash incentive award (at the then-current target of 75% of her current base salary)), (ii) $35,959 to reimburse Ms. Pugliese for 18 times the then-current monthly premium cost for COBRA continuation coverage under the company’s health insurance plans based on Ms. Pugliese’s coverage elections as in effect on her separation date, as well as potential outplacement services and (iii) $30,808 in respect of accrued but unused paid time off in accordance with the company’s paid time off policies. Upon her departure, Ms. Pugliese was not eligible to receive a fiscal year 2023 annual cash incentive award and she forfeited all of her unvested equity awards.

Separation of Massimo Baratto

As described above, in March 2023, we internally announced that Massimo Baratto, Chief Consumer Officer, would be leaving the company effective May 19, 2023. Upon his separation from the company, Mr. Baratto received a lump-sum payment pursuant to the Severance Plan described above and as shown in the table below under “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control.” Upon his departure, he forfeited all of his unvested equity awards.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

In prior years, management and the Human Capital and Compensation Committee have reviewed and considered, as appropriate, the effect of limitations on deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code of compensation in excess of $1 million that was paid to certain executive officers. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance based compensation, effective for taxable years beginning after December 31, 2017. As a result, all performance based compensation paid to our named executives is now included when determining compensation in excess of $1 million that generally will not be deductible. The Human Capital and Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of attracting and retaining talented management. Accordingly, the Human Capital and Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Human Capital and Compensation Committee Report

The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with Under Armour’s management. Based on this review and discussion, the Human Capital and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC.

David W. Gibbs, Chair

Jerri L. DeVard

Patrick W. Whitesell

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2023 Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during fiscal year 2023, the three-month transition period from January 1, 2022 through March 31, 2022 (the “transition period” or “2022 TP”), fiscal year 2021 and fiscal year 2020 to the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal year 2023, the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2023 and one additional former executive officer for whom disclosure would have been provided in this proxy statement but for the fact that the individual was not serving as an executive officer of the company at the end of fiscal year 2023. As noted above under the heading “Compensation Discussion and Analysis—Components of our Fiscal Year 2023 Compensation Program—Annual Cash Incentive Award—Incentive Award Levels and Fiscal Year 2023 Results,” for fiscal year 2023, annual cash incentive award amounts were multiplied by 1.25 to address the change in fiscal year end. In addition, the fiscal year 2023 time based equity awards were granted in February 2022 and are included in the transition period in the table below, while the fiscal year 2023 performance based equity awards were granted in May 2022 and are included in fiscal year 2023 in the table below.

Certain salary and annual incentive plan compensation amounts may be deferred under our deferred compensation plan as discussed under “Nonqualified Deferred Compensation” below. There were significant reductions to compensation in 2020 in response to the COVID-19 pandemic that impact the year-over-year changes to compensation as discussed in our 2021 and 2022 Proxy Statements.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Stephanie Linnartz(4)	2023	125,000	175,000	11,000,000	—	—	—	11,300,000
President and Chief Executive Officer	2022 TP	—	—	—	—	—	—	—
Kevin Plank	2023	501,923	—	2,000,000	—	486,750	20,952	3,009,625
Executive Chair and Brand Chief	2022 TP	123,077	—	2,000,000	—	—	7,571	2,130,648
	2021	372,385	—	4,000,000	—	1,875,000	18,729	6,266,114
	2020	26,000	—	—	2,000,000	1,000,000	10,429	3,036,429
David Bergman	2023	752,885	—	750,000	—	273,797	23,020	1,799,702
Chief Financial Officer	2022 TP	184,615	—	1,500,000	—	—	10,315	1,694,930
	2021	732,500	—	1,250,000	—	1,019,128	18,836	3,020,464
	2020	590,610	—	937,500	—	317,104	16,219	1,861,434
Colin Browne(5)	2023	966,635	—	3,875,000	—	630,494	9,449	5,481,578
Chief Operating Officer; Former Interim President and Chief Executive Officer	2022 TP	190,769	—	875,000	—	—	4,207	1,069,976
	2021	754,808	—	2,250,000	—	1,076,061	9,449	4,090,319
	2020	594,757	—	937,500	—	346,593	9,449	1,888,299

Tchernavia Rocker(6)	2023	677,596	—	1,375,000	—	308,021	20,778	2,381,395
Chief People and Administrative Officer	2022 TP	166,154	—	625,000	—	—	14,461	805,615
Patrik Frisk(7)	2023	550,000	—	—	—	—	8,090,309	8,640,309
Former President and Chief Executive Officer	2022 TP	320,000	—	3,500,000	—	—	158,714	3,978,714
	2021	1,286,539	—	10,000,000	—	3,985,004	273,370	15,544,913
	2020	1,088,221	—	5,250,000	—	937,500	104,594	7,380,315
Massimo Baratto(8)	2023	728,077	—	1,375,000	—	215,051	273,407	2,591,535
Former Chief Consumer Officer	2022 TP	145,922	—	625,000	—	—	1,850	772,772
Stephanie Pugliese(9)	2023	706,731	—	625,000	—	—	2,110,929	3,442,660
Former President, Americas	2022 TP	184,615	—	625,000	—	—	11,332	820,947
	2021	736,538	—	2,250,000	—	1,024,089	23,105	4,033,732
	2020	613,171	—	937,500	—	354,375	121,158	2,026,204

(1)

Reflects the grant date fair value of all performance and time based restricted stock unit and stock option awards in accordance with SEC disclosure rules. As discussed above, the performance based awards granted in fiscal year 2023 included threshold, target and maximum levels of performance and are based on a combined three-year performance period, which includes fiscal years 2023, 2024 and 2025. With respect to performance based awards granted in fiscal year 2023, 100% of the target value is included in the table above, which was the amount we deemed probable when the awards were first granted.

In accordance with SEC disclosure rules, we are required to present the fair values of the fiscal year 2023 performance based awards at grant date assuming achievement at the highest level or “maximum” level of performance conditions for each of these awards (equal to 200% of the target value). The value of any time based awards are not included.

Name	Fiscal Year 2023 Performance Based Awards ($)
Kevin Plank	4,000,000
David Bergman	1,500,000
Colin Browne	4,750,000
Tchernavia Rocker	1,250,000
Massimo Baratto	1,250,000
Stephanie Pugliese	1,250,000

Ms. Linnartz joined the company on February 27, 2023 and therefore was not granted a fiscal year 2023 performance based award. Mr. Frisk stopped serving as the company’s President and Chief Executive Officer on May 31, 2022 and therefore was not granted a fiscal year 2023 performance based award.

As discussed above and in our 2021 and 2022 Proxy Statements, due to the impact of COVID-19, no performance based awards were granted in 2020 or 2021. There were no performance based awards granted in the transition period.

(2)

Equity grants included in this table are further described above under the “Compensation Discussion and Analysis” or below in the “Grants of Plan-Based Awards for Fiscal Year 2023” or “Outstanding Equity Awards at 2023 Fiscal Year-End” tables. We have disclosed the assumptions made in the valuation of the stock and option awards in “Stock Based Compensation” under Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

(3)	See the “Fiscal Year 2023 All Other Compensation” table below.

(4)

As previously disclosed, Ms. Linnartz joined the company as President and Chief Executive Officer on February 27, 2023. She will receive a base salary of $1,300,000 per year. Upon joining the company, she received a one-time sign-on cash bonus of $375,000, payable in two installments of (x) $175,000, which was paid on February 27, 2023, and (y) $200,000, which will be paid on February 27, 2024, subject to her continued employment (other than in certain circumstances, including certain separations from service). She also received a sign-on restricted stock unit grant under the 2005 Plan with a grant date fair value of $11,000,000, which vests in three equal annual installments, subject to her continued employment through each vesting date and subject to acceleration in connection with certain separations from services as described above under “Compensation Discussion and Analysis—Components of our Fiscal Year 2023 Compensation Program—Equity Awards—Time Based Equity Awards.”

(5)

In connection with his appointment as interim President and Chief Executive Officer above under “Compensation Discussion and Analysis—Executive Summary—Management Changes,” the Human Capital and Compensation Committee of the company’s Board approved an increase in Mr. Browne’s annual base salary for fiscal year 2023 from $775,000 to $1,000,000, and an increase to his target level annual cash incentive award from 75% to 165% of his base salary. In his role as Chief Operating Officer, Mr. Browne’s total target annual equity award for fiscal year 2023 was $1,750,000, representing a mix of 50% time based restricted stock unit awards and 50% performance based restricted stock unit awards. In connection with his appointment as interim President and Chief Executive Officer, Mr. Browne was also granted an additional annual restricted stock unit award with a grant date fair value of $3,000,000, with the same mix of time and performance based vesting conditions.

(6)	Since Ms. Rocker was not a named executive officer in 2021 or 2020, we are only required to provide her fiscal year 2023 and transition period compensation.

(7)

As previously disclosed, on May 31, 2022, Mr. Frisk stepped down from the role of President and Chief Executive Officer and a member of the company’s Board of Directors. He continued to serve as an advisor to the company through September 1, 2022. Upon his departure from the company in September 2022, Mr. Frisk forfeited the time based restricted stock unit award granted in the transition period in full.

(8)

Since Mr. Baratto was not a named executive officer in 2021 or 2020, we are only required to provide his fiscal year 2023 and transition period compensation. Mr. Baratto previously served as our Managing Director of Europe, Middle East and Africa (EMEA), and was appointed as the Chief Consumer Officer effective November 1, 2021. He relocated from Europe to the United States on April 1, 2022, at which time his fiscal year 2023 annual base salary increased from EUR €518,895 to USD $600,000. His salary during the transition period was paid in Euros, and is converted to United States Dollars for purposes of the Summary Compensation Table using the exchange rate applied to the financial statements in our Transition Report on Form 10-Q for the quarter ended March 31, 2022. Mr. Baratto assumed additional responsibilities in connection with the departure of Mr. Frisk, and the Human Capital and Compensation Committee approved an increase in Mr. Baratto’s fiscal year 2023 base salary to $750,000 effective June 1, 2022. Mr. Baratto left the company on May 19, 2023. Upon his departure from the company, Mr. Baratto forfeited any unvested restricted stock units in respect of the time and performance based restricted stock unit awards granted in the transition period and fiscal year 2023, respectively.

(9)

As previously disclosed, on October 24, 2022, Ms. Pugliese stepped down from the role o President, Americas. She continued to serve as an advisor to the company through March 3, 2023. Upon her departure from the company, Ms. Pugliese forfeited the time and performance based restricted stock unit awards granted in the transition period and fiscal year 2023, respectively, in full.

Fiscal Year 2023 All Other Compensation

Name	Fiscal Period	Insurance Premiums ($)(1)	Matching Contributions Under 401(k) Plan ($)	Other ($)	Tax Reimbursements ($)(2)
Stephanie Linnartz	FY2023	—	—	—	—
	2022 TP	—	—	—	—
Kevin Plank	FY2023	7,129	13,823	—	—
	2022 TP	1,782	3,089	2,700	—
David Bergman	FY2023	7,236	13,084	2,700	—
	2022 TP	1,809	8,506	—	—
Colin Browne	FY2023	9,449	—	—	—
	2022 TP	2,362	—	1,845	—
Tchernavia Rocker	FY2023	7,670	13,108	—	—
	2022 TP	1,918	12,543	—	—
Patrik Frisk	FY2023	2,300	3,200	8,042,158(3)	42,651
	2022 TP	1,380	12,644	144,690(4)	—
Massimo Baratto	FY2023	5,845	20,277	173,347(5)	73,938
	2022 TP	—	—	1,850	—
Stephanie Pugliese	FY2023	8,405	8,634	2,072,385(6)	21,505
	2022 TP	2,101	9,231	—	—

(1)

The insurance premiums are for supplemental disability insurance for the named executive officers. This insurance provides up to $20,000 per month in disability insurance until age 67 and supplements the disability insurance offered to employees generally, which provides a maximum of $10,000 per month during 2022 and $12,500 during 2023.

(2)

For Mr. Frisk, during fiscal year 2023, tax reimbursements include a gross-up amount to cover taxes on the tax services identified in Note (3) below. For Mr. Baratto and Ms. Pugliese, during fiscal year 2023, tax reimbursements include a gross-up amount to cover taxes on the relocation benefits identified in notes (5) and (6) below, respectively.

(3)

Includes aggregate incremental costs to the company of $52,900 for tax services, $7,230,925 in separation benefits as described above in “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Patrik Frisk” and $758,333 in consulting fees pursuant to a previously disclosed consulting agreement.

(4)

Includes aggregate incremental costs to the company of $144,690 for personal use of our corporate aircraft. The aggregate incremental cost to the company for personal use of our aircraft is calculated based on identifiable variable operating costs, which generally include the cost of fuel, crew travel expenses, catering and landing fees. Because our aircraft is leased primarily for business use based on a fixed monthly lease rate, we do not allocate any of the monthly lease rate or other fixed monthly costs that do not change based on usage. We believe that the use of this methodology is a reasonably accurate method for calculating the incremental operating costs. In addition, from time to time, family members of an executive may travel on our aircraft for personal reasons when the aircraft is already going to a specific destination for a business reason, which has minimal incremental cost to the company. When this occurs, only the direct variable costs associated with the additional passenger (for example, catering) are included in determining aggregate incremental cost to the company.

(5)	Includes $167,412 in relocation benefits and the aggregate incremental costs to the company for certain tax services and an executive health exam.

(6)

Includes $36,868 in relocation benefits and $2,035,517 in separation benefits as described above in “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Stephanie Pugliese.”

Grants of Plan-Based Awards for Fiscal Year 2023

The following table contains information concerning: (1) possible payments to the named executive officers under our fiscal year 2023 annual cash incentive plan approved by the Human Capital and Compensation Committee in 2022; and (2) estimated equity award payouts to the named executive officers in the transition period and fiscal year 2023 under the 2005 Plan. All equity awards included in the table below were for shares of our Class C Stock.

		Human Capital and Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name and Principal Position	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Stephanie Linnartz
President and Chief Executive Officer	2/27/2023	2/7/2023							1,288,057	11,000,000
Kevin Plank			625,000	1,250,000	2,500,000
Executive Chair and Brand Chief	2/18/2022	2/18/2022							138,313	2,000,000
	5/26/2022	5/26/2022				109,530	219,059	438,118		2,000,000
David Bergman			351,563	703,125	1,406,250
Chief Financial Officer	2/18/2022	2/18/2022							51,868	750,000
	2/18/2022	2/18/2022							51,868	750,000
	5/26/2022	5/26/2022				41,074	82,147	164,294		750,000
Colin Browne			809,572	1,619,145	3,238,290
Chief Operating Officer; Former Interim President and Chief Executive Officer	2/18/2022	2/18/2022							60,512	875,000
	5/26/2022	5/26/2022							164,294	1,500,000
	5/26/2022	5/26/2022				82,147	164,294	328,588		1,500,000
	5/26/2022	5/26/2022				47,919	95,838	191,676		875,000
Tchernavia Rocker			316,406	632,813	1,265,625
Chief People and Administrative Officer	2/18/2022	2/18/2022							43,223	625,000
	5/26/2022	5/26/2022							82,147	750,000
	5/26/2022	5/26/2022				34,228	68,456	136,912		625,000
Patrik Frisk			1,340,625	2,681,250	5,362,500
Former President and Chief Executive Officer	2/18/2022	2/18/2022							242,048	3,500,000
Massimo Baratto			326,716	653,431	1,306,863
Former Chief Consumer Officer	2/18/2022	2/18/2022							43,223	625,000
	5/26/2022	5/26/2022							82,147	750,000
	5/26/2022	5/26/2022				34,228	68,456	136,912		625,000
Stephanie Pugliese			351,563	703,125	1,406,250
Former President, Americas	2/18/2022	2/18/2022							43,223	625,000
	5/26/2022	5/26/2022				34,228	68,456	136,912		625,000

(1)

As more fully described in the “Compensation Discussion and Analysis” above, executives were eligible for a possible cash award for fiscal year 2023 pursuant to our annual cash incentive plan based primarily on corporate performance. The threshold, target and maximum amounts in the table reflect the possible incentive awards based on corporate performance. The target incentive award for Mr. Browne was 165% of his base salary in fiscal year 2023 (prorated for the increase that took effect on June 1, 2022); the target incentive award for Mr. Plank was 200% of his base salary in fiscal year 2023; and for the other named executives, the target incentive award was 75% of their base salaries in fiscal year 2023 (prorated, in the case of Mr. Baratto, for the increases that took effect on April 1, 2022 and June 1, 2022). To account for the change in fiscal year and the transition period, each fiscal year 2023 annual cash incentive award is multiplied by 1.25. The threshold, target and maximum amounts shown in the table above include this 1.25 multiplier. The threshold and maximum incentive awards were 50% and 200% of the target award amount, respectively. Upon their departure from the company, Mr. Frisk and Ms. Pugliese became ineligible to receive a fiscal year 2023 annual cash incentive award. Mr. Baratto received his fiscal year 2023 annual cash incentive award pursuant to the Severance Plan, as described above in “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Massimo Baratto.”

(2)

These performance based restricted stock unit awards vest based on the company achieving certain combined net revenue and adjusted operating income targets for fiscal years 2023, 2024 and 2025. The number of potential shares eligible to vest range from 25% of the target amount to 200% of the target amount depending on performance. Upon achievement of the performance requirements and subject to continued employment through the performance period, the award amount earned vests in full in May 2025. If the threshold level is not achieved, the awards will be forfeited. All of the shares vest sooner upon death or disability or upon an involuntary termination following a change in control of Under Armour. Dividend equivalents are not paid on performance based restricted stock. As discussed above under “Compensation Discussion and Analysis—Equity Awards—Annual Equity Awards for Fiscal Year 2023,” we currently expect these awards to vest below the target level. Mr. Baratto and Ms. Pugliese forfeited these awards in full upon their departure from the company.

(3)

As previously disclosed, Ms. Linnartz joined the company as President and Chief Executive Officer on February 27, 2023. She was not eligible for a fiscal year 2023 cash incentive award, and she was not granted a fiscal year 2023 annual time based or performance based restricted stock unit award. Upon joining the company, she received a sign-on restricted stock unit grant under the 2005 Plan with a grant date fair value of $11,000,000, which vests in three equal annual installments, subject to her continued employment through each vesting date and subject to acceleration in connection with certain separations from services as described above under “Compensation Discussion and Analysis—Components of our Fiscal Year 2023 Compensation Program—Equity Awards—Time Based Equity Awards.” The Human Capital and Compensation Committee approved the sign-on award at its meeting on February 7, 2023 with a grant date of February 27, 2023, which was the day Ms. Linnartz joined the company.

Due to the change in fiscal year, the annual time based restricted stock units for fiscal year 2023 were granted during the transition period, while the performance based restricted stock units were granted during fiscal year 2023. Apart from one of the awards granted to Mr. Bergman, all of the awards granted on February 18, 2022 and the award granted on May 26, 2022 to Mr. Browne are annual time based restricted stock unit awards, which vest in three equal annual installments beginning in May 2023, subject to continued employment. Mr. Frisk and Ms. Pugliese forfeited these awards in full upon their departure from the company. One of the awards granted to Mr. Bergman on February 18, 2022 with a grant date fair value of $750,000 vests in two equal installments in February 2025 and February 2026, subject to continued employment. The awards granted to Ms. Rocker and Mr. Baratto on May 26, 2022 with a grant date fair value of $750,000 vest in two equal installments in May 2025 and May 2026, subject to continued employment. Mr. Baratto forfeited this award in full upon his departure in May 2023.

All of the awards vest sooner upon death or disability or upon an involuntary termination following a change in control of Under Armour. Dividend equivalents are not paid on restricted stock units.

(4)

See Note (1) to the “Fiscal Year 2023 Summary Compensation Table” above for further information on the value and other terms of the performance based restricted stock units granted during fiscal year 2023.

Employment Agreements

We have no employment agreements with any of our named executive officers.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table contains information concerning unexercised stock options and restricted stock units that were not vested for the named executive officers as of March 31, 2023. All awards represent shares of our Class C Stock, except as otherwise noted. Mr. Frisk and Ms. Pugliese held no outstanding equity awards as of March 31, 2023 and are therefore excluded from the table.

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)(1)(2)	Number of securities underlying unexercised options unexercisable (#)(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Stephanie Linnartz	2/27/2023					1,288,057	10,987,126
Kevin Plank	2/17/2015	111,404	—	35.94	2/14/2025
	2/17/2015	110,621	—	36.71	2/14/2025
	2/10/2017	244,799	—	19.04	2/08/2027
	2/20/2018	289,436	—	15.41	2/18/2028
	2/20/2018	289,436	—	15.41	2/18/2028
	2/19/2019	229,886	—	19.39	2/16/2029
	2/13/2020	226,929	75,643	15.13	2/10/2030
	2/11/2021					104,113	888,084
	2/18/2022					138,313	1,179,810
	5/26/2022							219,059	1,868,573
Dave Bergman	2/13/2020					10,328	88,098
	5/27/2020					9,181	78,314
	2/11/2021					32,536	277,532
	2/18/2022					51,868	442,434
	2/18/2022					51,868	442,434
	5/26/2022							82,147	700,714
Colin Browne	2/13/2020					10,328	88,098
	5/27/2020					9,181	78,314
	2/11/2021					58,564	499,551
	2/18/2022					60,512	516,167
	5/26/2022					164,294	1,401,428
	5/26/2022							164,294	1,401,428
	5/26/2022							95,838	817,498
Tchernavia Rocker	2/13/2020					10,328	88,098
	5/27/2020					9,181	78,314
	2/11/2021					58,564	499,551
	2/18/2022					43,223	368,692
	5/26/2022					82,147	700,714
	5/26/2022							68,456	583,930
Massimo Baratto (6)	2/13/2020					3,305	28,192
	5/27/2020					2,938	25,061
	2/11/2021					23,426	199,824
	2/18/2022					43,223	368,692
	5/26/2022					82,147	700,714
	5/26/2022							68,456	583,930

(1)

The stock options granted on February 17, 2015 with the exercise price of $36.71 represent shares of our Class A Stock. Equity awards granted prior to April 2016 were for shares of our Class A stock. In April 2016, in connection with our recapitalization we paid a dividend to stockholders of record of one share of our Class C Stock for each share of Class A Stock and Class B Stock outstanding (the “Class C Dividend”) and any equity awards granted thereafter were for shares of our Class C Stock. In accordance with the terms of the 2005 Plan, awards outstanding under the 2005 Plan for shares of our Class A Stock in April 2016 were adjusted on a one-for-one basis to provide for the issuance of an equal number of our Class C Stock. Following this adjustment, in June 2016 we paid a dividend to holders of our Class C Stock in the form of additional shares of Class C Stock (the “Adjustment Payment Dividend”). Pursuant to the 2005 Plan, awards outstanding under the 2005 Plan for shares of our Class C Stock were adjusted in accordance with the distribution ratio for the dividend. Accordingly, the stock options granted February 17, 2015 in the table above reflect these adjustments.

(2)

Awards in this column include both time based stock options and performance based stock options for which the performance conditions have been satisfied. The stock option award granted in 2020 becomes exercisable in one remaining installment in 2024. All of the unexercisable options are subject to continued employment and become exercisable sooner upon death or disability or, in certain circumstances, following a change in control of Under Armour.

(3)

Awards in this column include time based restricted stock units. Set forth below is a schedule of the vesting related to each grant date for the restricted stock units identified in this column. Vesting is subject to continued employment, except as noted below. All of the restricted stock units in this column vest sooner upon death or disability or, in certain circumstances, following a change in control of Under Armour.

Grant Date	Vesting Schedule
2/13/2020	These time based restricted stock units vest in one remaining installment in February 2024.
5/27/2020	These time based restricted stock units vest in one remaining installment in February 2024.
2/11/2021	These time based restricted stock units vest in two remaining equal annual installments beginning February 2024.
2/18/2022	Except with respect to Mr. Bergman, these time based restricted stock units vest in three equal annual installments beginning in May 2023. With respect to Mr. Bergman, the first restricted stock units granted on 2/18/2022 vests in two equal annual installments in February 2024 and February 2025; the second restricted stock units granted on 2/18/2022 vests in three equal annual installments beginning in May 2023.
5/26/2022	With respect to Mr. Browne, these time based restricted stock units vest in three equal annual installments beginning in May 2023. With respect to Ms. Rocker and Mr. Baratto, these time based restricted stock units vest in two equal annual installments in May 2024 and May 2025.
2/27/2023	These time based restricted stock units vest in three equal annual installments beginning in February 2024, subject to acceleration in connection with certain separations from services as described above under “Compensation Discussion and Analysis—Components of our Fiscal Year 2023 Compensation Program—Equity Awards—Time Based Equity Awards.”

(4)	Based on $8.53 per share (the closing price of our Class C Stock on March 31, 2023).

(5)

Awards in this column include performance based restricted stock units for which the performance conditions have not yet been satisfied. The number of restricted stock units shown in this column reflect the target number of shares that could vest under these performance based awards. See Note (1) to the “Fiscal Year 2023 Summary Compensation Table” above for the performance based vesting terms of these restricted stock units.

(6)	Mr. Baratto left the company on May 19, 2023. Upon separating from the company, he forfeited all unvested restricted stock units outstanding as of his separation date.

Option Exercises and Stock Vested in Fiscal Year 2023

The table below sets forth information concerning the exercise of stock options and vesting of restricted stock units for each named executive officer during the transition period and fiscal year 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephanie Linnartz	—	—	—	—
Kevin Plank	—	—	104,112	1,274,851
David Bergman	—	—	112,003	1,441,197
Colin Browne	—	—	163,818	2,075,668
Tchernavia Rocker	—	—	113,695	1,392,192
Patrik Frisk	—	—	434,610	5,933,396
Massimo Baratto	—	—	70,536	872,389
Stephanie Pugliese	—	—	97,578	1,194,843

(1)	Value realized is calculated by multiplying the number of shares vested by the closing price of our stock on the date of vesting.

Nonqualified Deferred Compensation For Fiscal Year 2023

The table below sets forth information concerning our deferred compensation plan for each participating named executive officer during fiscal year 2023 and the transition period. Ms. Linnartz, Mr. Bergman, Mr. Browne, Mr. Frisk, Mr. Baratto and Ms. Pugliese did not participate in our deferred compensation plan during the transition period or fiscal year 2023 and are therefore excluded from the table.

Name	Fiscal Period	Executive Contributions ($)	Registrant Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at end of Fiscal Period ($)
Kevin Plank	FY2023	—	—	(210,977)	—	2,548,966
	2022 TP	—	—	(215,514)	—	2,759,943
Tchernavia Rocker	FY2023	67,500	—	(40,000)	—	516,272
	2022 TP	201,348	—	(3,975)	—	488,772

The Human Capital and Compensation Committee oversees the plan. The plan allows a select group of management or highly compensated employees as approved by the committee to make annual base salary and annual incentive award deferrals.

Participating employees may elect to defer from 5% to 75% of their annual base salary and 5% to 90% of their annual incentive award. They generally must make salary deferral elections for a given year by December 31st of the prior year, and incentive award deferral elections for a given fiscal year by September 30th of the fiscal year for which annual incentive awards are earned. For example, to defer any fiscal year 2023 incentive award that might be payable in early fiscal year 2024, employees must have made an election by September 30, 2022. We allow one annual election period to capture the following year’s deferral elections. Deferral elections cannot be changed or revoked except in very limited hardship circumstances as permitted under applicable law. Employees immediately vest in all amounts credited to their accounts.

The plan includes a “make whole” feature for employees who, due to participation in the plan, receive a reduction in the matching contribution under our 401(k) plan. A reduction occurs under the 401(k) plan because of the rule that prohibits the 401(k) plan from recognizing deferrals to a non-qualified plan, such as our deferred compensation plan, in the 401(k) plan’s definition of compensation for matching contribution purposes. Under the plan feature, any amount that, because of these rules, cannot be contributed as a matching contribution to the 401(k) plan may be contributed instead to the deferred compensation plan for those participants employed on the last day of the year. Other than as described above, we make no other contributions to the plan.

We credit the deferred compensation accounts with earnings or losses based on the performance of one or more money market or mutual funds selected by the employee from several investment options offered under the plan. Employees may change their investment elections daily. We may contribute to a grantor trust to provide us with a source of funds for the benefits payable to participants under the plan. Trust assets are available to provide benefits under the plan unless Under Armour is bankrupt or insolvent.

The timing of distributions is based on elections made by the employees at the time of the initial deferral election. Employees can generally elect to receive a distribution from the plan at least three years after the year in which the deferral amount is actually deferred. Employees may elect to postpone the distribution date for a minimum of five years if they do so at least one year before the previously specified date (a “re-election deferral”). Employees may elect to receive a distribution upon a separation from service in a lump sum or in annual installments over a period of two to ten years, as selected by the employee at the time of deferral. Upon a separation from service, we pay distributions either in accordance with the employee’s previous election or in a lump sum six months following such separation in accordance with the terms of the plan. Upon the death of an employee, we pay a distribution in a lump sum to the employee’s beneficiary. Employees may not otherwise withdraw amounts from the plan except in the case of an unforeseeable financial emergency as defined in the plan.

Retirement Plans

We have no defined benefit pension plans or supplemental retirement plans for executives.

Potential Payments Upon Termination of Employment or Change in Control

The table provides an estimate of the payments and benefits that would be paid to our named executive officers in connection with any termination of employment or upon a change in control of Under Armour. The payments are calculated assuming the termination of employment or change in control occurred on March 31, 2023. Ms. Linnartz, Mr. Browne, Mr. Baratto, Mr. Bergman and Ms. Rocker are participants in the CIC Severance Plan and the Severance Plan. Mr. Plank is not eligible to participate under either plan.

The definitions of “change in control,” “cause” and “good reason” and descriptions of the payments and benefits appear after the table. The table does not include amounts deferred under our deferred compensation plan. For a description of the distributions made under this plan upon termination of employment, see “Nonqualified Deferred Compensation” above. The value of all equity awards included in the table below assumes a price of $8.53 per share of our Class C Stock, which was the closing stock price on March 31, 2023.

The amounts included in the table below for Mr. Frisk and Ms. Pugliese disclose the severance payments and benefits actually provided by the company in connection with his and her separation from the company on September 1, 2022 and March 3, 2023, respectively. See “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Patrik Frisk” and “—Separation of Stephanie Pugliese.”

Name	Cash Severance ($)	Benefits ($)	Vesting of Equity Awards ($)	Total ($)
Stephanie Linnartz

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	18,090,000	167,791	—	18,257,791

Non-Change in Control Related
• Termination Without Cause or Resignation for Good Reason	13,845,000	37,611	—	13,882,611
• Any Reason with Under Armour Enforcing a Non-Compete	780,000	—	—	780,000
• Death or Disability	200,000	—	10,987,126	11,187,126
Kevin Plank(1)

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	—	—	3,936,467	3,936,467

Non-Change in Control Related
• Death or Disability	—	—	3,936,467	3,936,467
Dave Bergman

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	1,968,750	101,828	2,029,526	4,100,104

Non-Change in Control Related
• Termination Without Cause	1,443,797	28,208	—	1,472,005
• Any Reason with Under Armour Enforcing a Non-Compete	450,000	—	—	450,000
• Death or Disability	—	—	2,029,526	2,029,526
Colin Browne

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	3,975,000	138,331	4,802,484	8,915,815

Non-Change in Control Related
• Termination Without Cause	2,155,494	21,376	—	2,176,870
• Any Reason with Under Armour Enforcing a Non-Compete	600,000	—	—	600,000
• Death or Disability	—	—	4,802,484	4,802,484
Tchernavia Rocker

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	1,771,875	79,109	2,319,298	4,170,282

Non-Change in Control Related
• Termination Without Cause	1,345,521	8,984	—	1,354,505
• Any Reason with Under Armour Enforcing a Non-Compete	405,000	—	—	405,000
• Death or Disability	—	—	2,319,298	2,319,298
Patrik Frisk
• Separation on September 1, 2022	7,288,476	38,000	—	7,326,476
Massimo Baratto

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	1,968,750	152,776	1,906,412	4,027,938

Non-Change in Control Related
• Termination Without Cause(2)	1,365,051	21,376	—	1,386,427
• Any Reason with Under Armour Enforcing a Non-Compete	450,000	—	—	450,000
• Death or Disability	—	—	1,906,412	1,906,412
Stephanie Pugliese
• Separation on March 3, 2023	1,999,558	35,959	—	2,035,517

(1)

As of March 31, 2023, certain of Mr. Plank’s outstanding and unvested equity awards included stock options for our Class C Stock that had an exercise price that exceeded the price of our Class C Stock as of that date. Amounts for these stock options are not included in the table above.

(2)	As discussed above, Mr. Baratto left the company on May 19, 2023. Following his separation pursuant to the Severance Plan, he was provided the payments that appear in this row.

Definitions

In the CIC Severance Plan and for the equity awards, the term “Change in Control” is generally defined as:

•

any person or entity becomes the beneficial owner, directly or indirectly, of securities of Under Armour representing 50% or more of the total voting power represented by Under Armour’s then-outstanding voting securities, except for acquisitions by an Under Armour employee benefit plan or by Mr. Plank or his immediate family members;

•	a change in the composition of our Board occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors;

•

the consummation of a merger or consolidation of Under Armour with any other corporation, other than a merger or consolidation where our stockholders continue to have at least 50% of the total voting power in substantially the same proportion as prior to such merger or consolidation or where our directors continue to represent at least 50% of the directors of the surviving entity; or

•	the consummation of the sale or disposition by us of all or substantially all of our assets.

In the CIC Severance Plan, the Severance Plan and for the equity awards, the term “Cause” is generally defined as:

•	material misconduct or neglect in the performance of duties;

•

any felony, an offense punishable by imprisonment, any offense involving material dishonesty, fraud, moral turpitude or immoral conduct, or any crime of sufficient importance to potentially discredit or adversely affect our ability to conduct our business;

•	material breach of our code of conduct;

•	any act that results in severe harm to us, excluding any act taken in good faith reasonably believed to be in our best interests; or

•	material breach of the agreement and the related confidentiality, non-competition and non-solicitation agreement.

In the CIC Severance Plan and for the equity awards, the term “Good Reason” is generally defined as:

•	a material diminishment in the scope of duties or responsibilities;

•	a material reduction in base salary, bonus opportunity or a material reduction in the aggregate benefits or perquisites;

•	a requirement to relocate more than 50 miles from the executive’s primary place of business, or a significant increase in required travel;

•	with respect to the CIC Severance Plan only, a failure by any successor to Under Armour to assume the CIC Severance Plan; or

•	with respect to the CIC Severance Plan only, a material breach by Under Armour of any of the terms of the CIC Severance Plan.

Benefits and Payments

Upon a Change in Control

All restricted stock units and stock options require a double trigger for vesting in connection with a Change in Control. Double-trigger vesting requires both a Change in Control and a termination of the award holder’s employment without Cause or resignation by the executive for Good Reason in connection with that Change in Control for the vesting of unvested equity awards to accelerate.

Upon termination of employment by the company without Cause or resignation by the executive for Good Reason in connection with a Change in Control

Under the CIC Severance Plan, if the executive’s employment is terminated without Cause or by the executive for Good Reason within the two years following a Change in Control or within three months before but in connection with a Change in Control, the executive would receive:

•

any accrued but unpaid salary, any accrued and unpaid bonus earned by the executive for the fiscal year prior to the fiscal year in which the date of termination occurs and any accrued and unused vacation pay (no amounts assumed based on the termination date of March 31, 2023);

•

a lump sum payment equal to the sum of (a) the annual base salary of the executive at the rate in effect immediately prior to the date of termination and (b) the executive’s target annual cash incentive award for the fiscal year which includes the date of termination multiplied by (i) 1.5, in the case of an executive vice president or (ii) 2, in the case of the Chief Executive Officer; and

•

for a period of up to one year after the date of termination, the continuation of certain medical, life insurance (assumed in this case the cost to our company to maintain current coverage upon separation) and other welfare benefits unless the executive becomes eligible for another employer’s substantially similar benefits.

As a condition to the receipt of the lump sum payment and the continuation of benefits described above, the executive will be required to sign or reconfirm a confidentiality agreement and a one-year non-competition and non-solicitation agreement and execute a general release of claims against Under Armour and its affiliates. Mr. Plank is not a participant of the CIC Severance Plan.

In the event that the “golden parachute” excise tax provisions of the Internal Revenue Code (Sections 280G and 4999) are implicated because of any payments and benefits to be made and provided to an executive under the CIC Severance Plan, the company will not provide any tax gross-ups. Rather, the CIC Severance Plan provides for the executives to receive the greater of: (x) the largest portion of the payments and benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code, or (y) the largest portion of the payments and benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (x) above.

With respect to the Chief Executive Officer, the CIC Severance Plan specifies that if the Chief Executive Officer qualifies as eligible for severance pay and benefits under both the CIC Severance Plan and the Severance Plan, the company shall pay the Chief Executive Officer the better of the two severance payments and benefits thereunder.

Upon termination of employment by the company without Cause or, in the case of the Chief Executive Officer, resignation by the Chief Executive Officer for Good Reason

Under the Severance Plan, if an executive’s employment is terminated without Cause, or if the Chief Executive Officer resigns for Good Reason, the executive is entitled to a lump-sum payment of:

•	the executive’s annual base salary multiplied by 2, in the case of the Chief Executive Officer, 1.5, in the case of an executive vice president, or 1, in the case of a senior vice president;

•

a pro-rated annual cash incentive award based on our company’s actual performance for the year (subject to the executive having been employed through at least the first six months of the year, with payment delivered in the following year concurrently with payments to all employees and the individual performance based on the average individual performance multiplier of the middle performance rating for the plan year);

•	a cash payment to be applied to career transition support services; and

•

fully paid premiums for medical and dental benefits (assumed in this case the cost to our company to maintain current coverage upon separation) for a period of 24 months, in the case of the Chief Executive Officer, 18 months, in the case of an executive vice president, or 12 months, in the case of a senior vice president.

As a condition to the receipt of the lump sum payment, pro-rated annual cash incentive award and the continuation of benefits described above, the executive will be required to sign or reconfirm a confidentiality agreement and a non-competition and non-solicitation agreement for one year, in the case of an executive vice president or senior vice president, or two years, in the case of the Chief Executive Officer, and execute a general release of claims against Under Armour and its affiliates. Mr. Plank is not a participant of the Severance Plan.

With respect to the Severance Plan and Ms. Linnartz’s sign-on equity award with a grant date fair value of $11,000,000, the Severance Plan and the equity award agreement include a specifically negotiated definition of “Good Reason” that is materially consistent with the definition of that term in the CIC Severance Plan, but also includes a reference to the duties and responsibilities outlined in Ms. Linnartz’s offer letter and includes additional triggers such as the failure of the company to nominate Ms. Linnartz for election to serve as a members of the company’s Board of Directors. The equity award agreement also provides that in the event that the company terminates Ms. Linnartz without Cause or she resigns for Good Reason (a) prior to February 27, 2024, Ms. Linnartz will receive $11,000,000 in a lump-sum cash payment, payable simultaneously with any amounts owed to Ms. Linnartz under the Severance Plan or (b) on or after February 27, 2024, any unvested restricted stock units pursuant to the sign-on award will immediately vest as of Ms. Linnartz’s separation date. Upon joining the company, Ms. Linnartz also received a sign-on cash bonus of $375,000, payable in two installments of (x) $175,000, which was paid on February 27, 2023, and (y) $200,000, which will be paid on February 27, 2024, subject to her continued employment. However, in the event that the company terminates Ms. Linnartz without Cause or she resigns for Good Reason prior to February 27, 2024, Ms. Linnartz will receive the remaining $200,000 in a lump-sum cash payment, payable simultaneously with any amounts owed to Ms. Linnartz under the Severance Plan.

Termination of employment for any reason with Under Armour enforcing a non-compete

Executives generally may not compete for one year after termination of employment for any reason if we continue to pay 60% of their salary during this period.

Disability

All restricted stock units and stock options vest upon the executive’s disability. In the case of performance based restricted stock units, in the event that the executive’s disability occurs prior to the vesting date, 100% of the restricted stock units are deemed to have been earned.

The named executive officers are covered by a supplemental long-term disability insurance policy that provides an additional benefit beyond the standard benefit offered to employees generally (which for 2023 is up to $12,500 monthly). If executives had become disabled, they would have received monthly supplemental disability insurance payments of $20,000 until age 67. Monthly disability payments are not included in the above table because they are paid under a disability insurance policy and not by Under Armour.

Death

All restricted stock units and stock options vest upon the executive’s death. In the case of performance based restricted stock units, in the event that the executive’s death occurs prior to the vesting date, 100% of the restricted stock units are deemed to have been earned.

CEO Pay Ratio

Pursuant to SEC disclosure requirements, we are presenting the ratio of the annual total compensation for fiscal year 2023 for our Chief Executive Officer to that of the median of the annual total compensation for all of our employees (other than our Chief Executive Officer).

We most recently identified our median employee by examining the total cash compensation paid during our fiscal year 2021 to employees who were employed by Under Armour, Inc. or any of its consolidated subsidiaries on October 1, 2021 (excluding Mr. Frisk, our Chief Executive Officer at that time). This included our full-time, part-time and seasonal employees, subject to certain exceptions for employees in foreign jurisdictions as described below. We believe that total cash compensation reasonably reflects the annual compensation of our employee population, given the limited number of our employees receiving other forms of compensation (such as equity awards). We examined our internal payroll and similar records to determine the total cash compensation paid to our employees included in our calculations. For employees in foreign jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rates we used to prepare our fiscal year 2021 annual financial statements.

Under the SEC’s rules regarding this disclosure, a company is required to identify its median employee only once every three years so long as during the last prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. We have not experienced any such changes since identifying our median employee, and so in accordance with the SEC’s rules are using the median employee identified during fiscal year 2021 to calculate this year’s ratio.

As of October 1, 2021, we had approximately 16,600 employees globally, with approximately 12,000 employees located in the United States and approximately 4,600 located outside the United States. Retail salespersons and distribution facility employees comprise the majority of our employees. To determine our median employee, we excluded employees located in certain foreign jurisdictions, as permitted by the SEC’s disclosure rules. The excluded jurisdictions included the countries identified below, which represented approximately 4.7% of our total employee population:

Excluded Jurisdiction	Approximate Number of Employees
Mexico	264
Republic of Korea	199
Singapore	148
Malaysia	141
Italy	28
Indonesia	6
Total Excluded Employees	786

For calculating the ratio in fiscal year 2023, we determined that our estimated median employee identified during fiscal year 2021 was a part-time employee who worked on average approximately 11 hours per week in one of our retail stores in Canada during fiscal year 2023, with total annual compensation of $9,031. This amount was paid in Canadian dollars, and converted to U.S. dollars using the exchange rate we used to prepare our fiscal year 2023 annual financial statements.

Because we had three individuals serve non-concurrently as Chief Executive Officer during fiscal year 2023, for calculating the ratio, we have combined the compensation received by each of Ms. Linnartz, Mr. Browne and Mr. Frisk for the period of time during which such individual served as Chief Executive Officer during fiscal year 2023, as shown in the table below and as permitted by Instruction 10 to Item 402(u) of Regulation S-K. Accordingly, the total annual compensation for our Chief Executive Officer was $16,868,343.

Name and Principal Position	Time Period as CEO	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Stephanie Linnartz	2/27/2023 to 3/31/2023	125,000	175,000	11,000,000	—	—	—	11,300,000
Colin Browne	6/1/2022 to 2/26/2023	739,712	—	3,875,000	—	630,494	7,087	5,252,293
Patrik Frisk	4/1/2022 to 5/31/2022	215,000	—	—	—	—	101,050	316,050

(1)	See Note (1) to the “Fiscal Year 2023 Summary Compensation Table” above.

(2)	See Note (2) to the “Fiscal Year 2023 Summary Compensation Table” above.

(3)

For Mr. Browne, all other compensation includes insurance premiums for supplemental disability insurance paid during the time period in which Mr. Browne served as interim Chief Executive Officer. See the Fiscal Year 2023 All Other Compensation table above.

For Mr. Frisk, all other compensation includes $2,300 paid in insurance premiums for supplemental disability insurance, $3,200 in matching contributions made by the company to Mr. Frisk under the company’s 401(k) plan, the aggregate incremental cost to the company of $52,900 for tax services and tax reimbursements include a gross-up amount to cover taxes on the tax services, in each case paid or received during the time period in which Mr. Frisk served as Chief Executive Officer. The severance payments and consulting fees included in the Fiscal Year 2023 All Other Compensation table above are not included in this table as they are not considered compensation provided to Mr. Frisk during the time in which he served as Chief Executive Officer.

Based on this information, the ratio of the total annual compensation for our CEO to our estimated median employee was approximately 1,868 to 1. As described above, because we had three individuals serve non-concurrently as Chief Executive Officer during fiscal year 2023, this ratio was calculated using the combined compensation received by each individual while she or he served as Chief Executive Officer, and therefore we do not believe this represents our CEO pay ratio of a typical year. In fiscal year 2021, the ratio of the total annual compensation for our CEO to our estimated median employee was approximately 1,485 to 1.

We believe this ratio represents a reasonable estimate calculated in a manner consistent with the SEC’s disclosure requirements under Item 402(u) of Regulation S-K, which permit the use of estimates, assumptions and adjustments in connection with the identification of our median employee. Please note that due to the flexibility permitted by these rules in calculating this ratio, our ratio may not be comparable to CEO pay ratios presented by other companies.

Pay Versus Performance
Pursuant to SEC disclosure requirements, we are providing the following information about the relationship between “compensation actually paid” and certain measures of the company’s financial performance. The tabular and narrative disclosures provided below are intended to be calculated
in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
For further information concerning the company’s
pay-for-performance
philosophy and how the Human Capital and Compensation Committee aligns executive compensation with the company’s performance, refer to the section titled “Compensation Discussion and Analysis” above. The Human Capital and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Pay Versus Performance Table
The table below provides the “compensation actually paid” to our principal executive officers (“PEOs”) and the average “compensation actually paid” to our other named executive officers
(“Non-PEO
NEOs”), as calculated by SEC rules, and certain financial performance measures, in each case, for our three most recently completed fiscal years
and
the transition period.

Fiscal Year	Summary Compensation Table Total for PEOs ($)			Compensation Actually Paid to PEO ($)			Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in thousands)	Adjusted Operating Income ($ in thousands)
	Stephanie Linnartz	Colin Browne	Patrik Frisk	Stephanie Linnartz	Colin Browne	Patrik Frisk			Company TSR ($)	Peer Group TSR ($)
(a)	(b)(1)			(c)(2)			(d)(1)	(e)(2)	(f)(3)	(g)(3)	(h)(4)	(i)(4)(5)
2023	11,300,000	5,481,578	8,640,309	11,287,126	2,712,210	(5,682,435)	2,644,984	(605,281)	65.76	56.59	386,769	330,131
2022 TP	n/a	n/a	3,978,714	n/a	n/a	1,444,574	1,215,815	397,558	117.94	81.67	(59,610)	10,718
2021	n/a	n/a	15,544,913	n/a	n/a	18,161,011	4,352,657	5,337,782	146.85	98.71	360,060	529,000
2020	n/a	n/a	7,380,315	n/a	n/a	3,524,442	2,203,092	509,851	118.99	93.06	(549,177)	537

(1)
Ms. Linnartz has served as our PEO since February 27, 2023. Mr. Browne served as our PEO from June 1, 2022 through February 26, 2023. Mr. Frisk served as our PEO from January 1, 2020 through May 31, 2022. The individuals comprising the
Non-PEO
NEOs for each fiscal period presented are listed below.

Fiscal Year 2023	Transition Period	Fiscal Year 2021	Fiscal Year 2020

Kevin Plank	Kevin Plank	Kevin Plank	Kevin Plank

David Bergman	David Bergman	David Bergman	David Bergman

Massimo Baratto	Colin Browne	Colin Browne	Colin Browne

Stephanie Pugliese	Massimo Baratto	Stephanie Pugliese	Stephanie Pugliese

Tchernavia Rocker	Stephanie Pugliese

Tchernavia Rocker

(2)
The values included in these columns for the “compensation actually paid” to each PEO and the average compensation actually paid to our
Non-PEO
NEOs have been calculated in accordance with Item 402(v) of Regulation
S-K.
For each fiscal period, the values included in the columns for the “compensation actually paid” to each PEO and the average “compensation actually paid” to our
Non-PEO
NEOs reflect the following adjustments to the values included in columns (b) and (d), respectively:

	PEOs ($)						Average for Non-PEO NEOs ($)
	Stephanie Linnartz	Colin Browne	Patrik Frisk
	FY2023	FY2023	FY2023	2022 TP	FY2021	FY2020	FY2023	2022 TP	FY2021	FY2020
Summary Compensation Table Total	11,300,000	5,481,578	8,640,309	3,978,714	15,544,913	7,380,315	2,644,984	1,215,815	4,352,657	2,203,092
Adjustments to the Summary Compensation Table Total to Calculate Compensation Actually Paid
Deduct: Grant date fair value of equity awards in fiscal year as reported in Summary Compensation Table	11,000,000	3,875,000	—	3,500,000	10,000,000	5,250,000	1,225,000	1,041,667	2,437,500	1,203,125
Add: Fair value of equity awards granted in covered fiscal year at end of year	10,987,126	2,510,891	—	3,766,267	9,390,957	6,502,114	654,000	1,120,916	2,289,051	1,375,314
Add: Change in fair value from end of prior fiscal year to vesting date for equity awards in prior fiscal years that vested during covered fiscal year	—	(431,006)	(680,607)	(967,082)	1,491,113	(1,339,806)	(290,807)	(174,198)	239,671	(204,231)
Add: Change in fair value from end of prior fiscal year to end of covered fiscal year for equity awards made in prior fiscal years that were unvested at end of covered fiscal year	—	(974,253)	—	(1,833,325)	1,734,028	(3,768,181)	(2,010,985)	(723,308)	893,903	(1,661,199)
Add For awards that are granted and vest in the same year the fair value as of the vesting date	—	—	—	—	—	—	—	—	—	—
Deduct: Fair value of equity awards forfeited in covered fiscal year determined at end of prior fiscal year	—	—	13,642,137	—	—	—	377,473	—	—	—
Add: Dividends or other earnings paid on equity awards in covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—	—	—	—	—	—

Compensation Actually Paid	11,287,126	2,712,210	(5,682,435)	1,444,574	18,161,011	3,524,442	(605,281)	397,558	5,337,782	509,851

(3)
“TSR” stands for Total Stockholder Return. The Peer Group TSR shown in this table uses the S&P 500 Apparel, Accessories & Luxury Goods Index, which we also use in the stock performance graph required by Item 201(e) of Regulation
S-K
for the years reflected in the table above. The dollar amounts in columns (f) and (g) represent the value at the end of the applicable year of an assumed $100 investment in the company’s Class A Stock and the S&P 500 Apparel, Accessories & Luxury Goods Index, respectively, on the last trading day of 2019, assuming reinvestment of dividends.

(4)	Net income and adjusted operating income are rounded to the nearest hundred thousand.

(5)	Adjusted operating income is calculated as described in Appendix B.

Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for each of fiscal year 2023, fiscal year 2021, fiscal year 2020 and the transition period, including comparisons between “compensation actually paid” to each PEO and our
Non-PEO
NEOs and (i) our cumulative TSR, (ii) the TSR of our Peer Group, (iii) our net income and (iv) our adjusted operating income.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the company considers to have been the most important in linking “compensation actually paid” to each PEO and other named executive officers for fiscal year 2023 to company performance. See “Compensation Disclosure and Analysis” and Appendix B for more information.

Fiscal Year 2023 Financial Performance Measures

Adjusted Operating Income

Currency Neutral Net Revenue

Net Revenue

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

(PROPOSAL 2)

We provide stockholders with the opportunity to cast an annual advisory vote on executive compensation (commonly referred to as a “say on pay” proposal). This vote is on whether to approve the compensation of the named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative. For a discussion of the results of our “say on pay” proposal from our 2022 Annual Meeting of Stockholders, please see “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Advisory Vote to Approve Executive Compensation.”

While this advisory vote to approve executive compensation is non-binding, the Board and the Human Capital and Compensation Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with stockholders to better understand issues and concerns not previously presented. The Board and management understand that it is useful and appropriate to seek the views of our stockholders when considering the design and implementation of executive compensation programs.

The Board of Directors asks you to consider the following statement: Do you approve our executive compensation as described in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures?

The approval of our executive compensation as described in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures, requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the approval of our executive compensation.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION

(PROPOSAL 3)

As described in Proposal No. 2 above, the company’s stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program. The advisory vote on our executive compensation described in Proposal No. 2 above is referred to as a “say on pay vote.”

Section 14A of the Securities Exchange Act of 1934 requires all publicly traded companies to provide stockholders the opportunity to cast an advisory, non-binding vote on how often we should include a say on pay vote in our proxy materials for future annual shareholder meetings (or any special shareholder meeting for which the company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 3, stockholders may vote to have the say on pay vote every one year, every two years or every three years or abstain from voting.

We believe that say on pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program. The Human Capital and Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders in these votes and will consider the outcome of these votes in making its decisions on our executive compensation.

The Board of Directors recommends that you vote to hold say on pay votes every ONE YEAR.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans that authorize the issuance of shares of Class A and Class C Stock. The information is provided as of March 31, 2023:

Plan Category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	Class A	262,180	36.71	11,012,574
Equity compensation plans approved by security holders	Class C	9,809,381	18.14	25,061,943
Equity compensation plans not approved by security holders	Class A	51,565	—	—
Equity compensation plans not approved by security holder	Class C	51,927	—	—

The number of securities to be issued upon exercise of outstanding options, warrants and rights issued under equity compensation plans approved by security holders includes 16,440 Class A and 7,537,784 Class C restricted stock units and deferred stock units issued to employees, non-employees and directors of Under Armour; these restricted stock units and deferred stock units are not included in the weighted average exercise price calculation above.

The number of securities remaining available for future issuance as of March 31, 2023 includes 8,319,305 shares of our Class A Stock and 23,930,748 shares of our Class C Stock under our 2005 Plan and 2,695,329 shares of our Class A Stock and 1,131,195 shares of our Class C Stock under our Employee Stock Purchase Plan. In addition to securities issued upon the exercise of stock options, warrants and rights, our 2005 Plan authorizes the issuance of restricted and unrestricted shares of our Class A and Class C Stock and other equity awards. Refer to Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for a description of the material features of these plans.

The number of securities issued upon exercise of outstanding options, warrants and rights issued under equity compensation plans not approved by security holders includes 51,565 shares of our Class A Stock and 51,927 shares of our Class C Stock issued in connection with the delivery of shares pursuant to deferred stock units granted to certain of our marketing partners. These deferred stock units are not included in the weighted average exercise price calculation above. The deferred stock units are issued to certain of our marketing partners in connection with their entering into endorsement and other marketing services agreements with us. The terms of each agreement set forth the number of deferred stock units to be granted and the delivery dates for the shares, which range from a one to ten year period, depending on the contract. The deferred stock units are non-forfeitable.

As previously disclosed, on April 3, 2023, subsequent to the fiscal year end, an award of restricted stock units for 8.8 million shares of our Class C Stock was issued under an equity compensation plan not approved by security holders to an entity affiliated with professional basketball player Stephen Curry. The award was issued in connection with Mr. Curry’s entry into a stock unit agreement and an Under Armour, Inc. Athlete Product, Brand, Ambassador, and Endorsement Agreement with the company, pursuant to which Mr. Curry is continuing his relationship with the company. This award is not reflected in the table above.

TRANSACTIONS WITH RELATED PERSONS

In accordance with SEC disclosure requirements, we have presented below transactions in which we are a party that exceeded $120,000 in fiscal year 2023, and in which any of our related persons had or will have a direct or indirect material interest.

Under Armour Corporate Offices

In 2015, we entered into a lease with an entity controlled by Mr. Plank to lease industrial space located near our corporate headquarters in Baltimore, which we use as an innovation and manufacturing testing facility and for other business purposes. Given the location’s proximity to our headquarters in Baltimore City, the use of this space provided a unique opportunity for us to build a state-of-the-art facility to accommodate our innovation needs. The lease covered 68,000 square feet and had a five-year term, with payments that began in April 2016. The annual lease rate was initially approximately $0.5 million, with the annual lease rate escalating 2.5% each year. Prior to entering this lease, we received an independent market rent appraisal, based on which we determined that the lease payments were below fair market lease rates. We also determined that the property’s location and other favorable terms of the lease, such as renewal options and flexibility regarding the design of the space, provide us with overall terms that were both fair and reasonable to us and provided flexibility otherwise unavailable at alternative locations. In 2020, the Audit Committee approved an extension of this lease through June 2022, with annual lease payments of approximately $0.7 million, which continued to represent at or below fair market lease rates. The lease expired on June 30, 2022 in accordance with its terms. For fiscal year 2023 and the transition period, our total lease payments were approximately $267,300 and $313,200, respectively.

Aircraft

A company owned by Mr. Plank owns a jet aircraft. We have an operating lease agreement with the company to lease the aircraft when used by Mr. Plank or other persons for our business purposes. Pursuant to the operating lease agreement, we paid a fixed monthly lease payment of $166,667. Prior to entering into the operating lease agreement, we determined that the lease payment rate is at the fair market value lease rate for this aircraft based on a third-party appraisal, and the Audit Committee determined the lease terms were reasonable and that we would benefit from using the aircraft for company business. In February 2023, the Audit Committee approved an extension of this lease through June 2028, with an automatic one-year extension thereafter, with a fixed monthly lease payment of $145,300 under the terms of the amended operating lease agreement effective March 2023. Prior to entering into the amendment, we determined that the amended lease payment rate is at the fair market value lease rate for this aircraft based on a third-party appraisal, and the Audit Committee determined the lease terms were reasonable and that we would benefit from using the aircraft for company business. For fiscal year 2023 and the transition period, our total lease payments were approximately $2.0 million and $0.5 million, respectively.

Policies and Procedures for Review and Approval of Transactions with Related Persons

Our Corporate Governance Guidelines require that our Board of Directors approve any transaction involving Under Armour and a director or executive officer or entities controlled by a director or executive officer. The Board has delegated to the Audit Committee oversight and approval of these and other matters that may present conflicts of interest. The Board has adopted a formal written policy on transactions with related persons. Related persons are generally defined under SEC rules as our directors, executive officers, or stockholders owning at least five percent of our outstanding shares, or immediate family members of any of the foregoing. The policy provides that the Audit Committee shall conduct a reasonable prior review and provide oversight of all transactions with related persons where

(i) the amount involved exceeds $120,000 and (ii) any related person has a direct or indirect material interest, as well as any material changes to such transactions, for potential conflicts of interest. The policy further provides that in determining whether to approve each proposed transaction, the committee may consider the following, among other factors it deems appropriate:

•	whether the terms of the transaction are reasonable and fair to Under Armour and on the same basis as would apply if the transaction did not involve a related person;

•	whether the transaction would impair the independence of a non-management director; and

•

whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the materiality of a related person’s direct or indirect interest in the transaction, and any other factors the committee deems relevant.

Pursuant to Section 314.00 of the NYSE Listed Company Manual, the committee will prohibit a transaction with a related person if it determines such transaction to be inconsistent with the interests of Under Armour and its stockholders. To the extent our employment of an immediate family member of a director, executive officer or five percent stockholder is considered a transaction with a related person, the policy provides that the committee has determined to pre-approve such employment if the executive officer, director or five percent stockholder does not participate in decisions regarding the hiring, performance evaluation or compensation of the family member.

APPROVAL OF FOURTH AMENDED AND RESTATED 2005 OMNIBUS LONG-TERM INCENTIVE PLAN

(PROPOSAL 4)

At the Annual Meeting of Stockholders held on May 9, 2019, our stockholders approved our existing Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan, which we refer to as our “2005 Plan.” The Board of Directors believes that it is advisable to amend and restate our 2005 Plan in order to, among other things, increase the shares of our Class C Stock available for issuance by an additional 17,000,000 shares and extend the term of the 2005 Plan, as discussed below. These changes will be incorporated in the Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Amended 2005 Plan”).

Our company believes the increase in the number of shares of Class C Stock reserved and available for awards under the Amended 2005 Plan, the extension of the term of the 2005 Plan, and the other proposed changes to the 2005 Plan are in the best interest of our company and our stockholders. Our company believes that equity-based awards are an important part of its overall compensation program and wants to ensure that there is a sufficient number of shares available to adequately incentivize its employees, directors and consultants. Therefore, the Board recommends that stockholders approve the Amended 2005 Plan.

In accordance with SEC disclosure requirements, the following is a description of the material features of the Amended 2005 Plan. The Amended 2005 Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following description and summary are qualified in their entirety by reference to the plan document set forth on Appendix A.

Approval of Proposal 4 requires the affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting.

Material Changes to the 2005 Plan

In connection with this approval, the Board has recommended that the 2005 Plan be amended in the following respects, and to reflect such amendments in the new Amended 2005 Plan document:

•

Increase the number of shares of Class C Stock reserved for issuance under the 2005 Plan by 17,000,000 shares (from 45,000,000 shares to 62,000,000 shares, which includes 17,332,195 shares authorized and available for issuance under the 2005 Plan and 17,000,000 additional shares authorized for issuance under the Amended 2005 Plan) (the number of shares of Class A Stock reserved for issuance under the 2005 Plan will not change);

•

Extend the expiration date of the Amended 2005 Plan until June 13, 2033, which is the tenth anniversary of the date the Amended 2005 Plan was approved by the Board, subject to approval by stockholders;

•

Expand how awards may be treated in connection with a “change in control,” reorganization, merger or consolidation. In addition, in the event of a “change in control,” awards that are “underwater” (that is, an option or stock appreciation right where the exercise price exceeds the fair market value of the stock underlying the award) may be cancelled without consideration;

•

Eliminate certain “performance based compensation” provisions of the 2005 Plan that are no longer relevant as a result of 2017 legislative changes to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•

Increase (i) the maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person from 2,000,000 to 4,000,000 and (ii) the maximum number of shares of stock that may be granted under a performance based equity award to any one person in any calendar year from 1,000,000 to 2,000,000; and

•

Make additional clarifying amendments, including (i) adding a default definition of “cause” which is consistent the definition from our current form of restricted stock unit award agreement and (ii) clarifying the powers and authorities of the Human Capital and Compensation Committee, as administrator of the Amended 2005 Plan.

If the Amended 2005 Plan is approved by the stockholders at the Annual Meeting, it will become immediately effective as of the date the Amended Plan was approved by the Board.

As of June 5, 2023, 8,319,305 shares of Class A Stock and 17,332,195 shares of our Class C Stock remained available for issuance of future awards under the 2005 Plan. While the Human Capital and Compensation Committee has the discretion under the terms of the 2005 Plan to issue awards for shares of our Class A Stock, the Human Capital and Compensation Committee currently intends to utilize only our Class C Stock for equity compensation. As of June 5, 2023, under the 2005 Plan, there were 12,279,495 and 1,000,142 shares of our Class C Stock subject to outstanding restricted stock units and performance based restricted stock units, respectively, and 1,467,533 shares of our Class C Stock subject to outstanding stock options, with a weighted average exercise price of $18.14 and a weighted average remaining contractual term of 4.95 years. In addition, as of June 5, 2023, under the 2005 Plan, there were 110,621 shares of our Class A Stock subject to outstanding stock options, with a weighted average exercise price of $36.71 and a weighted average remaining contractual term of 1.77 years, and 16,440 shares of our Class A stock subject to outstanding restricted stock units. Based on past trends and current expectations for possible future awards, we are recommending that an additional 17 million shares of Class C Stock be made available for issuance under the Amended 2005 Plan, sufficient to cover equity awards for the next several years. On June 5, 2023, the closing price of our Class A Stock and Class C Stock was $7.51 and $6.88, respectively.

Common measures for the use of stock incentive plans include the run rate and the overhang rate. The run rate measures the annual dilution from equity awards granted during a particular year. We calculate this based on all awards granted under the 2005 Plan in a given year as a percent of the weighted average of our shares of Class A, Class B, and Class C Stock outstanding in that year. Our run rates for fiscal year 2020, fiscal year 2021, the transition period and fiscal year 2023 were approximately 1.07%, 0.97%, 0.70% and 0.83%, respectively. In May 2023, the Human Capital and Compensation Committee approved time based equity compensation awards in the form of restricted stock units for approximately 6.9 million shares of Class C Stock. We believe these are reasonable levels. The run rate may increase in future years as the number of people in our company who are eligible to receive equity awards grows, and if we continue to have equity awards as an important component of compensation for our executives and other key employees to better align their interests with the interests of our stockholders. The overhang rate is a measure of potential dilution to stockholders. We calculate this based on all unissued shares under the 2005 Plan plus outstanding stock options and stock units as a percent of the total number of shares of our Class A, Class B, and Class C Stock outstanding. At the end of fiscal year 2023 (not including grants made in May 2023), our overhang rate was approximately 9.4%. With the increase in the number of shares reserved for issuance under the Amended 2005 Plan, our overhang rate at the end of fiscal year 2023 would have been 13.2%. We believe these are reasonable levels and provide us with the appropriate flexibility to ensure meaningful equity awards in future years to our executives and other key employees to better align their interests with the interests of our stockholders.

In addition, the 2005 Plan is being amended to clarify that dividends and dividend equivalents in respect of any award under the Amended 2005 Plan will only be paid if and to the extent that the underlying award becomes vested (and will be forfeited if the award is forfeited).

Summary of the Amended 2005 Plan

Purpose of Amended 2005 Plan. The purpose of the Amended 2005 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such persons to serve our company and to use maximum effort to improve the business results and earnings of our company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of our company.

Administration of the Amended 2005 Plan. Our Human Capital and Compensation Committee has such powers and authorities related to the administration of the Amended 2005 Plan as are consistent with our corporate governance documents and applicable law. Each Human Capital and Compensation Committee member will be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Securities Exchange Act of 1934. Currently, our Human Capital and Compensation Committee is comprised of three directors who meet these independence requirements and who also qualify as independent directors under the corporate governance listing standards of the New York Stock Exchange, as well as the New York Stock Exchange’s additional independence requirements for compensation committee members. The Human Capital and Compensation Committee has the authority to determine, among other things, who receives awards, what type of awards are granted, the number of shares of our stock subject to an award, the terms and conditions of each award and the form of each award agreement. The Human Capital and Compensation Committee has the authority to amend, modify or supplement the terms of any outstanding award, to interpret and administer the Amended 2005 Plan and any award agreement and to establish rules and regulations for the administration of the Amended 2005 Plan.

Term of the Amended 2005 Plan. Subject to shareholder approval, the Amended 2005 Plan will become effective on June 13, 2023 (the date of our Board’s approval of the Amended 2005 Plan), and will terminate on June 13, 2033 (the ten-year anniversary of the effective date of the Amended 2005 Plan). Our 2005 Plan currently expires on March 22, 2029.

Amendment and Termination. Our Board may at any time amend, suspend, or terminate the Amended 2005 Plan as to any awards which have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by our Board, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the Amended 2005 Plan. No amendment, suspension, or termination of the Amended 2005 Plan will, without the consent of the holder of the award, materially impair rights or obligations under an outstanding award. However, the Board may amend the Amended 2005 Plan and the Human Capital and Compensation Committee may amend an award or award agreement, either retroactively or prospectively, without consent, (i) in order to preserve or come within any exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934, or (ii) if the Board or the Human Capital and Compensation Committee determines that such amendment either is required or advisable for our company, the Amended 2005 Plan or the award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such award, or that such diminishment has been or will be adequately compensated.

No Repricing of Stock Options or Stock Appreciation Rights. The Amended 2005 Plan prohibits, without the approval of our stockholders, any amendment or modification of an outstanding stock option or stock appreciation right that reduces the exercise price of the award, either by lowering the exercise price or by canceling the outstanding award and granting a replacement award with a lower exercise price, or that otherwise would be treated as a repricing under the rules of the New York Stock Exchange or cause the award to be treated as deferred compensation subject to the limitations of Code Section 409A. The Amended 2005 Plan further prohibits, without the approval of our stockholders, the cash repurchase of an outstanding stock option or stock appreciation right when the fair market value of a share is lower than the exercise price of such stock option or stock appreciation right.

Shares Available for Plan Awards. As noted above, the maximum number of shares of our Class A Stock authorized for issuance under the 2005 Plan was 30,000,000, with 8,319,305 shares as of June 5, 2023 remaining available for issuance of future awards, and the maximum number of shares of our Class C Stock currently authorized for issuance under the 2005 Plan was 45,000,000, with 17,332,195 shares as of June 5, 2023 remaining available for issuance of future awards, subject to adjustment as provided in the Amended 2005 Plan. If the Amended 2005 Plan is approved by our stockholders, then the number of shares of Class C Stock authorized to be issued pursuant to awards under the Amended 2005 Plan will be increased to 62,000,000 shares, resulting in 34,332,195 shares remaining available for future awards. The number of shares of our Class A Stock available for issuance under the Amended 2005 Plan will not change from the number currently available under the 2005 Plan (i.e., 8,319,305 shares).

Any of the available shares may be issued pursuant to incentive stock options. The maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person is 4,000,000. Shares that are withheld from an award or surrendered in payment of any exercise price or taxes relating to the award will be treated as delivered and will reduce the shares available under the Amended 2005 Plan. Any shares covered by an award that are not purchased or are forfeited, settled in cash or otherwise terminated without delivery of shares to the award holder will be available for future grants under the Amended 2005 Plan. The number and class of shares available under the Amended 2005 Plan and/or subject to outstanding awards, as well as the maximum number of shares with respect to which stock options or stock appreciation rights may be granted in any calendar year to any one person, will be equitably adjusted in the event of various changes in the capitalization of our company. See “—Performance Awards” below for the maximum number of shares of stock that may be granted under a performance based equity award, other than an option or stock appreciation right, to any one person in any calendar year.

Type of Awards. The Amended 2005 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and unrestricted stock units and dividend equivalent rights, as well as performance based equity awards that are made subject to the attainment of performance goals over a performance period established by the Human Capital and Compensation Committee in its discretion.

Eligibility and Participation. Awards may be made to an employee, officer or director of our company or an affiliate of our company, or a consultant or adviser providing services to our company or an affiliate of our company, or any other individual whose participation is determined by the Human Capital and Compensation Committee to be in the best interests of our company. On March 31, 2023, we had approximately 15,000 employees.

Minimum Vesting. The Amended 2005 Plan provides that, with respect to any awards granted on or after the effective date of the 2005 Plan, those awards may not vest, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Human Capital and Compensation Committee may provide in the award agreement that awards vest prior to such date in the event of the grantee’s death or disability, or in connection with certain change in control transactions. Notwithstanding the foregoing, up to 5% of the shares of Class A and Class C Stock remaining available for issuance as of the effective date may be issued pursuant to awards subject to any, or no, vesting conditions, as the Human Capital and Compensation Committee determines appropriate. In addition, annual awards granted to our non-employee directors at any annual stockholders meeting may provide for vesting at the next annual stockholders meeting.

Stock Options and Stock Appreciation Rights. The Human Capital and Compensation Committee may award stock options, including incentive stock options and non-qualified stock options, and stock appreciation rights to eligible persons. The committee may award stock appreciation rights in tandem with or as a component of other awards or as stand-alone awards.

Exercise Price of Stock Options and Stock Appreciation Rights. The exercise price per share of a stock option or stock appreciation right will in no event be less than 100% (or 110% in the case of an incentive stock option issued to a person who owns more than 10% of the total combined voting power of all classes of our outstanding stock) of the fair market value per share of our Class A Stock or Class C Stock underlying the award on the grant date; provided that with respect to awards made in substitution for or in exchange for awards made by an entity we acquire, the exercise price does not need to be at least the fair market value on the date of the substitution or exchange. A stock appreciation right confers a right to receive, upon exercise, the excess of the fair market value of one share of our Class A Stock or Class C Stock, as applicable, on the date of exercise over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our Class A Stock or Class C Stock, as applicable, on the grant date. A stock appreciation right granted in tandem with an outstanding stock option following the grant date of such stock option may have a grant price that is equal to the stock option’s exercise price; provided, however, that the stock appreciation right’s exercise price may not be less than the fair market value of a share of our Class A Stock or Class C Stock, as applicable, on the grant date of the stock appreciation right.

Vesting of Stock Options and Stock Appreciation Rights. The Human Capital and Compensation Committee will determine when a stock option or stock appreciation right will become exercisable and the effect of termination of service on such award, and include such information in the award agreement.

Special Limitations on Incentive Stock Options. The Human Capital and Compensation Committee may award incentive stock options only to an employee of our company or a subsidiary corporation of our company and only to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of our Class A Stock or Class C Stock, as applicable, with respect to which all incentive stock options held by the employee become exercisable for the first time during any calendar year does not exceed $100,000.

Exercise of Stock Options and Stock Appreciation Rights. A stock option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). To the extent permitted under the award agreement, the payment may be made through cash, delivery of shares, broker assisted cashless exercises, net exercise or in any other form consistent with applicable law. The Human Capital and Compensation Committee has the discretion to determine the method or methods by which a stock appreciation right may be exercised.

Expiration of Stock Options and Stock Appreciation Rights. Stock options and stock appreciation rights will expire at such time as the Human Capital and Compensation Committee determines; provided, however that no stock option may be exercised more than ten years from the date of grant, or in the case of an incentive stock option held by a person that owns more than 10% of the total combined voting power of all classes of our outstanding stock, not more than five years from the date of grant.

Restricted Stock and Restricted Stock Units. At the time a grant of restricted stock or restricted stock units is made, the Human Capital and Compensation Committee establishes the applicable “restricted period” and any restrictions in addition to or other than the expiration of such restricted period, including the satisfaction of any performance objectives. Unless the Human Capital and Compensation Committee otherwise stipulates in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock; provided, however, that any dividends will be subject to the same restrictions that apply to the underlying restricted stock and paid to the grantee (without interest) in accordance with the terms of the underlying restricted stock (if not forfeited). The Human Capital and Compensation Committee may provide that any such dividends paid must be reinvested in shares of stock. All distributions, if any, received by a holder of restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant. Holders of restricted stock units will have no rights as stockholders of our company. The Human Capital and Compensation Committee may provide that the holder of restricted stock units will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional restricted stock units; provided, however, that any dividend equivalent rights will be subject to the same restrictions that apply to the underlying restricted stock unit and paid to the grantee (without interest) in accordance with the terms of the underlying restricted stock unit award (if not forfeited).

Unless the Human Capital and Compensation Committee otherwise provides, upon the termination of a person’s service, any restricted stock or restricted stock units held by the person that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

The Human Capital and Compensation Committee may grant restricted stock or restricted stock units to a person in respect of services rendered and other valid consideration, or in lieu of or in addition to any cash compensation due the person.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Human Capital and Compensation Committee, the restrictions applicable to shares of restricted stock or restricted stock units will lapse. Restricted stock units may be settled in cash or stock as determined by the Human Capital and Compensation Committee and set forth in the award agreement.

Unrestricted Stock Awards. The Human Capital and Compensation Committee may grant or sell an unrestricted stock or unrestricted stock unit award to an eligible person in respect of services rendered and other valid consideration, or in lieu of or in addition to any cash compensation due the person.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling a person to receive credits based on cash or stock distributions that would have been paid on the shares of our Class A Stock or Class C Stock, as applicable, if such shares had been issued to and held by the person. A dividend equivalent right may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. The terms and conditions of dividend equivalent rights will be specified in the award agreement. If a dividend equivalent right is granted as a component of another award, the dividend equivalent rights will be subject to the same restrictions that apply to the underlying award and paid to the grantee (without interest) in accordance with the terms of the underlying award (if not forfeited).

Performance Awards. Under the Amended 2005 Plan, our Human Capital and Compensation Committee may approve an equity award that is subject to the attainment of one or more performance goals. If an award is designated as a performance based award, the award will be contingent upon the achievement of pre-established, performance goals over a performance period established by the Human Capital and Compensation Committee. In establishing the performance goals, the committee may use one or more of the several business criteria listed in the Amended 2005 Plan, which include (but are not limited to) the following, and which may be applied to our company as a whole, and/or to specified subsidiaries or business units of our company: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, a Standard & Poor’s stock index; (3) net revenues; (4) net income; (5) earnings per share; (6) income from operations; (7) operating margin; (8) gross profit; (9) gross margin; (10) pretax earnings; (11) earnings before interest expense, taxes, depreciation and amortization; (12) return on equity; (13) return on capital; (14) return on investment; (15) return on assets; (16) working capital; (17) free cash flow; and (18) ratio of debt to stockholders’ equity. Performance goals will be established in writing no later than 90 days after the commencement of the period of service to which the performance goal relates or such other date as determined by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee may adjust the amount of the award that is earned based upon achievement of the performance goals. The Human Capital and Compensation Committee must certify prior to grant, exercise or settlement of the award that the performance goals were in fact satisfied.

The measurement of any performance goal may include or exclude any of the following events that occur during or otherwise impact a performance period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs or other corporate transactions; (e) extraordinary and/or nonrecurring items as described in our financial statements or notes thereto and/or in management’s discussion and analysis of financial condition and results of operations, and in any case appearing in our annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; and (h) such other exclusions or adjustments as the Human Capital and Compensation Committee specifies at the time the award is granted.

The maximum number of shares of stock that may be granted under a performance based equity award to any one person in any calendar year is 2,000,000, other than an option or stock appreciation right (which are subject to a 4,000,000 maximum). These limitations on the maximum number of shares of stock that may be granted under various awards will be equitably adjusted in the event of various changes in the capitalization of our company.

Adjustment for Corporate Changes. The Amended 2005 Plan provides that the Human Capital and Compensation Committee may specify the effect of a “change in control” (as defined in the Amended 2005 Plan), in an award agreement, which may include: accelerated vesting or lapse of restrictions, termination, cancellation, assumption, substitution or conversion of awards, as determined by the Human Capital and Compensation Committee. The Human Capital and Compensation Committee has generally provided that all restricted stock and restricted stock units and other equity awards will vest upon a change in control only if an employee is terminated without “cause” or for “good reason” (generally referred to as a “double trigger”).

In the event of a recapitalization, reclassification, stock split, spin-off or other similar change affecting our stock, we will adjust proportionately and accordingly the number, class and kinds of shares for which awards may be made under the Amended 2005 Plan, including the maximum number of shares of Class A Stock or Class C Stock under a performance based equity award or with respect to which stock options or stock appreciation rights may be granted pursuant to the Amended 2005 Plan in any calendar year to any one person, and the exercise price, number, class and kind of shares for which awards are outstanding so that the proportionate interest of the person holding the award immediately following such event will, to the extent practicable, be the same as immediately before such event.

If we undergo any reorganization, merger, or consolidation with one or more other entities and there is a continuation, assumption or substitution of awards in connection with the transaction, any award previously granted will apply to the securities to which a holder of the number of shares of stock subject to such award would have been entitled immediately following such transaction, with a corresponding proportionate adjustment of the exercise price per share (with respect to stock options and stock appreciation rights). If we undergo any such transaction and there is not a continuation, assumption or substitution of awards in connection with the transaction, then in the Human Capital and Compensation Committee’s discretion, each award may be canceled in exchange for the same consideration that the person otherwise would receive as a stockholder in connection with the transaction (or cash equal to such consideration) if the person held the number of shares of stock, generally equal to the excess, if any of (i) the fair market value of a share of stock multiplied by the number of shares of stock subject to the vested portion of such award immediately before such transaction, minus (ii) the total exercise price or purchase price, if any, for such award.

However, in the event of a “change in control,” reorganization, merger, or consolidation, if the per share exercise price of a stock option or stock appreciation right is equal to or greater than the fair market value of a share of stock, such stock option or stock appreciation right may be cancelled with no payment. Any stock, cash or other property or other award delivered in connection with a “change in control,” reorganization, merger, or consolidation may contain such restrictions, if any, as the Human Capital and Compensation Committee deems appropriate, including to reflect any performance or other vesting conditions to which the award was subject and that did not lapse (and were not satisfied), that any amounts paid in respect of such award in connection with transaction be subject to any escrow, holdback or other contingency applicable to stockholders generally or otherwise made subject to such restrictions as the Human Capital and Compensation Committee deems appropriate in connection with the transaction.

Clawback & Other Company Policies. Awards under the Amended 2005 Plan will be subject to the company’s policies and procedures governing the issuance or holding of stock as in effect from time to time, including, without limitation, its insider trading policy, stock ownership guidelines and clawback policy. In addition, the Amended 2005 Plan provides that any award subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy we adopt pursuant to any such law, government regulation or stock exchange listing requirement) and the Human Capital and Compensation Committee, in its sole and exclusive discretion, may require that any award recipient reimburse us for all or part of the amount of any payment in settlement of any award.

Nontransferability of Awards. Generally, only the person who received a stock option or stock appreciation right may exercise the award and no such award will be assignable or transferable other than by will or laws of descent and distribution. However, the Amended 2005 Plan permits the Human Capital and Compensation Committee to adopt procedures to allow an award recipient to designate a beneficiary to exercise the rights of the recipient and receive any distribution with respect to the awards upon the recipient’s death, subject to the terms of the Amended 2005 Plan and the award agreement. In addition, if authorized in the award agreement, the person may transfer, not for value, all or part of the award (other than an incentive stock option) to certain family members. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Human Capital and Compensation Committee.

Tax Withholding and Tax Offset Payments. We will have the right to deduct from payments of any kind otherwise due to a person any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award to such person, upon the issuance of any shares of stock upon the exercise of a stock option or stock appreciation right or pursuant to an award.

Registration. We intend to amend our existing registration statement on Form S-8 filed with the SEC with respect to the Amended 2005 Plan to cover shares issuable under the Amended 2005 Plan.

Plan Benefits. The following reflects grants made during the transition period, fiscal year 2023 and in May 2023 under the 2005 Plan. All future awards to directors, executive officers, and employees will be made at the discretion of the Human Capital and Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the Amended 2005 Plan at this time.

Name and Position	Number of Units(1)
Stephanie Linnartz, President and Chief Executive Officer	1,860,304
Kevin Plank, Executive Chair and Brand Chief	643,496
David Bergman, Chief Financial Officer	293,180
Colin Browne, Chief Operating Officer; Former Interim President and Chief Executive Officer	628,000
Tchernavia Rocker, Chief People and Administrative Officer	283,240
Patrik Frisk, Former President and Chief Executive Officer	242,048
Massimo Baratto, Former Chief Consumer Officer	193,826
Stephanie Pugliese, Former President of the Americas	111,679
Executive Group	4,848,765
Non-Executive Director Group	277,712
Non-Executive Officer Employee Group	8,877,525

(1)

Includes a combination of time based and performance based restricted stock unit awards. With respect to the performance based awards, vesting is tied to company performance. With respect to any performance based awards for which the performance period is not complete, the information in the table above reflects the number of performance awards assuming achievement of the target level of performance conditions for these performance awards. A portion of the awards granted during the transition period vested in May 2023.

Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to our company and to U.S. taxpayers of awards granted under the Amended 2005 Plan. The summary is based on the law as in effect on June 27, 2023. The rules concerning the federal income tax consequences of equity awards are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the federal income tax consequences of equity awards under the Amended 2005 Plan. Moreover, it does not discuss state or local tax consequences, non-U.S. tax consequences that may apply.

Non-Qualified Stock Options and Stock Appreciation Rights. No taxable income is reportable when a non-qualified stock option or stock appreciation right is granted to a person. Upon exercise, generally, the person will have ordinary income equal to the fair market value of the underlying shares of our Class A or Class C Stock, as applicable, on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be a capital gain or loss to the person.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for persons who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the incentive stock option is exercised). If the person exercises the incentive stock option and then sells the underlying shares of our Class A Stock or Class C Stock, as applicable, more than two years after the grant date and more than one year after the exercise date, the sale price minus the exercise price will be taxed as capital gain or loss. If the person exercises the incentive stock option and sells the shares before the end of the two- or one-year holding periods, then the person generally will have ordinary income at the time of the sale equal to the fair market value of the shares of our Class A Stock or Class C Stock, as applicable, on the exercise date (or the sale price, if less) minus the exercise price of the incentive stock option, and any additional gain on the sale will be treated as capital gain.

Restricted Stock and Restricted Stock Units. A person receiving restricted stock or restricted stock units generally will have taxable income at vesting or settlement of the award equal to the fair market value of the stock or the value of any cash (with respect to restricted stock units) delivered at that time. However, if the person timely elects under Code Section 83(b) to be taxed at grant on his or her restricted stock award, the person will have ordinary income at the time of grant equal to the fair market value on the grant date of the shares of our Class A Stock or Class C Stock, as applicable, received.

Unrestricted Stock and Unrestricted Stock Units. A person receiving an unrestricted stock or unrestricted stock unit award will have taxable income when the shares underlying the award are delivered equal to the fair market value of the shares on the delivery date.

Tax Effect for Our Company. We generally will receive a tax deduction for any ordinary income recognized by a person with respect to an award under the Amended 2005 Plan (for example, upon the vesting of a restricted stock unit or the exercise of a non-qualified stock option). In the case of incentive stock options that meet the holding period requirements described above, the person will not recognize ordinary income; therefore, we will not receive a deduction. Our deduction may also be limited by Internal Revenue Code Section 280G or Section 162(m).

Section 162(m) generally provides that a publicly traded corporation may not deduct compensation in excess of $1.0 million per year paid to the company’s “covered employees.” “Covered employee” includes (a) any individual who at any time during the taxable year is either our principal executive officer or principal financial officer, or an employee whose total compensation for the tax year is required to be reported to our shareholders because he or she is among the three highest compensated officers for the tax year (other than the principal executive officer or principal financial officer), and (b) any person who was a covered employee at any time after December 31, 2016. However, certain awards that qualified as “performance based compensation” under Section 162(m) were not subject to such $1.0 million limitation. The performance based compensation exception was eliminated by the Tax Act with respect to tax years beginning January 1, 2018; however, under a transition rule, compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and which is not materially modified after such date may still qualify for the performance based compensation exception. To the extent applicable to our existing contracts and awards, the Human Capital and Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule.

While the Human Capital and Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Human Capital and Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and support our compensation philosophy. The Human Capital and Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of the company and our shareholders.

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. While certain awards under the Amended 2005 Plan could be subject to Section 409A of the Code, awards under the Amended 2005 Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code.

Approval of Proposal 4 requires the affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” approval of the Amended 2005 Plan.

INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to continue as our independent registered public accounting firm for the fiscal year ending March 31, 2024. Representatives of PwC are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and they will respond to appropriate questions from stockholders.

Fees

The fees billed by PwC for fiscal year 2023, the transition period, and fiscal year 2021 for services rendered to Under Armour were as follows:

	Fiscal Year 2023 (April 1, 2022 - March 31, 2023)	Transition Period (January 1, 2022 - March 31, 2022)	Fiscal Year 2021 (January 1, 2021 - December 31, 2021)
Audit Fees	$2,792,100	$554,000	$2,638,792
Audit-Related Fees	26,800	2,700	7,360
Tax Fees	1,060,424	150,000	861,000
All Other Fees	6,650	—	7,000

Audit Fees

Audit fees are for the audit of our annual consolidated financial statements and our internal control over financial reporting, reviews of our quarterly financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

When paid, audit-related fees are generally for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above. For fiscal year 2023, audit-related fees were primarily related to assistance with the company’s shelf registration statement, tax audit procedures and financial statement preparation related to certain of the company’s subsidiaries. For the transition period and fiscal year 2021, audit-related fees were primarily related to assistance with financial statement preparation related to certain of the company’s subsidiaries.

Tax Fees

When paid, tax fees are generally for tax planning and tax advice. For fiscal year 2023 and the transition period, tax fees primarily included assistance with transfer pricing and consulting services in connection with our corporate structure. For fiscal year 2021, tax fees primarily included assistance with transfer pricing, consulting services in connection with our corporate structure and customs services.

All Other Fees

All other fees relate to a subscription to an accounting research tool.

Pre-Approval Policies and Procedures

As set forth in the Audit Committee’s Charter, the Audit Committee approves in advance all services to be performed by our independent registered public accounting firm, including all audit and permissible non-audit services. The committee has adopted a written policy for such approvals. The policy requires that the committee specifically pre-approve the terms of the annual audit services engagement and may pre-approve, for up to one year in advance, particular types of permissible audit-related, tax and other non-audit services. The policy also provides that the services shall be described in sufficient detail as to the scope of services, fee and fee structure, and the impact on auditor independence. The policy states that, in exercising its pre-approval authority, the committee may consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profiles and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The policy also provides that the committee be mindful of the relationship between fees for audit and non-audit services. Under the policy, the committee may delegate pre-approval authority to one or more of its members and any pre-approval decisions will be reported to the full committee at its next scheduled meeting. The committee has delegated this pre-approval authority to the Chair of the committee.

AUDIT COMMITTEE REPORT

The primary role of the Audit Committee is oversight of matters relating to accounting, internal control, auditing, financial reporting, risk and legal and regulatory compliance. The Audit Committee oversees the audit and other services of our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee. Our management is responsible for the financial reporting process and preparation of quarterly and annual consolidated financial statements. Our independent registered public accounting firm is responsible for conducting audits and reviews of our consolidated financial statements and audits of our internal control over financial reporting.

The Audit Committee has reviewed and discussed our fiscal year 2023 audited consolidated financial statements with management and with our independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above and subject to the limitations on its role and responsibilities, the Audit Committee recommended to the Board that the fiscal year 2023 audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 to be filed with the SEC. The Board of Directors approved this recommendation.

Douglas E. Coltharp, Chair

Mohamed A. El-Erian

David W. Gibbs

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 5)

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ending March 31, 2024. PwC has served as our independent auditors since 2003. The services provided to us by PwC, along with the corresponding fees for fiscal year 2023, the transition period and fiscal year 2021, are described under the caption “Independent Auditors” in this Proxy Statement.

Stockholder ratification of the appointment of the independent registered public accounting firm is not required. We are asking stockholders to ratify the appointment because we believe it is a sound corporate governance practice. If our stockholders do not ratify the selection, the Audit Committee will consider whether or not to retain PwC, but may still retain them.

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.

STOCKHOLDER PROPOSALS

Our current Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at our 2024 Annual Meeting, or for a stockholder to propose business for consideration at that meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Under Armour, Inc., at the company’s principal executive office, not less than 120 days and no more than 150 days prior to the first anniversary of the date of mailing the notice for the preceding year’s annual meeting. Therefore, a stockholder nomination or proposal intended to be considered at the 2024 Annual Meeting must be received by the Secretary after February 1, 2024, and no later than March 2, 2024.

In order for a stockholder to give timely notice for nominations for directors for inclusion on a universal proxy card in connection with our 2024 Annual Meeting, notice must be submitted by the same deadline as specified under the advance notice provisions of our Bylaws, and the stockholder must otherwise comply with Rule 14a-19(b) of the Exchange Act.

If a stockholder wishes to have their proposal considered for inclusion in the 2024 Proxy Statement pursuant to SEC Rule 14a-8, the Secretary of Under Armour, Inc. must receive it no later than March 2, 2024.

However, if we delay or advance mailing notice of the 2024 Annual Meeting of Stockholders by more than 30 days from the date of the first anniversary of the 2023 notice mailing, then such stockholder notice of nomination or proposal must be delivered to the Secretary of Under Armour not less than 120 days nor more than 150 days prior to the date of mailing of the notice for the 2024 Annual Meeting (or by the tenth day following the day on which we disclose the mailing date of notice for the 2024 Annual Meeting, if that date is later).

Stockholder proposals and director nominations to be included in our Proxy Statement must comply with our Bylaws, as well as applicable SEC rules (including SEC Rule 14a-8; see also Staff Legal Bulletin 14, which may be found at www.sec.gov).

Appendix A

UNDER ARMOUR, INC. FOURTH AMENDED AND RESTATED 2005 OMNIBUS LONG-TERM INCENTIVE PLAN (SHOWING CHANGES FROM CURRENT PLAN)

UNDER ARMOUR, INC.

~~THIRD~~FOURTH AMENDED AND RESTATED

2005 OMNIBUS LONG-TERM INCENTIVE PLAN

A-i

A-ii

A-iii

A-iv

UNDER ARMOUR, INC.

~~THIRD~~FOURTH AMENDED AND RESTATED

2005 OMNIBUS LONG-TERM INCENTIVE PLAN

Under Armour, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its ~~Third~~Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”). Subject to shareholder approval, the Plan, as herein amended and restated, will become effective as of ~~March 22, 2019~~June 13, 2023 (the “Effective Date”).

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1    ~~“~~“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or Dividend Equivalent Rights under the Plan.

2.3    “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following: (i) the Grantee’s material misconduct or neglect in the performance of his or her duties; (ii) the Grantee’s commission of any felony, offense punishable by imprisonment in a state or federal penitentiary, any offense, civil or criminal, involving material dishonesty, fraud, moral turpitude or immoral conduct or any crime of sufficient import to potentially discredit or adversely affect the Company’s ability to conduct its business in the normal course; (iii) the Grantee’s material breach of the Company’s written Code of Conduct, as in effect from time to time; (iv) the Grantee’s commission of any act that results in severe harm to the Company, excluding any act taken by the Grantee in good faith that he or she reasonably believed was in the best interests of the Company; or (v) the Grantee’s material breach of any employee confidentiality, non-competition, non-solicitation by and between the Grantee and the Company. However, none of the foregoing events or conditions will constitute Cause unless the Company provides the Grantee with written notice of the event or condition and thirty (30) days to cure such event or condition (if curable) and the event or condition is not cured within such 30-day period.

~~2.5~~2.6    “Change in Control” shall have the meaning set forth in Section 15.2.

~~2.6~~2.7    “Class A Shares” means the class A common stock, par value $.0003 1/3 per share, of the Company.

~~2.7~~2.8    “Class C Shares” means the class C common stock, par value $.0003 1/3 per share, of the Company.

~~2.8~~2.9    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

~~2.9~~2.10    “Committee” means a committee of the Board comprised of at least two (2) members appointed by the Board. Each Committee member shall be a “non-employee director” within the meaning of the exemption under Rule 16b-3 of the Exchange Act; provided that with respect to any Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, that is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date, then each Committee member shall also be an “outside director” within the meaning of Section 162(m) of the Code.

~~2.10~~2.11    “Company” means Under Armour, Inc., a Maryland corporation, or any successor corporation.

~~2.11~~2.12     “Disability” means, unless otherwise stated in the applicable Award Agreement, a physical or mental condition of the Grantee with respect to which the Grantee is eligible for benefits under a long-term disability plan sponsored by the Company or an Affiliate or would be eligible if the Grantee had purchased coverage under such long-term disability plan; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

~~2.12~~2.13    “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock~~, other Awards~~ or ~~other property~~a combination thereof equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

~~2.13~~2.14     [RESERVED]

~~2.14~~2.15    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

~~2.15~~2.16    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the grant date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the grant date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith using a reasonable valuation method in accordance with Section 409A and Section 422 of the Code if and to the extent applicable.

~~2.16~~2.17    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent (50%) of the voting interests.

~~2.17~~2.18    “Grantee” means a person who receives or holds an Award under the Plan.

~~2.18~~2.19    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

~~2.19~~2.20    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

~~2.20~~2.21    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

~~2.21~~2.22    “Option Price” means the exercise price for each share of Stock subject to an Option.

~~2.22~~2.23    “Plan” means this ~~Third~~Fourth Amended and Restated Under Armour, Inc. 2005 Omnibus Long-Term Incentive Plan, as may be amended from time to time.

~~2.23~~2.24    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.25     “Prior Plan” means the Third Amended and Restated 2005 Omnibus Long-Term Incentive Plan, effective March 22, 2019.

~~2.24~~2.26    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

~~2.25~~2.27    “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

~~2.26~~2.28    “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

~~2.27~~2.29    “Section 409A” shall mean Section 409A of the Code and the regulations and other binding guidance promulgated thereunder.

~~2.28~~2.30    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

~~2.29~~2.31    “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate; provided, however, if any Award governed by Section 409A is to be distributed on a termination of Service, then Service shall be terminated when the Grantee has a “separation from service” within the meaning of Section 409A. ~~Subject to the preceding sentence~~A Service Provider shall be deemed to incur a termination of Service if the Affiliate to which the Service Provider provides Services ceases to be an Affiliate of the Company. Subject to Section 409A, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

~~2.30~~2.32    “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

~~2.31~~2.33    “Stock” means, as applicable with respect to any Award, either Class A Shares or Class C Shares as designated in the applicable Award Agreement.

~~2.32~~2.34    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

~~2.33~~2.35    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

~~2.34~~2.36    “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

~~2.35~~2.37    “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

~~2.36~~2.38    “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	General.

The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)    designate Grantees,

(ii)    determine the type or types of Awards to be made to a Grantee,

(iii)    determine the number of shares of Stock and class of Stock to be subject to an Award,

(iv)    establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the SAR Exercise Price of any SAR, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)    prescribe the form of each Award Agreement, ~~and~~

(vi)    amend, modify, waive or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom~~.~~ , and

(vii)     prescribe forms, rules and procedures relating to the Plan and Awards and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award.

The determinations of the Committee under the Plan need not be uniform and may be made selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i) causes the Option or SAR to become subject to Section 409A, or (ii) without the approval of the stockholders of the Company, (a) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price, (b) would be treated as a re-pricing under the rules of The New York Stock Exchange or the otherwise applicable stock exchange, or (c) provides for the cash repurchase of Options or SARs when the Fair Market Value of a share of Stock is lower than the Option Price of such Option or the SAR Exercise Price of such SAR; provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15.

3.2.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.3.	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 15, from and after the Effective Date (a) the maximum number of shares of Class A Shares authorized under the Plan shall be 30,000,000, with ~~9,036,229~~8,319,305 available for issuance under the Plan~~,~~ and (b) the maximum number of shares of Class C Shares authorized under the Plan shall be ~~45~~62,000,000~~, with 25,867,239~~ (such maximum consists of 17,332,195 shares authorized and available for issuance under the Prior Plan~~.~~ immediately prior to the Effective Date and 17,000,000 additional shares authorized for issuance under the Plan). All such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted pursuant to the Plan in any calendar year to any one Service Provider or other participant in the Plan shall be ~~2~~4.0 million. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4. Subject to any limitations of the Code, the following shares of Stock subject to an Award shall not reduce the number of shares of Stock available for delivery in connection with future Awards under the Plan: (a) any shares of Stock that are subject to any Award which for any reason expires or is terminated, forfeited or canceled without having been fully exercised or satisfied, (b) any Award based on shares of Stock that is settled for cash, expires or otherwise terminates without the issuance of such Stock, and (c) Stock delivered under the Plan in connection with the continuation, assumption or substitution of Options and SARs pursuant to Section 15.3 or 15.4. To the extent that the Option Price of any Option granted under the Plan, or if pursuant to Section 16.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, such shares of Stock shall be deemed to have been delivered for purposes of the limits set forth in this Section 4. Upon the exercise of a SAR, the total number of Shares subject to such exercise shall reduce the number of Shares available for delivery under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term.

The Plan shall be effective as of the Effective Date. No further Awards may be made under the Plan on or after the ten (10) year anniversary of the Effective Date.

5.2.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded; provided, however, that the Board may amend the Plan and the Committee may amend any Award or Award Agreement, either retroactively or prospectively, without the consent of the Grantee, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, or (y) if the Board or the Committee determines in its discretion that such amendment either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made to: (i) any Service Provider, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Committee shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee. Notwithstanding the foregoing, Incentive Stock Options may be granted only to employees of the Company or any Subsidiary.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award.

6.4.	Minimum Vesting Period.

Any Award granted after the Effective Date shall be subject to a minimum vesting period of not less than one year from the date such award is granted; provided, however, that the foregoing minimum vesting period shall not apply in connection with (a) a Change in Control, (b) termination of the Grantee’s service due to death or Disability, (c) Awards granted in substitution or exchange for an Award pursuant to Section 6.3 hereof, so long as such substitute or exchange does not reduce the vesting period of the Award being replaced, (d) Awards granted to non-employee directors of the Company at any annual shareholder meeting which provide that such Awards will vest on the date of the next annual shareholder meeting, or (e) Awards which in the aggregate cover a number of shares of Stock not to exceed five percent (5%) of the total number of shares of Stock available for issuance under the Plan as of the Effective Date, as described in Section 4 hereof.

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value on the grant date of a share of Stock; provided, however, that (a) in the event that a Grantee is a Ten Percent Stockholder as of the grant date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the grant date, and (b) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the grant date.

8.2.	Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the grant date shall not be exercisable after the expiration of five (5) years from its grant date. An Award Agreement may provide that the period of time over which an Option (other than an Incentive Stock Option) may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Grantee’s exercise of such Option would violate an applicable law or the Grantee is subject to a “black-out” period; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law or be subject to such “black-out” period.

8.4.	Termination of Service.

Each Award Agreement at the grant date shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.6.	Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to ~~him~~the Grantee. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price and any applicable tax withholding, such Grantee shall be entitled, subject to Section 3.3 hereof, to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8.	Transferability of Options.

Except as provided in Section 8.9, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.9, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.9.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.9, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.9, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.9 or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may also provide that Options may be transferred to persons other than Family Members. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.10.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

An SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price, as determined by the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which ~~may be fixed at the Fair Market Value of a share of Stock on the grant date or may vary in accordance with a predetermined formula while the SAR is outstanding; provided that the SAR Exercise Price~~ may not be less than the Fair Market Value of a share of Stock on the grant date, except with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, in which case the SAR Exercise Price does not need to be at least the Fair Market Value on the grant date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. An SAR granted in tandem with an outstanding Option following the grant date of such Option may have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the grant date of the SAR.

9.2.	Other Terms.

The Committee shall determine at the grant date ~~or thereafter~~as set forth in an Award Agreement, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.	Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership, subject to Section 3.3 hereof, representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the grant date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock~~.~~; provided, however, that any dividends shall be subject to the same restrictions that apply to the underlying Restricted Stock and paid to the Grantee (without interest) in accordance with the terms of the underlying Restricted Stock (if not forfeited). The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock~~, which may or may not be subject to the same restrictions applicable to such Restricted Stock.~~. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4.	Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10.4.2. Voting	and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company~~.~~, including any voting rights, with respect to shares of Stock represented by the Restricted Stock Units until the date of issuance such shares (if settled in shares rather than cash). The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders. Notwithstanding anything to the contrary, any such dividends shall be subject to the same restrictions that apply to the underlying Restricted Stock

Units and paid to the Grantee (without interest) in accordance with the terms of the underlying Restricted Stock Units (if not forfeited).

10.4.3. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6.	Consideration.

The Committee may grant Restricted Stock or Restricted Stock Units to a Grantee in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

10.7.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, subject to Section 3.3 hereof, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at a Purchase Price determined by the Committee) an Award of unrestricted stock or unrestricted stock units to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. The provisions of Section 10.4 shall apply to any awards of unrestricted stock units.

12.	FORM OF PAYMENT FOR AWARDS

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock, shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 12.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, Restricted Stock Units or Unrestricted Stock may be made all or in part through the tender to the

Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price, and any withholding taxes described in Section 16.3, on the date of exercise.

12.4.	Net Exercise.

To the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made by instructing the Committee to withhold a number of shares of Stock otherwise deliverable to the Grantee pursuant to exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price.

12.5.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash or stock distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Grantee. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another ~~award~~Award (other than an Option or SAR) or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement~~.~~ and established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another ~~award may~~Award shall provide that such Dividend Equivalent Right shall only be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other ~~award~~Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other ~~award~~Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other ~~award~~Award. Notwithstanding any provision of this Section 13.1 to the contrary, no Dividend Equivalent Right may provide for settlement directly or indirectly contingent upon the exercise of an Option or Stock Appreciation Right.

13.2.	Termination of Service.

Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award, and no Award may be exercised, if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number, class or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, spin-off or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number, class and kinds of shares for which grants of Options and other Awards may be made under the Plan, including the maximum number of shares of Stock reserved for issuance under the Plan, the maximum number of shares of Stock with respect to which Options ~~or~~, Stock Appreciation Rights or other Awards may be granted pursuant to the Plan in any calendar year to any one Service Provider or other participant in the Plan, and the Option Price and SAR Exercise Price and other price of securities subject to outstanding Awards, to the extent applicable, shall be adjusted proportionately and accordingly by the ~~Company~~Committee; provided that any such adjustment shall comply with Section 409A and Section 424 of the Code to the extent applicable. In addition, the number, class and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the ~~Company~~Committee may, in such manner as the ~~Company~~Committee deems appropriate, adjust (i) the number, class and kind of shares subject to outstanding Awards and/or (ii) the ~~exercise price~~Option Price of outstanding Options and the SAR Exercise Price of Stock Appreciation Rights to reflect such distribution.

15.2.	Definition of Change in Control.

“Change in Control” shall mean the occurrence of any of the following:

a.

Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, and/or Kevin Plank and/or his immediate family members, directly or indirectly, become the beneficial owner, of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;

b.

A change in the composition of the Board occurring within a two~~-~~ (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. ‘Incumbent Directors’ shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

c.

The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as prior to such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

d.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

15.3.	Effect of Change in Control

The Committee shall determine the effect of a Change in Control upon Awards, ~~and such~~which effect ~~shall~~may be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter ~~with the consent of the Grantee~~, the actions that will be taken upon the occurrence of a Change in Control, including, but not limited to, accelerated vesting~~, termination or assumption.~~ or lapse of restrictions, termination, cancellation, assumption, substitution or conversion, as the Committee, in its discretion, deems appropriate and consistent with applicable law, including Section 409A and Section 424 of the Code if and to the extent applicable. The Committee may also provide in the Award Agreements at the time of grant, or any time thereafter ~~with the consent of the Grantee~~, for different provisions to apply to an Award in place of those described in Sections ~~15.1~~15.1 and ~~15.2.~~ 15.2. Notwithstanding anything to the contrary, if the per share Option Price or SAR Exercise Price of an Option or SAR is equal to or greater than the Fair Market Value of a share of Stock, such Option or SAR may be cancelled with no payment due hereunder or otherwise in respect thereof.

Any Stock, cash or other property or other Award delivered pursuant to this Section with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied), that any amounts paid in respect of such Award in connection with the Change in Control be subject to any escrow, holdback or other contingency applicable to stockholders in connection with the Change in Control or otherwise made subject to such restrictions as the Committee deems appropriate in connection with the Change in Control.

Notwithstanding any other provision of this Section 15.3, (i) no Change in Control shall trigger payment of an Award subject to the requirements of Section 409A unless such Change in Control qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A, and (ii) any Award that otherwise is intended to satisfy the requirements of Section 409A shall not be amended or modified (directly or indirectly, in form or operation) to the extent such amendment or modification would cause compensation deferred under the applicable Award (and applicable earnings) to be included in income under Section 409A.

15.4.	Reorganization, Merger or Consolidation.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is a continuation, assumption or substitution of ~~Options and SARs~~Awards in connection with such transaction, any ~~Option or SAR~~Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such ~~Option or SAR~~Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment ~~of~~, consistent with Section 409A and Section 424 of the Code to the extent applicable, to the number of shares underlying the Award and the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities and there is not a continuation, assumption or substitution of ~~Options and SARs~~Awards in connection with such transaction, then in the discretion and at the direction of the

Committee, each ~~Option and SAR~~Award may be canceled unilaterally in exchange for the same consideration that the Grantee otherwise would receive as a shareholder of the Company in connection with such transaction ~~(or cash equal to such consideration)~~ if the Grantee held the number of shares of Stock ~~obtained by dividing~~ , with such payment equaling the excess, if any, of (i) the ~~excess of the~~ Fair Market Value of a share of Stock multiplied by the number of such shares ~~which remain~~ subject to the ~~exercise of the~~ vested portion of ~~such Option or SAR~~the Award immediately before such ~~Change in Control over~~transaction, minus (ii) the total Option Price ~~or~~, SAR Exercise Price or purchase price, if any, for such vested portion~~, as the case may be, by (ii) the Fair Market Value of a share of Stock on such date~~ of such Award, which number shall be rounded down to the nearest whole number. An ~~Option or SAR~~Award may be cancelled without consideration and without the Grantee’s consent if such Award has no value, as determined by the Committee, in its sole discretion. Any Stock, cash or other property or other Award delivered pursuant to this Section with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied), that any amounts paid in respect of such Award in connection with the reorganization, merger, or consolidation be subject to any escrow, holdback or other contingency applicable to stockholders in connection with the reorganization, merger, or consolidation or otherwise made subject to such restrictions as the Committee deems appropriate in connection with the reorganization, merger, or consolidation.

15.5.	Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.	GENERAL PROVISIONS

16.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall be unfunded under the Code and shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

16.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld, including: (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations, or such greater amount up to the maximum statutory withholding rate under applicable law as applicable to such Grantee, if such other greater amount would not result in adverse financial accounting treatment as determined by the Committee. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

16.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

16.5.	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.6.	Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

~~16.9.~~	~~Clawback Events.~~

16.9.	Company Policies.

Awards under the Plan shall be subject to the Company’s policies and procedures governing the issuance or holding of Stock as in effect from time to time, including, without limitation, its insider trading policy, stock ownership guidelines and clawback policy. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company from time to time, pursuant to any such law, government regulation, stock exchange listing requirement or otherwise) and the Committee, in its sole and exclusive discretion, may require that any Grantee reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.

16.10.	Beneficiary Designation.

In accordance with procedures adopted by the Committee from time to time, a Grantee may designate a beneficiary to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the Grantee’s death. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee’s lifetime. A beneficiary, legal representative, or other person claiming any rights under the Plan shall be subject to all terms and conditions of the Plan, any applicable Award Agreement, and to any other conditions deemed appropriate by the Committee. In the absence of any such beneficiary designation, a Grantee’s unexercised Awards, or amounts due but remaining unpaid to such Grantee, at the Grantee’s death, shall be exercised or paid as designated by the Grantee by will or by the laws of descent and distribution.

16.11.	Section 409A.

It is intended that each Award either be exempt from the requirements of Section 409A or will comply (in form and operation) with Section 409A so that compensation deferred under an applicable Award (and any applicable earnings) will not be included in income under Section 409A. Any ambiguities in this Plan will be construed to affect the intent as described in this Section 16.11. Unless the Committee provides otherwise in an Award Agreement, each Award shall be paid in full to the Grantee no later than the fifteenth (15th) day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement will satisfy the written documentation requirement of Section 409A either directly or by incorporation by reference to other documents. Notwithstanding any contrary provision in the Plan or Award Agreement, each Award that is subject to Section 409A and that is payable under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service shall be delayed for the first six (6) months following such specified employee’s separation from service (or, if earlier, the date of death of the specified employee) and shall instead commence (in a manner set forth in the Award Agreement) upon expiration of such delay period. The Company shall have no liability to a Grantee or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to interest or penalties with respect to Section 409A, responsibility for payment of such penalties shall rest solely with the Grantee and not with the Company. The Company does not make any representation to any Grantee as to the tax consequences of any Awards made pursuant to this Plan, and the Company shall have no liability or other obligation to indemnify or hold harmless the Grantee or any beneficiary for any tax, additional tax, interest or penalties that the Grantee or any beneficiary may incur as a result of the grant, vesting, exercise or settlement of an Award under this Plan. For purposes of Section 409A, each payment in a series of payments made under the Plan or any Award will be treated as a separate payment.

16.12. Establishment of Sub-Plans.

The Committee may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for participants based outside of the United States and/or subject to the laws of countries other than the United States, including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Committee. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Committee’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Committee deems necessary or desirable and will be deemed to be part of the Plan but will apply only to participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Committee); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase number of shares available for issuance under the Plan.

17.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

17.1.	Performance Awards.

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 17.3) over a performance period established by the Committee in its discretion.

17.2.	[RESERVED].

17.3.	Performance Awards Qualifying as Performance-Based Compensation.

If and to the extent that the Committee grants a Performance Award to a Grantee, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established, objective performance goals and other terms set forth in this Section 17.3. A Performance Award may, but need not, also require the completion of a specified period of employment or other service with the Company or its Affiliates.

17.3.1. Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 17.3. ~~Performance goals shall be objective. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.~~ The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

17.3.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards, including but not limited to, the following: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, a Standard & Poor’s stock index; (3) net revenues; (4) net income; (5) earnings per share; (6) income from operations; (7) operating margin; (8) gross profit; (9) gross margin; (10) pretax earnings; (11) earnings before interest expense, taxes, depreciation and amortization; (12) return on equity; (13) return on capital; (14) return on investment; (15) return on assets; (16) working capital; (17) free cash flow; and (18) ratio of debt to stockholders’ equity.

17.3.3. Timing for Establishing Performance Goals.

Performance goals shall be established in writing by the Committee not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards~~, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal and provided that it is established at or before twenty-five percent (25%) of the performance period has elapsed.~~ or at such other date as may be determined by the Committee.

17.3.4. Adjustment of Performance-Based Compensation.

The Committee may provide in any Award that any evaluation of achievement of performance goals may, among other things, include or exclude any of the following events that occur during or otherwise impact a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs or other corporate transactions, (e) extraordinary and/or nonrecurring items as described in the Company’s financial statements or notes thereto and/or in management’s discussion and analysis of financial condition and results of operations, and in any case appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, ~~and~~ (g) foreign exchange gains and losses~~.~~ and (h) such other exclusions or adjustments as the Committee specifies at the time the Award is granted. Performance Awards ~~that are intended to qualify as performance-based compensation~~ may ~~not~~ be adjusted ~~upward; however, the Committee shall retain the discretion to adjust such Awards downward,~~ either on a formula or discretionary basis, or any combination, as the Committee determines.

17.3.5. Settlement of Performance Awards; Other Terms.

Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, ~~reduce (but not~~ increase~~)~~ or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

17.3.6. Committee Certification.

The Committee must certify ~~in writing~~ prior to payment of, or other event that results in the inclusion of income (for example, the vesting of Restricted Stock) from, the related compensation that the performance goals and any other material terms were in fact satisfied. ~~Approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.~~

17.3.7. Annual Share Limits.

Section 4 sets forth the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted pursuant to the Plan in any calendar year to any one Service Provider. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock that may be granted to any one Service Provider under a Performance Award, other than an Option or Stock Appreciation Right, in any calendar year shall be ~~1~~2.0 million.

17.4.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and the achievement of performance goals relating to Performance Awards shall be made in writing. The Committee may delegate any responsibility relating to such Performance Awards to the extent permitted by the Company’s certificate of incorporation and bylaws and applicable law.

17.5.	Status of Section 17.3 Awards Under Section 162(m) of the Code.

Notwithstanding anything in the Plan to the contrary, the Committee shall administer any Awards in effect on November 2, 2017 which qualify as “performance-based compensation” under Section 162(m) of the Code, as amended the by Tax Cuts and Jobs Act (the “TCJA”), in accordance with the “grandfathering” transition rules applicable to written binding contracts in effect on November 2, 2017 and shall have the discretion to amend the Plan to conform to the TCJA, all without obtaining further approval from the Company’s shareholders (unless otherwise required by applicable law). Further, this amended and restated Plan is not intended, and shall not be deemed as amending, any such Awards to the extent it would result in the loss of deductibility under the TCJA’s “grandfathering” rules under Section 162(m) of the Code.

Appendix B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement refers to “currency neutral net revenue” and “adjusted operating income,” which are considered non-GAAP financial measures, as defined by SEC Regulation G. We have provided below a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with GAAP. We believe these non-GAAP financial measures may be useful in evaluating our financial information and comparing year-over-year performance, and we have incorporated this measure into certain of our executive compensation programs. However, these measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

For purposes of this Proxy Statement, we define currency neutral net revenue as our reported net revenues, adjusted to exclude the impact of changes in foreign currency exchange rates as compared with the foreign currency exchange rates used in our initial annual operating plan. The following table provides a numerical reconciliation of currency neutral net revenue to net revenues (in millions):

Year Ended March 31, 2023
Net revenues (GAAP)	$5,904
Add: Foreign exchange losses	$83
Currency neutral net revenue (Non-GAAP)	$5,987

For purposes of this Proxy Statement, we define adjusted operating income as our reported income from operations, adjusted to exclude the impact of certain specified items for purposes of evaluating performance against compensation targets, including, as applicable, the impact of certain goodwill impairment charges, the impact of restructuring and other related charges, litigation related expenses, changes in foreign currency exchange rates as compared with the foreign currency exchange rates used in our initial annual operating plan and charges related to the write-down of our accounts receivable asset due to customer bankruptcies. The following table provides a numerical reconciliation of adjusted operating income to income from operations (in millions):

Year Ended March 31, 2023
Income from operations (GAAP)	$284
Add: Foreign exchange losses	$13
Add: Charges related to the write-down of accounts receivable due to customer bankruptcies	$6
Add: Litigation related expenses	$27
Adjusted operating income (Non-GAAP)	$330

B-1

UNDER ARMOUR, INC.

ATTN: CORPORATE SECRETARY

1020 HULL STREET

BALTIMORE, MARYLAND 21230

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UAA2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17894-P94938                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNDER ARMOUR, INC.					For	Withhold	For All	To withhold authority to vote for any individual
					All	All	Except	nominee(s), mark “For All Except” and write the
								number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
					☐	☐	☐

1.	Election of Directors

Nominees:

01)	Kevin A. Plank	06)	David W. Gibbs					The Board of Directors recommends you vote FOR proposals 4 and 5:		For	Against	Abstain
02)	Douglas E. Coltharp	07)	Karen W. Katz
03)	Jerri L. DeVard	08)	Stephanie C. Linnartz							☐	☐	☐
04)	Mohamed A. El-Erian	09)	Eric T. Olson					4.	To approve the Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan to increase the number of shares of Class C Common Stock reserved for issuance, among other changes.
05)	Carolyn N. Everson	10)	Patrick W. Whitesell

The Board of Directors recommends you vote FOR proposal 2:					For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of executives as disclosed in the “Executive Compensation” section of the proxy statement, including the Compensation Discussion and Analysis and tables.				☐	☐	☐	5.	Ratification of appointment of independent registered public accounting firm for the fiscal year ending March 31, 2024.	☐	☐	☐
The Board of Directors recommends 1 YEAR for proposal 3:				1 Year	2 Years	3 Years	Abstain	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

3.	To recommend, by a non-binding advisory vote, the frequency of future advisory votes on executive compensation.			☐	☐	☐	☐

					Yes	No

Please indicate if you plan to virtually attend this meeting.					☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Under Armour, Inc.’s Fiscal Year 2023 Annual Report are

available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V17895-P94938

UNDER ARMOUR, INC.

Annual Meeting of Stockholders

August 29, 2023 10:00 AM Eastern Time

This proxy is solicited by the Board of Directors

CLASS A COMMON STOCK

The undersigned hereby appoints Kevin A. Plank and Mehri F. Shadman, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class A Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour, Inc. to be held on August 29, 2023, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

This proxy will be voted as directed. If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2, for “ONE YEAR” for Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 5.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

UNDER ARMOUR, INC.

ATTN: CORPORATE SECRETARY

1020 HULL STREET

BALTIMORE, MARYLAND 21230

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UAA2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17896-P94938                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNDER ARMOUR, INC.					For	Withhold	For All	To withhold authority to vote for any individual
					All	All	Except	nominee(s), mark “For All Except” and write the
								number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
					☐	☐	☐

1.	Election of Directors

Nominees:

01)	Kevin A. Plank	06)	David W. Gibbs					The Board of Directors recommends you vote FOR proposals 4 and 5:		For	Against	Abstain
02)	Douglas E. Coltharp	07)	Karen W. Katz
03)	Jerri L. DeVard	08)	Stephanie C. Linnartz							☐	☐	☐
04)	Mohamed A. El-Erian	09)	Eric T. Olson					4.	To approve the Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan to increase the number of shares of Class C Common Stock reserved for issuance, among other changes.
05)	Carolyn N. Everson	10)	Patrick W. Whitesell

The Board of Directors recommends you vote FOR proposal 2:					For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of executives as disclosed in the “Executive Compensation” section of the proxy statement, including the Compensation Discussion and Analysis and tables.				☐	☐	☐	5.	Ratification of appointment of independent registered public accounting firm for the fiscal year ending March 31, 2024.	☐	☐	☐
The Board of Directors recommends 1 YEAR for proposal 3:				1 Year	2 Years	3 Years	Abstain	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

3.	To recommend, by a non-binding advisory vote, the frequency of future advisory votes on executive compensation.			☐	☐	☐	☐

					Yes	No

Please indicate if you plan to virtually attend this meeting.					☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Under Armour, Inc.’s Fiscal Year 2023 Annual Report are

available at www.proxyvote.com.

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V17897-P94938

UNDER ARMOUR, INC.

Annual Meeting of Stockholders

August 29, 2023 10:00 AM Eastern Time

This proxy is solicited by the Board of Directors

CLASS B COMMON STOCK

The undersigned hereby appoints Kevin A. Plank and Mehri F. Shadman, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class B Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour, Inc. to be held on August 29, 2023, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

This proxy will be voted as directed. If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2, for “ONE YEAR” for Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 5.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side